Filed Pursuant to Rule 424(b)3
Registration No. 333-123864
PROSPECTUS
WARP Technology Holdings, Inc.
35,024,757 shares of Common Stock
     The Common Stock offered by this prospectus involves a high degree of risk. You should carefully consider the “Risk Factors” beginning on page 8 in determining whether to purchase the Common Stock.

     The selling stockholders identified in this prospectus are offering these shares of Common Stock. The selling stockholders may sell their shares from time to time for their own account at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, or at negotiated prices. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.
     We will not receive any of the proceeds from the resale of the shares. We agreed to bear substantially all of the expenses in connection with the registration and resale of the shares (other than selling commissions).
     For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” on page 52.
     WARP Technology’s Common Stock is quoted on the OTC Bulletin Board under the symbol WARP. On March 14, 2006, the last sale price of the Common Stock on the OTC Bulletin Board was $1.50 per share.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.
     Prospective investors should rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with information that is different.
     Neither the delivery of this prospectus, nor any sale of the shares, shall create any implication that the information in this prospectus is correct after the date hereof.
The date of this prospectus is March 29, 2006

PROSPECTUS SUMMARY
     This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our Common Stock. You should read carefully the entire prospectus, including the “Risk Factors” section, before making a decision to invest in our Common Stock.
     Our Company
     Warp Technology Holdings, Inc. (collectively with its subsidiaries, the “Company”), operating under the name Halo Technology Holdings, is a Nevada corporation with its principal executive office in Greenwich, Connecticut.
     The Company is a holding company whose subsidiaries operate enterprise software and information technology businesses. In addition to holding its existing subsidiaries, the Company’s strategy is to pursue acquisitions of businesses which either complement the Company’s existing businesses or expand the industries in which the Company operates. The Company’s current subsidiaries include Gupta Technologies, LLC, Warp Solutions, Inc., Kenosia Corporation, DAVID Corporation, Process Software, ProfitKey International, Foresight Software, Inc. and Empagio, Inc.
     On January 31, 2005, the Company completed the acquisition of Gupta Technologies, LLC (together with its subsidiaries, “Gupta”). Gupta is now a wholly owned subsidiary of the Company, and Gupta’s wholly owned subsidiaries, Gupta Technologies GmbH, a German corporation, and Gupta Technologies Ltd., a U.K. company, have become indirect subsidiaries of the Company.
     Gupta develops, markets and supports software products that enable software programmers to create enterprise class applications, operating on either the Microsoft Windows or Linux operating systems that are used in large and small businesses and governmental entities around the world. Gupta’s products include a popular database application and a well-known set of application development tools. The relational database product allows companies to manage data closer to the customer, where capturing and organizing information is becoming increasingly critical. This product is designed for applications being deployed in situations where there are little or no technical resources to support and administer databases or applications.
     Gupta recently released its Linux product line. Compatible with its existing Microsoft Windows-based product line, the Linux line of products will enable developers to write one application to run in both Microsoft Windows and Linux operating systems.
     Gupta has headquarters in California, and has a regional office in Munich and sales offices in London and Paris.
     Warp Solutions, Inc. (“Warp Solutions”) a wholly owned subsidiary of the Company, produces a series of application acceleration products that improve the speed and efficiency of transactions and information requests that are processed over the internet and intranet network systems. The subsidiary’s suite of software products and technologies are designed to accelerate network applications, reduce network congestion, and reduce the cost of expensive server deployments for enterprises engaged in high volume network activities.
     On July 6, 2005 the Company purchased Kenosia Corporation (“Kenosia”). Kenosia is a software company whose products include its DataAlchemy product line. DataAlchemy is a sales and marketing analytics platform that is utilized by global companies to drive retail sales and profits through timely and effective analysis of transactional data. Kenosia’s installed customers span a wide range of industries, including consumer packaged goods, entertainment, pharmaceutical, automotive, spirits, wine and beer, brokers and retailers.
     On October 26, 2005, the Company completed the acquisition of Tesseract Corporation and four other software companies, DAVID Corporation, Process Software, ProfitKey International, and Foresight Software, Inc.
     Tesseract Corporation (“Tesseract”), headquartered in San Francisco, is a total HR solutions provider offering an integrated Web-enabled HRMS suite. Tesseract’s Web-based solution suite allows HR users, employees and external service providers to communicate securely and electronically in real time. The integrated nature of the system allows for easy access to data and a higher level of accuracy for internal reporting, assessment and external data interface. Tesseract’s customer base includes corporations operating in a diverse range of industries, including financial services, transportation, utilities, insurance, manufacturing, petroleum, retail, and pharmaceuticals.

     DAVID Corporation is a pioneer in Risk Management Information Systems. DAVID Corporation offers client/server-based products to companies that provide their own workers’ compensation and liability insurance. Many of DAVID Corporation’s clients have been using its products for 10 years or longer.
     Process Software develops infrastructure software solutions for mission-critical environments, including industry-leading TCP/IP stacks, an Internet messaging product suite, and an anti-spam software subscription service to large enterprises worldwide.
     ProfitKey International develops and markets integrated manufacturing software and information control systems for make-to-order and make-to-stock manufacturers. ProfitKey’s offering includes a suite of e-business solutions that includes customer, supplier and sales portals. ProfitKey’s highly integrated system emphasizes online scheduling, capacity management, and cost management.
     Foresight Software, Inc. provides client/server Enterprise Resource Planning and Customer Relationship Management software to global organizations that depend on customer service operations for critical market differentiation and competitive advantage. Foresight’s software products and services enable customers to deliver superior customer service while achieving maximum profitability.
     On January 13, 2006, the Company completed the acquisition of Empagio, Inc. (“Empagio”). Empagio survived the merger and is now a wholly-owned subsidiary of the Company. Empagio is a human resources management software company. Its signature product is its SymphonyHR hosted software solution which automates HR procedures and reduces paperwork, ranging from payroll to benefits administration. The Company has merged Tesseract into Empagio.
     On December 23, 2005, the Company entered into an agreement and plan of merger to acquire InfoNow Corporation (“InfoNow”). InfoNow is a public enterprise software company, headquartered in Denver, Colorado. InfoNow provides channel visibility and channel management solutions, in the form of software and services to companies that sell their products through complex networks of distributors, dealers, resellers, retailers, agents or branches (i.e. “channel partners”). Companies use InfoNow’s software and services to collaborate with their channel partners to create demand, increase revenues, lower operating costs and maximize the return on investment of their channel strategies. InfoNow’s clients are generally companies with extensive channel partner networks, and include companies such as Apple, Hewlett-Packard, Juniper Networks, NEC Display Solutions of America, The Hartford, Visa, and Wachovia Corporation. The merger with InfoNow is expected to close in the fourth quarter of fiscal 2006.
     On January 30, 2006, the Company entered into a merger agreement with Executive Consultants, Inc., a Maryland corporation (“ECI”). On March 1, 2006, the closing occurred under the merger agreement, and ECI became a wholly-owned subsidiary of the Company. The Company will merge ECI with Empagio. The acquisition of ECI’s clients is intended to enhance Empagio’s human resources software offerings.
     On March 14, 2006, the Company entered into an Agreement and Plan of Merger to acquire Unify Corporation (“Unify”) in a transaction valued at approximately $20.6 million. Unify provides business automation solutions, including market leading applications for the alternative risk insurance market. Upon completion of the merger, Unify will become a wholly-owned subsidiary of the Company. The Unify Business Solutions division will work closely with the Company’s Gupta subsidiary, a leading producer of embeddable databases and enterprise application development tools, who together will have more than 7,000 worldwide customers and a broad offering of Java, J2EE and relational database products. Unify’s Insurance Risk Management Division will work closely with the Company’s David Corporation subsidiary, a leading claims software provider with a large customer base in the alternative risk market. The merger, which is subject to approval by shareholders of Unify and to a number of other closing conditions, is expected to close in the summer of 2006.
     As used in this prospectus, “we,” “us,” “our”, “WARP”, and the “Company” refer to WARP Technology Holdings, Inc., a Nevada corporation, and its wholly owned (direct and indirect) subsidiaries.
     Our principal executive offices are located at 200 Railroad Avenue, Greenwich, CT 06830 and our telephone number is (203) 422-2950.
     Common Stock Offered
     We have authorized 150,000,000 shares of common stock, par value $0.00001 (“Common Stock”). We are registering for resale on behalf of the selling stockholders 35,024,757 shares of our Common Stock issuable from time to time to the selling stockholders under the circumstances described under the heading “Issuance of Preferred Stock and Warrants to Selling Stockholders” on page 54. The proceeds from the sale of the Common Stock offered by this prospectus are solely for the account of the selling stockholders. We will not receive any proceeds from the sale of these shares. We may receive cash proceeds from the exercise of warrants entitling the selling stockholders to purchase 17,266,375 shares of our Common Stock at an exercises prices ranging from $1.25 per share to $4.75 per share. The Company cannot anticipate whether any warrants will be exercised. If all warrants held by the selling stockholders are exercised, we will receive up to $22,637,969 in proceeds. We anticipate that any proceeds from the exercise of warrants by the selling stockholders will be used for working capital and other general corporate purposes. Pending the application of any proceeds from the exercise of warrants, if any, by the selling stockholders, we expect to invest the proceeds in short-term, interest-bearing, investment-grade securities.
     Risk Factors
     You should carefully consider all of the information contained in this prospectus before making an investment in our Common Stock. In particular, you should consider the risk factors described under “Risk Factors” below.
SUMMARY CONSOLIDATED FINANCIAL DATA
     You should review the financial information and the consolidated financial statements of the Company for the fiscal year ended June 30, 2005 and for the three and six months ended December 31, 2005 included in this prospectus beginning at page F-1. In addition, this information should be read in conjunction with (i) the financial statements for Tesseract Corporation for the years ended June 30, 2005 and June 30, 2004 included in this prospectus at page F-61, (ii) financial statements of Process Software, LLC and Affiliates (consisting of David Corporation, ProfitKey International, LLC, Foresight Software, Inc. and Process Software, LLC) for the years ended June 30, 2005 and June 30, 2004 included in this prospectus at page F-76 and (iii) the pro forma information for the Company, including notes describing various adjustments, included in this prospectus at page F-94.
RISK FACTORS
     From time to time, information provided by us or statements made by our employees may contain “forward-looking” information involving risks and uncertainties. In particular, statements contained in this prospectus that concern future operating results or other statements using words such as “anticipate,” “believe,” “could,” “estimate,” “intend,” “may,” “plan,” “project,” “should” or “will” constitute forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Our actual results of operations and financial condition have varied in the past and may in the future vary significantly from those stated in any forward-looking statements. Factors that may cause such differences include, without limitation, the risks, uncertainties and other information discussed below. Each of these factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. We do not assume any obligation to update any forward-looking statement we make.
     Any investment in our Common Stock involves a high degree of risk. Prospective purchasers of the Common Stock offered by this prospectus should carefully consider the following Risk Factors in addition to the other information appearing in this prospectus before you decide to buy the Common Stock. Additional risks and uncertainties not currently known to us or that we do not currently deem material may also become important factors that may harm our business. If any of the following risks actually occur, our business, financial condition or results of operations would likely suffer, the trading price of our Common Stock would probably decline, and you may lose all or part of the money you paid to buy our Common Stock.
Risk Factors Relating to the Company
We Have a Limited Operating History
     The Company has a limited operating history. Such limited operating history makes it more difficult to predict whether or not we will be successful in the future. Our future financial and operational success is subject to the risks, uncertainties, expenses, delays and difficulties associated with managing a new business, many of which may be beyond our control. In addition, the Company competes in a relatively new market known as the information technology market. Because this market rapidly evolves, companies competing in it may face many uncertainties. Our success will depend on many factors, including those described in this Risk Factors section.
We Have a History of Losses and May Need Additional Financing
     We have experienced operating losses, as well as net losses, for each of the years during which we have operated.
     The Company has incurred recurring operating losses since its inception. As December 31, 2005, the Company had an accumulated deficit of approximately $70,953,000.

     Conditions may arise, including potential risks described herein, that may require the Company to raise additional funds for its working capital needs and to continue to execute the requirements of its business plan. If these conditions arise, there can be no assurance that the Company will be successful in its efforts to raise sufficient capital.
     If we achieve profitability, we cannot give any assurance that we would be able to sustain or increase profitability on a quarterly or annual basis in the future. Furthermore, the Company intends to pursue opportunities to acquire other businesses, and may need to raise capital in order to pursue such acquisitions.
     Similarly, in the future, we may not generate sufficient revenue from operations to pay our operating expenses. If we fail to generate sufficient cash from operations to pay these expenses, our management will need to identify other sources of funds. We may not be able to borrow money or issue more shares of Common Stock or Preferred Stock to meet our cash needs. Even if we can complete such transactions, they may not be on terms that are favorable or reasonable from our perspective. As a result, you may lose your entire investment.
     We May Not Be Able to Borrow Funds
     There currently are no legal limitations on our ability to borrow funds to increase the amount of capital available to us to carry out our business plan. However, our limited resources and limited operating history may make it difficult to borrow additional funds. The amount and nature of any such borrowings would depend on numerous considerations, including our capital requirements, our perceived ability to meet debt service on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought, would be available on terms deemed to be commercially acceptable by us and in our best interest.
     On August 2, 2005, the Company entered into a credit agreement (as amended, the “Fortress Credit Agreement”), between the Company, the Subsidiaries of the Company listed in Schedule 1 thereto, Fortress Credit Corp. as original lender (together with any additional lenders, the “Fortress Lenders”), and Fortress Credit Corp. as agent (the “Fortress Agent”) pursuant to which the Company may borrow up to $50 million. The Company initially borrowed $10 million, the proceeds of which were used to pay off prior [Senior Secured Notes] and a portion of the Company’s subordinated indebtedness. On October 26, 2005, in connection with the acquisitions of five enterprise software companies, the Company entered into Amendment Agreement with Fortress amending the Fortress Credit Agreement. Under the Amendment, the Fortress Lenders made an additional loan of $15,000,000 under the credit facility. There can be no assurance that the Company will be able to borrow further amounts under the Fortress Credit Agreement. Future borrowings are subject to the satisfaction of various conditions precedent, including lender approval of the use of further borrowings.
     The Fortress Credit Agreement contains numerous financial and operating covenants. There can be no assurance that the Company will be able to comply with these covenants, and failure to meet such covenants or the failure of the lenders to agree to amend or waive compliance with covenants that the Company does not meet would result in a default under the Fortress Credit Agreement. Moreover, the Company’s subordinated debt incorporates the covenants and default provisions of the Fortress Credit Agreement. Any material default that is not amended or waived under any of these agreements will result in a default under most or all of the Company’s financing arrangements.
Rapidly Changing Markets
     The markets for our products are characterized by:
•	rapidly changing technologies;

•	evolving and competing industry standards;

•	changing customer needs;

•	frequent new product introductions and enhancements;

•	increased integration with other functions; and

•	rapid product obsolescence.
     To develop new products for our target markets, we must develop, gain access to and use leading technologies in a cost-effective and timely manner and continue to expand our technical and design expertise. In addition, we must maintain close working relationships with key customers and potential customers in order to develop new products that meet their changing needs.
Rapidly Changing Technology

     The Company may not be able to identify new product opportunities successfully, develop and bring to market new products, achieve design wins or respond effectively to new technological changes or product announcements by its competitors. In addition, we may not be successful in developing or using new technologies or in developing new products or product enhancements that achieve market acceptance. Our pursuit of necessary technological advances may require substantial time and expense. Failure in any of these areas could harm our operating results.
Our Ability to Compete Successfully Will Depend, In Part, On Our Ability to Protect Our Intellectual Property Rights
     The Company relies on a combination of patent, trade secrets, copyrights, nondisclosure agreements and other contractual provisions and technical measures to protect its intellectual property rights. Policing unauthorized use of our products, however, is difficult, especially in foreign countries. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation could result in substantial costs and diversion of resources and could harm our business, operating results and financial condition regardless of the outcome of the litigation. In addition, there can be no assurance that the courts will enforce the contractual arrangements which the Company has entered into to protect its intellectual property rights. Our operating results could be harmed by any failure to protect our intellectual property rights.
Competition
     The Company’s subsidiaries are engaged in businesses which are highly competitive and we expect significant competition for our technologies. Many of our competitors, for example, IBM, Microsoft, and Oracle (with respect to Gupta’s business) and Cisco Systems, Inc. (with respect to Warp Solutions), have been in business for a number of years, have established customer bases, are larger, and have greater financial resources than the Company. There can be no assurance as to the degree to which we will be able to successfully compete in our industry.
Development of Products
     The Company’s subsidiaries are currently developing new products, as well as new applications of existing products. There can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction or marketing of our products, or that our new or enhanced products will adequately meet the requirements of our current or prospective customers. Any failure by the Company or its subsidiaries to successfully design, develop, test and introduce such new products, or the failure of the Company’s recently introduced products to achieve market acceptance, could prevent us from maintaining existing customer relationships, gaining new customers or expanding our markets and could have a material adverse effect on our business, financial condition and results of operations.
We are Dependent On Key Personnel
     Our future success depends in part on the continued service of our key design engineering, sales, marketing and executive personnel and our ability to identify, recruit and retain additional personnel. At the date of this report, there were four employment agreements between the Company and its executive officers.
Managing Growth and Expansion
     The Company is currently anticipating a period of growth as a result of its recent marketing and sales efforts. The resulting strain on our managerial, operational, financial and other resources could be significant. Success in managing this expansion and growth will depend, in part, upon the ability of senior management to manage effectively. Any failure to manage the anticipated growth and expansion could have a material adverse effect on our business.
We Expect to Pay No Cash Dividends
     We presently do not expect to pay cash dividends in the foreseeable future. The payment of cash dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any cash dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any cash dividends in the foreseeable future.
Indemnification of Officers and Directors

     Our Articles of Incorporation provide for the indemnification of our officers and directors to the fullest extent permitted by the laws of the State of Nevada and the federal securities laws. It is possible that the indemnification obligations imposed under these provisions could result in a charge against our earnings and thereby affect the availability of funds for other uses.
Our Company Is Subject to Certain Legal Proceedings Which Could Be Material
     On May 6, 2005, the Company received notice of a demand for arbitration before the American Arbitration Association from attorneys representing Michael Liss, a former employee of the Company who had the title Chief Operating Officer. Mr. Liss disputes the circumstances surrounding the termination of his employment and claims that he is entitled to severance benefits, other compensation and damages totaling approximately $187,000 in addition to attorneys fees and statutory damages. The Company believes that Mr. Liss’s claim is without merit and intends to vigorously defend itself. However, there is no assurance that the Company will prevail in this proceeding. In the event that the Company loses this matter, and the arbitrator awards Mr. Liss all claimed damages, such a result could have a material adverse effect on the Company. The arbitrator has scheduled a hearing in this matter for March 21 and 22, 2006.
Our Common Stock Is Subject To “Penny Stock” Restrictions Under Federal Securities Laws, Which Could Reduce The Liquidity Of Our Common Stock
     The Securities and Exchange Commission has adopted regulations, which generally define penny stocks to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. On March 14, 2006, the closing price for our Common Stock, as quoted on the OTC Bulletin Board, was $1.50 per share and therefore, our Common Stock is designated a “Penny Stock.” As a penny stock, our Common Stock may become subject to Rule 15g-9 under the Exchange Act or the Penny Stock Rules. These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities Exchange Act of 1934, as amended. These rules impose additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.
     The rules may further affect the ability of owners of our shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.
     For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.
     The penny stock restrictions will no longer apply to our Common Stock if we become listed on a national exchange. In any event, even if our Common Stock were exempt from the penny stock restrictions, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Securities and Exchange Commission the authority to restrict any person from participating in a distribution of penny stock, if the Securities and Exchange Commission finds that such a restriction would be in the public interest.
Risk Factors Related to Acquisition Strategy
Growth and Acquisition Risks
     One of the Company’s primary strategies is to pursue the acquisition of other companies or assets that either complement or expand its existing business. The Company completed the acquisition of Gupta in January 2005, the acquisition of Kenosia in July 2005, and the acquisition of Tesseract and four other software companies, DAVID Corporation, Process Software, ProfitKey International, and Foresight Software, Inc. in October 2005. In addition, the Company completed the acquisition of Empagio in January 2006 and ECI in March 2006, and has entered into agreements for the acquisition of InfoNow and Unify. These acquisitions are expected to close in the fourth quarter of Fiscal 2006. The Company has also had preliminary acquisition discussions with, or has evaluated the potential acquisition of, several other companies. However, the Company is unable to predict the likelihood or timing of a material acquisition being completed in the future.
     The Company anticipates that one or more potential acquisition opportunities, including those that would be material, may become available in the near future. If and when appropriate acquisition opportunities become available, the Company intends to pursue them actively. There can be no assurance that the Company will be able to profitably manage the addition of Kenosia, Tesseract, DAVID Corporation, ProfitKey International, LLC, Foresight Software, Inc., Process Software, LLC, Empagio, ECI, InfoNow and Unify or that it will be able to identify, acquire or profitably manage additional companies or successfully integrate such additional companies into its operations without substantial costs, delays or other problems. In addition, there can be no assurance that any companies acquired will be profitable at the time of their acquisition or will achieve sales and profitability that justify the investment therein. Acquisitions may involve a number of special risks, including adverse effects on the Company’s reported operating results, diversion of management’s attention, dependence on retention and hiring of key personnel, and risks associated with unanticipated problems or legal liabilities, some or all of which could have a material adverse effect on the Company’s operations and financial performance. The expansion of the Company’s operations, whether through acquisitions or internal growth, may place substantial burdens on the Company’s management resources and financial controls. There is no assurance that the increasing burdens on the Company’s management resources and financial controls will not have an adverse effect on the Company’s operations.
We May Not Be Able To Finance Future Acquisitions
     We seek to use shares of our Common Stock to finance a portion of the consideration for acquisitions. If our Common Stock does not maintain a sufficient market value or the owners of businesses we may seek to acquire are otherwise unwilling to accept shares of Common Stock as part of the consideration for the sale of their businesses, we may be required to use more of our cash resources in order to implement our acquisition strategy. If we have insufficient cash resources, our ability to pursue acquisitions could be limited unless we are able to obtain additional funds through debt or equity financing. Our ability to obtain debt financing may be constrained by existing or future loan covenants, the satisfaction of which may be dependent upon our ability to raise additional equity capital through either offerings for cash or the issuance of stock as consideration for acquisitions. We cannot assure you that our cash resources will be sufficient, or that other financing will be available on terms we find acceptable. If we are unable to obtain sufficient financing, we may be unable to implement fully our acquisition strategy.
Additional Risk Factors Related to the Business of our Operating Subsidiaries
Financial Results May Vary Significantly from Quarter to Quarter
     The Company’s operating results have varied significantly from quarter to quarter at times in the past and may continue to vary significantly from quarter to quarter in the future due to a variety of factors. Many of these factors are outside of our control. These factors include:
•	fluctuations in demand for the Company’s products, upgrades to the Company’s products, or services;

•	fluctuations in demand for the Company’s products due to the potential deteriorating economic conditions of the Company’s customer base;

•	seasonality of purchases and the timing of product sales and shipments;

•	unexpected delays in introducing new products and services or improvements to existing products and services;

•	new product releases, licensing models or pricing policies by the Company’s competitors;

•	acquisitions or mergers involving the Company’s competitors or customers;

•	impact of changes to the Company’s product distribution strategy and pricing policies;

•	lack of order backlog;

•	loss of a significant customer or distributor;

•	changes in purchasing and/or payment practices by the Company’s distributors or other customers;

•	a reduction in the number of independent software vendors (“ISVs”), who embed the Company’s products, or value-added resellers (or “VARs”), who sell and deploy the Company’s products;

•	changes in the mix of domestic and international sales;

•	impact of changes to the Company’s geographic investment levels and business models;

•	gains or losses associated with discontinued operations; and

•	changes in the Company’s business plan or strategy.
     The Company’s revenue growth and profitability depend on the overall demand for the Company’s products and services, which in turn depends on general economic and business conditions. The nature and extent of the effect of the current economic climate on the Company’s ability to sell its products and services is uncertain. A softening of demand for the Company’s products and services caused by weakening of the economy may result in decreased revenues or lower growth rates. There can be no assurance that we will be able to effectively promote revenue growth rates in all economic conditions.
     Significant portions of the Company’s expenses are not variable in the short term and cannot be quickly reduced to respond to decreases in revenues. Therefore, if the Company’s revenues are below expectations, the Company’s operating results are likely to be adversely and disproportionately affected. In addition, the Company may change its prices, modify its distribution strategy and policies, accelerate its investment in research and development, sales or marketing efforts in response to competitive pressures or pursue new market opportunities. Any one of these activities may further limit the Company’s ability to adjust spending in response to revenue fluctuations.
Seasonality May Contribute to Fluctuations in the Company’s Quarterly Operating Results
     The Company’s business has experienced seasonal customer buying patterns with relatively weaker demand in the quarters ending June 30 and September 30. We believe that this pattern may continue.
The Company Currently Operates Without a Backlog
     The Company generally operates with virtually no order backlog because the Company’s software products are shipped and revenue is recognized shortly after orders are received. This lack of backlog makes product revenues in any quarter substantially dependent on orders booked and shipped throughout that quarter.
Our Efforts to Develop and Maintain Brand Awareness of The Company Products May Not be Successful
     Brand awareness is important given competition in the markets where the Company operates. We are aware of other companies that use similar product names in order to promote their competing products and services, including but not limited to services to port the Company’s customers’ applications to other database’s and/or programming languages or development suites. We expect that it may be difficult or impossible to prevent third-party usage of the Company’s or its operating subsidiaries’ names and our products names and variations of these names for competing goods and services. Competitors or others who use marks similar to the Company brand names may cause confusion among actual and potential customers, which could prevent the Company from achieving significant brand recognition. If we fail to promote and maintain the the Company brand or incur significant related expenses, the Company’s business, operating results and financial condition could be materially adversely affected.
The Company must succeed in the Cross Platform Application Development Market if it is to Realize the Expected Benefits of its Linux Development
     The Company’s long-term strategic plan for its Gupta subsidiary depends upon the successful development and introduction of products and solutions that address the needs of cross platform development of applications targeting both Microsoft Windows and Linux operating systems. In order for the Company to succeed in these markets, it must implement strategies and products to ensure single-source code line compatibility on both platforms and provide a Web services model that is capable of consuming both J2EE and .Net Web services consistently on both the Microsoft Windows and Linux platforms. This will require focusing a significant portion of the Company’s resources on product development.
     The challenges involved include the following:
•	coordinating software development operations in a rapid and efficient manner to ensure timely release of products to market;

•	combining product offerings and support services quickly and effectively;

•	successfully managing difficulties associated with transitioning current customers to new technologies;

•	demonstrating to the Company customers the new technology will provide greater integration throughout the enterprise; and

•	creating key alliances.

     In addition, the Company’s success in these markets will depend on several factors, many of which are outside the Company’s control including:
•	General adoption of Web services as the preferred method of integrating data and applications; and

•	The Company’s ability to position itself as a premier provider of cross platform application development tools for integrating enterprise data and information.
     If we are unable to succeed in this market, the Company’s business may be harmed and we may be prevented from realizing the anticipated benefits of the Company’s cross platform strategy.
The Company May Face Problems in Connection With Contractual or Licensing Arrangements
     The Company is a party to certain offshore development, consulting, and services agreements, pursuant to which the Company receives quality assurance testing and certain enhancements to the Company’s products. The Company’s product development plans are dependent on maintaining similar arrangements in the future. There is no assurance that such contractual arrangements will continue to be available on economically beneficial terms.
     In addition, the Company has licensed technology from and entered into a services agreements with other software development companies. The licensed technology and services enhance the Company’s products, and assist in the design, development, testing and deployment of certain of the Company’s software products. We cannot be certain that the market acceptance or demand for these new products will meet our expectations.
The Company May Face Problems in Connection With Product Line Expansion
     In the future, the Company may acquire, license or develop additional products. Future product line expansion may require the Company to modify or expand its business. If the Company is unable to fully integrate new products with its existing operations, the Company may not receive the intended benefits of such product line expansion. We cannot be certain that the market acceptance or demand for these new products will meet our expectations.
A Small Number of Distributors Account For a Significant Percentage of The Company’s Billings
     The loss of a major distributor, changes in a distributor’s payment practices, changes in the financial stability of a major distributor or any reduction in orders by such distributor, including reductions due to market or competitive conditions combined with the potential inability to replace the distributor on a timely basis, or any modifications to our pricing or distribution channel strategy could materially adversely affect the Company’s business, operating results and financial condition. Many of the Company’s ISVs, VARs and end users place their orders through distributors. A relatively small number of distributors have accounted for a significant percentage of the Company’s revenues. The loss of one or more significant distributors, unless it was offset by the attraction of sufficient new customers, could have a material adverse impact on the business of the Company. The Company expects it will continue to depend on a limited number of distributors for a significant portion of its revenues in future periods and the loss of a significant distributor could have a material adverse impact on the Company. The Company’s distributors have not agreed to any minimum order requirements.
The Company Depends on an Indirect Sales Channel
     The Company’s failure to grow its indirect sales channel or the loss of a significant number of members of its indirect channel partners would have a material adverse effect on the Company’s business, financial condition and operating results. The Company derives a substantial portion of its revenues from indirect sales through a channel consisting of independent software vendors, value-added resellers, systems integrators, consultants and distributors. The Company’s sales channel could be adversely affected by a number of factors including:
•	the emergence of a new platform resulting in the failure of independent software vendors to develop and the failure of value-added resellers to sell the Company’s products based on the Company’s supported platforms;

•	pressures placed on the sales channel to sell competing products;

•	The Company’s failure to adequately support the sales channel;

•	consolidation of certain of the Company’s indirect channel partners;

•	competing product lines offered by certain of the Company’s indirect channel partners; and

•	business model or licensing model changes of the Company’s channel partners or their competitors.

     We cannot be certain the Company will be able to continue to attract additional indirect channel partners or retain its current channel partners. In addition, we cannot be certain that the Company’s competitors will not attempt to recruit certain of the Company’s current or future channel partners. This may have an adverse effect on the Company’s ability to attract and retain channel partners.
The Company May Not Be Able to Develop Strategic Relationships
     The Company’s current collaborative relationships may not prove to be beneficial to us, and they may not be sustained. We may not be able to enter into successful new strategic relationships in the future, which could have a material adverse effect on the Company’s business, operating results and financial condition. From time to time, the Company has collaborated with other companies in areas such as product development, marketing, distribution and implementation. However, many of the Company’s current and potential strategic relationships are with either actual or potential competitors. In addition, many of the Company’s current relationships are informal or, if written, terminable with little or no notice.
The Company Depends on Third-Party Technology in Its Products
     The Company relies upon certain software that it licenses from third parties, including software integrated with the Company’s internally developed software and used in the Company’s products to perform key functions. These third-party software licenses may not continue to be available to the Company on commercially reasonable terms. In addition, some of the Company’s software components have been licensed from the open source community. The loss of, or inability to maintain or obtain any of these software licenses, could result in shipment delays or reductions until the Company develops, identifies, licenses and integrates equivalent software. Any delay in product development or shipment could damage the Company’s business, operating results and financial condition.
We May be Unable to Protect The Company’s Intellectual Property and Proprietary Rights
     The Company’s success depends to a significant degree upon our ability to protect the Company’s software and other proprietary technology. We rely primarily on a combination of patent, copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect the Company’s proprietary rights. However, these measures afford us only limited protection. Furthermore, the Company uses third-party service providers in India for some of its development and the laws of India do not protect proprietary rights to the same extent as the laws of the United States. In addition, the Company relies in part on “shrink wrap” and “click wrap” licenses that are not signed by the end user and, therefore, may be unenforceable under the laws of certain jurisdictions. Therefore, our efforts to protect the Company’s intellectual property may not be adequate. We cannot be certain that others will not develop technologies that are similar or superior to the Company’s technology or design around the copyrights and trade secrets owned by the Company. Unauthorized parties may attempt to copy aspects of the Company’s products or to obtain and use information we regard as proprietary. Although we believe software piracy may be a problem, we are unable to determine the extent to which piracy of the Company’s software products occurs. In addition, portions of the Company’s source code are developed in foreign countries with laws that do not protect our proprietary rights to the same extent as the laws of the United States.
     We may be subjected to claims of intellectual property infringement by third parties as the number of products and competitors in the Company’s industry segment continues to grow and the functionality of products in different industry segments increasingly overlaps. Additionally, the fact that some of the Company’s software components have been licensed from the open source community may expose us to increased risk of infringement claims by third parties. Any infringement claims, with or without merit, could be time-consuming, result in costly litigation, divert management attention and resources, cause product shipment delays or the loss or deferral of sales or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. In the event of a successful claim of intellectual property infringement against the Company, should we fail or be unable to either license the technology or similar technology or develop alternative technology on a timely basis, the Company’s business, operating results and financial condition could be materially adversely affected.
The Company Must Adapt to Rapid Technological Change
     The Company’s future success will depend upon its ability to continue to enhance its current products and to develop and introduce new products on a timely basis that keep pace with technological developments and new industry standards and satisfy increasingly sophisticated customer requirements. Rapid technological change, frequent new product introductions and enhancements, uncertain product life cycles, changes in customer demands and evolving industry standards characterize the market for the Company’s products. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. As a result of the complexities inherent in client/server and Web computing environments and in data and application integration solutions, new products and product enhancements can require long development and testing periods. As a result, significant delays in the general availability of such new releases or significant problems in the installation or implementation of such new releases could have a material adverse effect on the Company’s business, operating results and financial condition. The Company has experienced delays in the past in the release of new products and new product enhancements. The Company may not be successful in:
•	developing and marketing, on a timely and cost-effective basis, new products or new product enhancements that respond to technological change, evolving industry standards or customer requirements;

•	avoiding difficulties that could delay or prevent the successful development, introduction or marketing of these products; or

•	achieving market acceptance for its new products and product enhancements.
The Company’s Software May Contain Errors or Defects
     Errors or defects in the Company’s products may result in loss of revenues or delay in market acceptance, and could materially adversely affect the Company’s business, operating results and financial condition. Software products such as the Company’s may contain errors, sometimes called “bugs,” particularly when first introduced or when new versions or enhancements are released. From time to time, the Company discovers software errors in certain of its new products after their introduction. Despite testing, current versions, new versions or enhancements of the Company’s products may still have errors after commencement of commercial shipments. Product errors can put us at a competitive disadvantage and can be costly and time-consuming to correct.
The Company May Become Subject to Product or Professional Services Liability Claims
     A product or professional services liability claim, whether or not successful, could damage the Company’s reputation and business, operating results and financial condition. The Company’s license and service agreements with its customers typically contain provisions designed to limit the Company’s exposure to potential product or service liability claims. However, these contract provisions may not preclude all potential claims. Product or professional services liability claims could require us to spend significant time and money in litigation or to pay significant damages.
The Company Competes with Microsoft while Simultaneously Supporting Microsoft Technologies
     The Company currently competes with Microsoft in the market for application development tools and data management products while simultaneously maintaining a working relationship with Microsoft. Microsoft has a longer operating history, a larger installed base of customers and substantially greater financial, distribution, marketing and technical resources than the Company. As a result, the Company may not be able to compete effectively with Microsoft now or in the future, and the Company’s business, operating results and financial condition may be materially adversely affected.
     We expect that Microsoft’s commitment to and presence in the application development and data management products market will substantially increase competitive pressures. We believe that Microsoft will continue to incorporate SQL Server database technology into its operating system software and certain of its server software offerings, possibly at no additional cost to its users. We believe that Microsoft will also continue to enhance its SQL Server database technology and that Microsoft will continue to invest in various sales and marketing programs involving certain of the Company’s channel partners.
     We believe the Company must maintain a working relationship with Microsoft to achieve success. Many of the Company’s customers use Microsoft-based operating platforms. Thus it is critical to the Company’s success that the Company’s products be closely integrated with Microsoft technologies. Notwithstanding the Company’s historical and current support of Microsoft platforms, Microsoft may in the future promote technologies and standards more directly competitive with or not compatible with the Company’s technology.
The Company Faces Significant Competition From Other Companies
     The Company encounters competition for its embedded database products primarily from large, public companies, including Microsoft, Oracle, Sybase, IBM, Progress, Pervasive Software, and Borland. In particular, Sybase’s small memory footprint database software product, Adaptive Server Anywhere, and Microsoft’s product, SQL Server, directly compete with the Company’s products. There is also competitive pressures for application development tools from Microsoft Visual Studio, SYBASE PowerBuilder and Borland Delphi and Kylix. And, because there are relatively low barriers to entry in the software market, the Company may encounter additional competition from other established or emerging companies providing database products based on existing, new or open-source technologies.
     Open-source software, which is an emerging trend in the software marketplace, may impact the Company’s business as interest, demand and use increases in the database segment and poses a challenge to the Company’s business model, including recent efforts by proponents of open-source software to convince governments worldwide to mandate the use of open-source software in their purchase and deployments of software products. Firms adopting the open-source software model typically provide customers software produced by loosely associated groups of unpaid programmers and made available for license to end users at nominal cost, and earn revenue on complementary services and products, without having to bear the full costs of research and development for the open-source software. Because the present demand for open-source database software is largely concentrated in major corporations, the Company’s embedded database business has not been adversely affected to date. However, it is likely that increased adoption of Linux will drive heightened interest in other more mature software categories such as database and certain business applications. To the extent competing open-source software products gain increasing market acceptance, sales of the Company’s products may decline, the Company may have to reduce prices it charges for its products, and the Company’s revenue and operating margins may decline. Mass adoption of open source databases in the SME market could have a material adverse impact on the Company’s database business.
     Application service providers (ASPs) may enter the Company’s market and could cause a change in revenue models from licensing of client/server and Web-based applications to renting applications. The Company’s competitors may be more successful than it is in adopting these revenue models and capturing related market share.
     In addition, the Company competes or may compete against database vendors that currently offer, or may develop, products with functionalities that compete with the Company’s solutions. These products typically operate specifically with these competitors’ proprietary databases. Such competitors include IBM, Microsoft and Oracle. Competition also comes in the form of custom code, where potential customers have sufficient internal technical resources to develop solutions in-house without the aid of the Company’s products or those of its competitors.
     Most of the Company’s competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, significantly greater name recognition and a larger installed base of customers. In addition, some competitors have demonstrated willingness to, or may willingly in the future, incur substantial losses as a result of deeply discounted product offerings or aggressive marketing campaigns. As a result, the Company’s competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of competitive products, than we can. There is also a substantial risk that changes in licensing models or announcements of competing products by competitors such as Microsoft, Oracle, Sybase, IBM, Progress, MySQL, or others could result in the cancellation of customer orders in anticipation of the introduction of such new licensing models or products. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address customer needs which may limit the Company’s ability to sell its products through particular partners. Accordingly, new competitors or alliances among, or consolidations of, current and new competitors may emerge and rapidly gain significant market share in the Company’s current or anticipated markets. We also expect that competition will increase as a result of software industry consolidation. Increased competition is likely to result in price reductions, fewer customer orders, reduced margins and loss of market share, any of which could materially adversely affect the Company’s business. We cannot be certain the Company will be able to compete successfully against current and future competitors or that the competitive pressures the Company faces will not materially adversely affect the Company’s business, operating results and financial condition.
The Company is Susceptible to a Shift in the Market for Client/Server Applications toward Server based thin client or Web-Based Applications
     The Company has derived substantially all of its historical application development tool and embedded database product revenues from the use of its products in client/server applications. The Company expects to rely on continued market demand for client/server applications indefinitely. However, we believe market demand may shift from client/server applications to server based solutions using Citrix or similar technology or, Web-based applications. If so, this shift could occur before the Company’s product line has achieved market acceptance for use in Web-based applications. In addition, we cannot be certain that the Company’s existing client/server developers will migrate to Web-based applications and continue to use the Company’s products or that other developers of Web-based applications would select the Company’s data management products. Further, this shift could result in a change in revenue models from licensing of client/server and Web-based applications to renting of applications from application service providers. A decrease in client/server application sales coupled with an inability to derive revenues from the Web-based application market could have a material adverse effect on the Company’s business, operating results and financial condition.
The Company Depends on International Sales and Operations
     We anticipate that for the foreseeable future the Company will derive a significant portion of its revenues from sources outside North America. In the year ended June 30, 2005, the Company derived more than 60% of its revenues outside North America. The Company’s international operations are generally subject to a number of risks. These risks include:

•	foreign laws and business practices favoring local competition;

•	dependence on local channel partners;

•	compliance with multiple, conflicting and changing government laws and regulations;

•	longer sales cycles;

•	greater difficulty or delay in collecting payments from customers;

•	difficulties in staffing and managing foreign operations;

•	foreign currency exchange rate fluctuations and the associated effects on product demand and timing of payment;

•	increased tax rates in certain foreign countries;

•	difficulties with financial reporting in foreign countries;

•	quality control of certain development, translation or localization activities; and

•	political and economic instability.
     The Company may expand or modify its operations internationally. Despite the Company’s efforts, it may not be able to expand or modify its operations internationally in a timely and cost-effective manner. Such an outcome would limit or eliminate any sales growth internationally, which in turn would materially adversely affect the Company’s business, operating results and financial condition. Even if the Company successfully expands or modifies its international operations, the Company may be unable to maintain or increase international market demand for its products.
     We expect the Company’s international operations will continue to place financial and administrative demands on us, including operational complexity associated with international facilities, administrative burdens associated with managing relationships with foreign partners, and treasury functions to manage foreign currency risks and collections.
Fluctuations in the Relative Value of Foreign Currencies Can Affect The Company’s Business
     To date, the majority of the Company’s transactions have been denominated in U.S. dollars. The majority of the Company’s international operating expenses and substantially all of its international sales have been denominated in currencies other than the U.S. dollar. Therefore, the Company’s operating results may be adversely affected by changes in the value of the U.S. dollar. Certain of the Company’s international sales are denominated in U.S. dollars, especially in Europe. Any strengthening of the U.S. dollar against the currencies of countries where the Company sells products denominated in U.S. dollars will increase the relative cost of the Company’s products and could negatively impact its sales in those countries. To the extent the Company’s international operations expand or are modified, our exposure to exchange rate fluctuations may increase. Although these transactions have not resulted in material gains and losses to date, similar transactions could have a damaging effect on the Company’s business, results of operations or financial condition in future periods.
The Company Must Continue to Hire and Retain Skilled Personnel
     The Company’s success depends in large part on its ability to attract, motivate and retain highly skilled employees on a timely basis, particularly executive management, sales and marketing personnel, software engineers and other senior personnel. The Company’s efforts to attract and retain highly skilled employees could be harmed by its past or any future workforce reductions. The Company’s failure to attract and retain the highly trained technical personnel who are essential to its product development, marketing, service and support teams may limit the rate at which the Company can generate revenue and develop new products or product enhancements. This could have a material adverse effect on the Company’s business, operating results and financial condition.
WARP TECHNOLOGY HOLDINGS, INC.
Historical Background
     The Company was incorporated in the State of Nevada on June 26, 2000 under the name Abbott Mines, Ltd. to engage in the acquisition and exploration of mining properties. The Company obtained an interest in one mining property with mining claims on land located near Vancouver in British Columbia, Canada. To finance its exploration activities, the Company completed a public offering of its Common Stock, par value $.00001 per share, on March 14, 2001 and listed its Common Stock on the OTC Bulletin Board on July 3, 2001. The Company conducted its exploration program on the mining property and the results did not warrant further mining activity. The Company then attempted to locate other properties for exploration but was unable to do so.
The Acquisition of Warp Solutions

     On May 24, 2002, the Company and Warp Solutions closed a share exchange transaction (the “Warp Solutions Share Exchange”) pursuant to a share exchange agreement dated as of May 16, 2002, by and among the Company, Carlo Civelli, Mike Muzylowski, Warp Solutions, Karl Douglas, John Gnip and related sellers. Following the closing of the Warp Solutions Share Exchange, Warp Solutions became a subsidiary of the Company and the operations of Warp Solutions became the sole operations of the Company.
     Subsequent to the closing of the Warp Solutions Share Exchange, the Company ceased all mineral exploration activities and the sole operations of the Company were the operations of its subsidiary, Warp Solutions.
The Upstream Merger and Name Change
     On August 19, 2002, the Board of Directors of the Company authorized and approved the upstream merger of WARP Technology Holdings, Inc., a wholly owned subsidiary of the Company which had no operations, with and into the Company pursuant to Chapter 92A of the Nevada Revised Statutes. The upstream merger became effective on August 21, 2002, when the Company filed Articles of Merger with the Nevada Secretary of State. In connection with the upstream merger, and as authorized by Section 92A.180 of the Nevada Revised Statutes, the Company changed its name from Abbott Mines Ltd. to WARP Technology Holdings, Inc.
The Acquisition of Spider Software, Inc.
     On January 10, 2003, the Company, through its wholly-owned subsidiary 6043577 Canada Inc., acquired one hundred percent (100%) of the issued and outstanding capital stock of Spider Software, Inc. (“Spider”), a privately held Canadian corporation, through a share exchange transaction pursuant to a Share Exchange Agreement (the “Spider Exchange Agreement”) dated as of December 13, 2002. Pursuant to the Spider Exchange Agreement the Spider shareholders were issued 1,500,000 shares of the preferred stock of 6043577 Canada Inc., and the Company forgave outstanding Spider promissory notes of approximately $262,000, all in exchange for one hundred percent (100%) of the issued and outstanding capital stock of Spider. The Company owns 100% of the voting common stock of 6043577 Canada Inc. The preferred stock of 6043577 Canada Inc. has no voting rights or other preferences but is convertible on a 100 for 1 basis into the Common Stock of the Company. As a result, following the closing, Spider became a wholly-owned subsidiary of 6043577 Canada Inc. and thereby an indirect, wholly-owned subsidiary of the Company.
Acquisition of Gupta Technologies, LLC
     On January 31, 2005, the Company completed the acquisition of Gupta Technologies, LLC and its wholly-owned subsidiaries Gupta Technologies GmbH, a German company, Gupta Technologies Ltd., a U.K. company, and Gupta Technologies S.A. de C.V., a Mexican company (collectively referred to herein as “Gupta”). The acquisition of Gupta was made pursuant to a Membership Interest Purchase Agreement (as amended, the “Gupta Agreement”) between the Company and Gupta Holdings, LLC.
     Under the Gupta Agreement, the total purchase price was $21,000,000, excluding transaction costs, of which the Company delivered $15,750,000 in cash on or before the closing. The remainder of the purchase price was paid in equity and debt securities issued or provided by the Company with the terms described herein. As a result, following the closing, Gupta became a wholly-owned subsidiary of the Company.
Acquisition of Kenosia Corporation
     On July 6, 2005 the Company purchased Kenosia, a software company whose products include its DataAlchemy product line. DataAlchemy is a sales and marketing analytics platform that is utilized by global companies to drive retail sales and profits through timely and effective analysis of transactional data. Kenosia’s installed customers span a wide range of industries, including consumer packaged goods, entertainment, pharmaceutical, automotive, spirits, wine and beer, brokers and retailers. The purchase price paid for Kenosia was $1,800,000 (net of a working capital adjustment).
Acquisition of Five Enterprise Software Companies
     On October 26, 2005, the Company completed the acquisition of Tesseract and four other companies; DAVID Corporation, Process Software, ProfitKey International, and Foresight Software, Inc. (collectively “Process and Affiliates”).
     Tesseract, headquartered in San Francisco, is a total HR solutions provider offering an integrated Web-enabled HRMS suite. Tesseract’s Web-based solution suite allows HR users, employees and external service providers to communicate securely and electronically in real time. The integrated nature of the system allows for easy access to data and a higher level of accuracy for internal reporting, assessment and external data interface. Tesseract’s customer base includes corporations operating in a diverse range of industries, including financial services, transportation, utilities, insurance, manufacturing, petroleum, retail, and pharmaceuticals.
     DAVID Corporation is a pioneer in Risk Management Information Systems. DAVID Corporation offers client/server-based products to companies that provide their own workers’ compensation and liability insurance. Many of DAVID Corporation’s clients have been using its products for 10 years or longer.
     Process Software develops infrastructure software solutions for mission-critical environments, including industry-leading TCP/IP stacks, an Internet messaging product suite, and an anti-spam software subscription service to large enterprises worldwide. With a loyal customer base of over 5,000 organizations, including Global 2000 and Fortune 1000 companies, Process Software has earned a strong reputation for meeting the stringent reliability and performance requirements of enterprise networks.
     ProfitKey International develops and markets integrated manufacturing software and information control systems for make-to-order and make-to-stock manufacturers. ProfitKey’s offering includes a suite of e-business solutions that includes customer, supplier and sales portals. ProfitKey’s highly integrated system emphasizes online scheduling, capacity management, and cost management.
     Foresight Software, Inc. provides client/server Enterprise Resource Planning and Customer Relationship Management software to global organizations that depend on customer service operations for critical market differentiation and competitive advantage. Foresight’s software products and services enable customers to deliver superior customer service while achieving maximum profitability.
     The purchase price for the acquisition of DAVID Corporation, Process Software, ProfitKey International, and Foresight Software was an aggregate of $12,000,000, which the Company paid in cash. Under the merger agreement for the acquisition of Tesseract (the “Tesseract Merger Agreement”), the merger consideration consisted of (i) $4,500,000 in cash which was paid at closing, (ii) 7,045,454 shares of Series D Preferred Stock of the Company, and (iii) $1,750,000 payable no later than March 31, 2006 and evidenced by a promissory note to Platinum Equity, LLC (the “Platinum Promissory Note”). Additionally, the Company is required to pay a working capital adjustment of $1,000,000. Since this amount was not paid by November 30, 2005, Platinum Equity, LLC (“Platinum”), the seller of Tesseract, has the option to convert the working capital adjustment into up to 1,818,181 shares of Series D Preferred Stock. To date, the Platinum has not elected to do so. Furthermore, since the working capital adjustment was not paid by November 30, 2005, the Company must pay Platinum a monthly transaction advisory fee of $50,000 per month, commencing December 1, 2005. At December 31, 2005, the Company accrued $50,000 of such fees.
     Under the Tesseract Merger Agreement, Platinum agrees to retain 909,091 shares of Series D Preferred Stock delivered as part of the merger consideration. If the Platinum Promissory Note is paid on or before March 31, 2006, Platinum will return for cancellation, without additional consideration from the Company, 909,091 shares of Series D Preferred Stock to the Company.
     The Tesseract Merger Agreement further provides that the rights, preferences and privileges of the Series D Preferred Stock will adjust to equal the rights, preferences and privileges of the next round of financing if such financing is a “Qualified Equity Offering”. Under the Tesseract Merger Agreement, a Qualified Equity Offering is defined as an equity financing (i) greater than $5,000,000, (ii) not consummated with any affiliate of the Company, and (iii) the securities issued in such equity financing are equal or senior in liquidation and dividend preference to the Series D Preferred Stock. If the Company’s next round of equity financing is not a Qualified Equity Offering, the shares of the Series D Preferred Stock will convert at the option of Platinum into the terms of the offering, or maintain the terms of the Series D Preferred Stock. In addition, the Series D Stock may be converted into Common Stock at the election of the holder.
Acquisition of Empagio
     The Company entered into a merger agreement dated December 19, 2005, to acquire Empagio. On January 13, 2006, the closing occurred under the merger agreement and Empagio is now a wholly-owned subsidiary of the Company. The merger consideration consisted of 1,438,455 shares of Common Stock. Based on the closing price of the Company’s Common Stock on the day of the closing, the total purchase price was $1,869,992, subject to adjustment.
     Empagio is a human resources management software company. Its signature product is its SymphonyHR hosted software solution which automates HR procedures and reduces paperwork, ranging from payroll to benefits administration. The

Company intends to integrate Empagio with additional HR solutions already within its portfolio to create a premier human resources management solutions provider.
Agreement to Acquire InfoNow
     On December 23, 2005, the Company entered into an agreement and plan of merger with InfoNow (the “InfoNow Merger Agreement”) in a transaction valued at $7.2 million. Upon the closing under the InfoNow Merger Agreement, InfoNow will become a wholly-owned subsidiary of the Company.
     InfoNow is a public enterprise software company, headquarted in Denver, Colorado. InfoNow provides channel visibility and channel management solutions, in the form of software and services, to companies that sell their products through complex networks of distributors, dealers, resellers, retailers, agents or branches (i.e., “channel partners”). Companies use InfoNow’s software and services to collaborate with their channel partners to create demand, increase revenues, lower operating costs and maximize the return on investment of their channel strategies. InfoNow’s clients are generally companies with extensive channel partner networks, and include companies such as Apple, Hewlett-Packard, Juniper Networks, NEC Display Solutions of America, The Hartford, Visa, and Wachovia Corporation.
     Under the terms of the InfoNow Merger Agreement, which was approved by both companies’ boards of directors, each share of InfoNow’s common stock outstanding immediately prior to the merger will be converted into the right to receive approximately $0.71 in a combination of cash and Common Stock of Warp.
     In addition, each InfoNow common stock option outstanding at the closing with an exercise price less than $0.71 per share will be converted into the right to receive cash and Warp Common Stock to the extent that the approximately $0.71 per share merger consideration exceeds the applicable exercise price. The amount of cash and Warp’s Common Stock to be issued in respect of the outstanding in-the-money stock options as described above will be calculated based upon the relative proportions of the cash and Warp Common Stock issued in the merger in respect of the outstanding Warp Common Stock.
     The Company will also issue a contingent value right (a “CVR”) in respect of each share of Warp Common Stock issued in the merger. The CVRs will be payable on the 18-month anniversary of the closing date, and will entitle each holder thereof to an additional cash payment if the trading price of Warp’s Common Stock (based on a 20-day average) is less than the average closing price for the twenty consecutive trading days ending two trading days prior to the closing of the merger (the “HALO Conversion Price”). The CVRs will expire prior to the 18-month payment date if during any consecutive 45-day trading period during that time when the volume of Warp’s Common Stock is not less than 200,000 per day, the stock price is 175% of the HALO Conversion Price.
     Consummation of the InfoNow transaction is subject to several closing conditions, including, among others, approval by a majority of InfoNow’s common shares entitled to vote thereon, negotiation of the final terms of the CVR agreement and the effectiveness of a registration statement on Form S-4 to be filed by the Company, registering the shares of Warp Common Stock and related CVRs to be issued in the merger. In addition, the InfoNow Merger Agreement contains certain termination rights allowing InfoNow, the Company or both parties to terminate the agreement upon the occurrence of certain conditions, including the failure to consummate the merger by July 31, 2006.
Acquisition of ECI
     On January 30, 2006, the Company entered into a merger agreement with ECI (the “ECI Merger Agreement”). On March 1, 2006, the closing occurred under the ECI Merger Agreement, and ECI will become a wholly owned subsidiary of the Company. The total merger consideration for all of the equity interests in ECI was $603,571 in cash and cash equivalents and 330,668 shares of the Company’s Common Stock (with a value of $558,829 at the closing price of the Company’s Common Stock), subject to adjustment based on the Net Working Capital (as defined in the ECI Merger Agreement) on the closing date. ECI will be merged with Empagio. The acquisition of ECI’s clients will enhance Empagio’s human resources software offerings.
Agreement to Acquire Unify
     On March 14, 2006, the Company entered into an Agreement and Plan of Merger (the “Unify Merger Agreement”) with Unify Corporation (“Unify”) in a transaction valued at approximately $20.6 million.
     Unify provides business automation solutions, including market leading applications for the alternative risk insurance market. Upon completion of the merger, Unify will become a wholly-owned subsidiary of the Company. The Unify Business Solutions division will work closely with the Company’s Gupta subsidiary, a leading producer of embeddable databases and enterprise application development tools, who together will have more than 7,000 worldwide customers and a broad offering of Java, J2EE and relational database products. Unify’s Insurance Risk Management Division will work closely with the Company’s David Corporation subsidiary, a leading claims software provider with a large customer base in the alternative risk market.
     In connection with the Unify Merger Agreement, two shareholders of Unify representing approximately thirty-three percent (33%) of outstanding voting rights of Unify have executed voting agreements which, subject to limited exceptions, require these stockholders to vote their Unify shares in favor of the Merger.
     Under the terms of the Unify Merger Agreement, which was approved by the boards of directors of each of the Company and Unify, each share of Unify’s common stock outstanding immediately prior to the merger will be converted into the right to receive 0.437 shares of common stock of the Company (the “Exchange Ratio”). The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.
     In addition, each outstanding option to purchase shares of common stock of Unify that has an exercise price of less than $1.00 per share shall become and represent an option to purchase the number of shares of the Company’s common stock (rounded down to the nearest full share) determined by multiplying (X) the number of shares of Unify common stock subject to the option immediately prior to the effective time of the Merger by (Y) the Exchange Ratio, at an exercise price per share of the Company’s common stock equal to the result of dividing (A) the exercise price of the Unify option by (B) the Exchange Ratio, and rounding the result up to the nearest tenth of one cent. All other outstanding options to purchase Unify common stock shall be cancelled at the effective time of the Merger. The Company options issued in substitution of Unify options shall contain substantially the same terms and conditions as the applicable Unify options.
     Each outstanding warrant to purchase shares of common stock of Unify shall become and represent a warrant to purchase the number of shares of the Company’s common stock (rounded down to the nearest full share) determined by multiplying (X) the number of shares of Unify common stock subject to the warrant immediately prior to the effective time of the merger by (Y) the Exchange Ratio. The exercise price for the Company’s shares issuable upon exercise of the Company warrants issued in replacement of the Unify warrants shall be $1.836 per share. The Company warrants issued in substitution of Unify warrants shall contain substantially the same terms and conditions as the applicable Unify warrants.
     Consummation of the merger is subject to several closing conditions, including, among others, approval by a majority of Unify’s common shares entitled to vote thereon, holders of less than ten percent (10%) of Unify’s outstanding common stock exercising appraisal or dissenter’s rights, the Company receiving a new equity investment of at least $2.0 million, the Company converting certain of its outstanding convertible debt into common stock, no material adverse change in the business or condition of either company prior to the effective time of the merger, and the effectiveness of a registration statement on Form S-4 to be filed by the Company registering the shares of common stock to be issued in the merger. In addition, the Unify Merger Agreement contains certain termination rights allowing Unify, the Company or both parties to terminate the agreement upon the occurrence of certain conditions, including the failure to consummate the merger by September 30, 2006.
Business of the Company
     The Company is a holding company whose subsidiaries operate enterprise software and information technology businesses. In addition to holding its existing subsidiaries, the Company’s strategy is to pursue acquisitions of businesses, which either complement the Company’s existing businesses or expand the industries in which the Company operates.

Gupta Business
     Gupta develops, markets and supports software products that enable software programmers to create enterprise class applications, operating on either the Microsoft Windows or Linux operating systems that are used in large and small businesses and governmental entities around the world. Applications developed using Gupta products are used in mission-critical processes in thousands of businesses worldwide. Everyday, people rely on Gupta products when filling a prescription at their local pharmacy, banking online, shipping a package, riding a train, or shopping at a convenience store. Businesses rely on Gupta products to run their manufacturing operations, track their finances and organize their data.
     Gupta’s flagship products, Team Developer and SQLBase, are specifically designed to meet the demands for enterprise performance and functionality combined with low total cost of ownership. SQLBase is a low/zero-administration relational database that features a high level of security with more than one million copies in use worldwide. It is ideal for rich client applications and environments where it is impractical to have a database administrator. Team Developer is used by over 10,000 developers worldwide and offers an object-oriented, 4GL toolset with built-in version control, customizable coding environment, and native connectivity to most popular databases. It can be used by a single developer or by large teams to develop robust applications in a managed environment. Gupta’s primary customers are independent software vendors (ISVs), value-added resellers (VARs), systems integrators and corporate IT departments.
     While Gupta products can be used independently with other tools and databases, the majority of Gupta’s customers use them in conjunction with each other to develop business applications. A typical customer uses Team Developer to create a software application for a business solution, with SQLBase as the embedded database, and deploys that application within their organization (a corporate user), or sells the application as a proprietary product (ISVs and VARs).
     Gupta sells its products using a traditional software licensing model. Developers buy Team Developer licenses by the seat. SQLBase licenses are sold as either a single workstation version or a multi-user server version on a per seat basis. Gupta additionally offers maintenance and support contracts that allow customers to receive product upgrades and telephone support on an annual basis.
     Gupta in its present form originated in February 2001 when Platinum, a private equity firm in Los Angeles, California, acquired certain assets and liabilities from Centura Software Corporation (“Centura”). These assets and liabilities related principally to the SQLBase and Team Developer product lines and included all rights to the intellectual property, the working capital, fixed assets, contracts, and operating subsidiaries that supported these products. Gupta also hired certain employees from Centura to support the development, sales, technical support, and administration of the acquired assets. Originally founded in 1983 as Plum Computers, Inc., the entity became Gupta Technologies, Inc. in 1984, then Gupta Corporation in 1992, then Centura Software Corporation in 1996. Gupta is a limited liability company formed under the laws of the State of Delaware. In January 2005, Gupta was acquired from Gupta Holdings, LLC, a wholly owned subsidiary of Platinum, by the Company.
     Gupta is based in Redwood Shores, California with offices in Munich, London, and Paris. It has over 1,000 customers in over 50 countries.
Warp Solutions Business
     In addition to the Gupta businesses, the Company operates in the United States, Canada and the U.K. through its subsidiaries, Warp Solutions, a Delaware corporation, Warp Solutions, Ltd., a U.K. corporation, 6043577 Canada, Inc., a Canadian corporation, and Spider Software, Inc., a Canadian corporation. These subsidiaries are collectively referred to in this prospectus as “Warp Solutions.” Warp Solutions produces a series of application acceleration products that improve the speed and efficiency of transactions and information requests that are processed over the internet and intranet network systems. These products and technologies are designed to accelerate network applications, reduce network congestion, and reduce the cost of expensive server deployments for enterprises engaged in high volume network activities.
     The primary product offered is the SpiderSoftware product, which is a software solution designed to enable caching of pure dynamic content at the web server layer. This product is installed on the web server of an enterprise to allow network administrators to select certain sections of its content to remain dynamic, a feature known as partial page caching.
     The benefits of the SpiderSoftware solution are increased speed, performance, scalability, availability and efficiency of a network infrastructure’s informational and transactional data flow. The primary advantages of the SpiderSoftware solution include highly granular cache control, support for both static and dynamic page caching, partial page caching, database trigger support for dynamic cache management, clustering support, cross platform web administration tool, real-time cache efficiency performance monitoring, automatic image optimization, and support for multiple operating systems including Windows NT, Linux, Solaris, and Unix.
Kenosia Business

     Kenosia is a software company whose products include its DataAlchemy product line. DataAlchemy is a sales and marketing analytics platform that is utilized by global companies to drive retail sales and profits through timely and effective analysis of transactional data. Kenosia’s installed customers span a wide range of industries, including consumer packaged goods, entertainment, pharmaceutical, automotive, spirits, wine and beer, brokers and retailers.
Tesseract Business
     Tesseract, headquartered in San Francisco, is a total HR solutions provider offering an integrated Web-enabled HRMS suite. Tesseract’s Web-based solution suite allows HR users, employees and external service providers to communicate securely and electronically in real time. The integrated nature of the system allows for easy access to data and a higher level of accuracy for internal reporting, assessment and external data interface. Tesseract’s customer base includes corporations operating in a diverse range of industries, including financial services, transportation, utilities, insurance, manufacturing, petroleum, retail, and pharmaceuticals.
David Business
     DAVID is a pioneer in Risk Management Information Systems. DAVID offers client/server-based products to companies that provide their own workers’ compensation and liability insurance. Many of DAVID’s clients have been using its products for 10 years or longer.
Process Business
     Process Software develops infrastructure software solutions for mission-critical environments, including industry-leading TCP/IP stacks, an Internet messaging product suite, and an anti-spam software subscription service to large enterprises worldwide. With a loyal customer base of over 5,000 organizations, including Global 2000 and Fortune 1000 companies, Process Software has earned a strong reputation for meeting the stringent reliability and performance requirements of enterprise networks.
ProfitKey Business
     ProfitKey International develops and markets integrated manufacturing software and information control systems for make-to-order and make-to-stock manufacturers. ProfitKey’s offering includes a suite of e-business solutions that includes customer, supplier and sales portals. ProfitKey’s highly integrated system emphasizes online scheduling, capacity management, and cost management.
Foresight Business
     Foresight provides client/server Enterprise Resource Planning and Customer Relationship Management software to global organizations that depend on customer service operations for critical market differentiation and competitive advantage. Foresight’s software products and services enable customers to deliver superior customer service while achieving maximum profitability.
Empagio Business
     Empagio is a human resources management software company. Its signature product is its SymphonyHR hosted software solution which automates HR procedures and reduces paperwork, ranging from payroll to benefits administration.
     The Company has integrated the operations of Empagio and Tesseract and has merged those entities. The intent is to create a premier human resources management solutions provider. The Company also intends to integrate the operations of ECI and merge ECI into Empagio.
ECI Business
     ECI is a human resource solutions provider. The Company is integrating the business of ECI, including its clients and delivery assets, into its Empagio subsidiary.

Sales and Marketing
     The Company currently uses both indirect and direct sales models, based on geography. In Europe, the Company uses an indirect sales channel relying on VARs and distributors to sell its products to end users. The Company’s sales and marketing team in Europe works directly with its VAR partners to help them market and sell the Company’s products by engaging in joint efforts to meet with their customers, attend their roadshows, provide technical support and training and attending major technology trade events. In North America, the Company relies on direct sales force to sell its products. The Company is currently working on developing an indirect channel in North America. The Company is targeting VARs and ISVs, similar to ones the Company is successfully working with in Europe, to partner with in selling the Company’s products. Throughout Latin America and AsiaPacific, the Company uses an indirect sales model similar to Europe. It is the Company’s intent to increase its marketing activities worldwide in fiscal 2006 to increase the Company brand awareness, attract new partners and customers and generate increased revenues.
Software Product Development
     The Company’s software development effort is based in its North American offices with another 30 full-time contractors based in India. It is the Company’s intent to continue developing enhanced functionality in the Company’s existing products.
Intellectual Property and Proprietary Rights
     We regard certain aspects of the Company’s operations, products and documentation as proprietary. We rely on a combination of patent, copyright, trademark and trade secret laws and other measures to protect our proprietary rights. We also rely on contractual restrictions in the Company’s agreements with customers, employees and others to protect our intellectual property rights. However, in certain foreign countries, effective copyright and trade secret protection may be unavailable or the laws of these other jurisdictions may not protect our proprietary technology rights to the same extent as the laws of the United States. Failure to obtain and/or maintain appropriate patent, copyright or trade secret protection either in the United States or in certain foreign countries, for any reason, may have a material adverse effect on the Company’s business, operating results and financial condition.

     The Company licenses software and technology from third parties, including some competitors, and incorporates them into its own software products, some of which are critical to the operation of the Company’s software.
     The source code for the Company’s software products is protected both as a trade secret and as a copyrighted work. Some of the Company’s customers are beneficiaries of a source code escrow account arrangement which enables the customer to obtain a contingent future limited right to use the Company’s source code solely for the customer’s internal use. If the Company’s source code is accessed, the likelihood of misappropriation or other misuse of the Company’s intellectual property may increase.
     We believe that the Company’s copyrights, trademarks and other proprietary rights do not infringe upon the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against the Company in the future with respect to current or future products or that any such assertion will not require the Company to enter into royalty arrangements or result in litigation.
Competition
     The market for the Company’s products and services is extremely competitive and contains a number of companies that are larger, more established and better financed than the Company. Competitors include Microsoft, Oracle, Sybase, Cisco and many other companies. To the extent that our products or services have a competitive advantage, due to the fact that there are larger, better capitalized companies in the marketplace, there is no assurance that the Company can maintain a competitive position.

Raw Materials
     The Company does not use any raw materials in its business.
Dependence on Major Customers
     The Company has no customer that accounted for more than 10% of the Company’s revenues in fiscal 2004. In fiscal 2005, the Company had one customer that accounted for approximately 15% of the Company’s revenue.
Research and Development
     During fiscal year 2004, the Company spent approximately $812,000 on research and development of its products. During the fiscal year 2005, the Company spent approximately $1,589,000 on research and the development of its products. The pricing of the Company’s products reflects, among other things, the cost of their development as well as the cost of the component parts and applicable license fees.
Personnel
As of June 30, 2005, the Company employed 57 people, including 25 in sales and marketing, 12 in research and development, 5 in technical support and 15 in administration. As of March 1, 2006, the Company employed 234 people, including 50 in sales and marketing, 99 in research and development, 40 in technical support and 45 in administration, all of whom are full-time employees. None of the Company’s employees are covered by a labor union.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION
     The following discussion and analysis provides information that the Company’s management believes is relevant to an assessment and understanding of the Company’s results of operations and financial condition. This discussion is based on, and should be read together with, the Company’s consolidated financial statements, and the notes to such financial statements, which are included in this registration statement.
Recent Accounting Pronouncements
     In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment”, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123 (R) will be effective for the period beginning January 1, 2006. The impact on this new standard, if it had been in effect on the net loss and related per share amounts of our three and six months ended December 31, 2005 and 2004 is disclosed above in Note 2 Summary of Significant Accounting Policies-Stock Based Compensation. We believe the adoption will have an effect on our results of operations.
     On March 29, 2005, the Staff of the Securities and Exchange Commission (SEC or the Staff) issued Staff Accounting Bulletin No. 107, “Share-Based Payment” (SAB 107). Although not altering any conclusions reached in SFAS 123R, SAB 107 provides the views of the Staff regarding the interaction between SFAS 123R and certain SEC rules and regulations and, among other things, provide the Staff’s views regarding the valuation of share-based payment arrangements for public companies. The Company intends to follow the interpretative guidance on share-based payment set forth in SAB 107 during the Company’s adoption of SFAS 123R.

Critical Accounting Policies
     The discussion and analysis of the Company’s financial condition and results of operations is based on the Company’s consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses and disclosure of contingent liabilities.
     On an on-going basis, we evaluate our estimates, including those related to revenue recognition and accounting for intangible assets. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.
     We have identified the accounting policies below as the policies critical to the Company’s business operations and the understanding of the Company’s results of operations. We believe the following critical accounting policies and the related judgments and estimates affect the preparation of the Company’s consolidated financial statements:
Revenue Recognition
     The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) 97-2, Software Revenue Recognition.
     Revenues are derived from the licensing of software, maintenance contracts, training, and other consulting services.
     In arrangements that include rights to multiple software products and/or services, the Company allocates and defers revenue for the undelivered items, based on vendor-specific objective evidence of fair value, and recognizes the difference between the total arrangement fee and the amount deferred for the undelivered items as revenue. In arrangements in which the Company does not have vendor-specific objective evidence of fair value of maintenance, and maintenance is the only undelivered item, the Company recognizes the total arrangement fee ratably over the contractual maintenance term.
     Software license revenues are recognized upon receipt of a purchase order and delivery of software, provided that the license fee is fixed or determinable; no significant production, modification, or customization of the software is required; and collection is considered probable by management. For licensing of Gupta’s software through its indirect sales channel, revenue is recognized when the distributor sells the software to its end-users, including value-added resellers. For licensing of software to independent software vendors, revenue is recognized upon shipment to the independent software vendors.
     Service revenue for maintenance contracts is deferred and recognized ratably over the term of the agreement. Revenue from training and other consulting services is recognized as the related services are performed.
Business Combinations and Deferred Revenue.
     In accordance with business combination accounting, we allocate the purchase price of acquired companies to the tangible and intangible assets acquired, and liabilities assumed, based on their estimated fair values. We engage third-party appraisal firms to assist management in determining the fair values of certain assets acquired and liabilities assumed. Such a valuation requires management to make significant estimates and assumptions, especially with respect to intangible assets and deferred revenue.
     Management makes estimates of fair value based upon assumptions believed to be reasonable. These estimates are based on historical experience and information obtained from the management of the acquired companies and are inherently uncertain. Critical estimates in valuing certain of the intangible assets include but are not limited to: future expected cash flows from license sales, maintenance agreements, consulting contracts, customer contracts and acquired developed technologies and patents; the acquired company’s brand awareness and market position, as well as assumptions about the period of time the acquired brand will continue to be used in the combined company’s product portfolio; and discount rates. Unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or actual results.
     We have acquired several software companies in fiscal 2006, and we plan to make more acquisitions in the future. Acquired deferred revenue is recognized at fair value to the extent it represents a legal obligation assumed by us in accordance with EITF 01-03, “Accounting in a Business Combination for Deferred Revenue of an Acquiree.” Under this guidance, the Company estimates fair values of acquired deferred revenue by adding an approximated normal profit margin to the estimated cost required to fulfill the obligation underlying the deferred revenue. As a result of this valuation, the deferred revenues of the acquired companies normally decrease substantially. In the enterprise software industry, this reduction averages between forty to sixty percent of the original balance. The reduction of the deferred revenue has a negative effect on the recognized revenue until the deferred revenue balance builds up to a normal level of the acquired business. The length of this effect depends on contracts underlying the deferred revenue. As the Company continues to acquire more businesses in the enterprise software industry, the effect of this deferred revenue valuation will have significant effect on the Company’s results of operations.
Product Development Costs
     Product development costs incurred in the process of developing product improvements and enhancements or new products are charged to expense as incurred. Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company’s product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between the completion of the working model and the point at which the product is ready for general release has been insignificant.
Intangible assets and Goodwill
     Intangible assets are primarily comprised of customer relationships, developed technology, trade names and contracts. Goodwill represents acquisition costs in excess of the net assets of businesses acquired. In accordance with SFAS 142, “Goodwill and Other Intangible Assets” goodwill is no longer amortized; instead goodwill is tested for impairment on an annual basis. We assess the impairment of identifiable intangibles and goodwill whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider to be important which could trigger an impairment review include the following:
•	Significant underperformance relative to expected historical or projected future operating results;

•	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

•	Significant negative industry or economic trends.
     When we determine that the carrying value of intangibles and other long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, we record an impairment charge. We measure any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. Trade names are considered to have indefinite life. All other intangibles are being amortized over their estimated useful life of three to ten years.
     We have recorded a significant amount of goodwill on our balance sheet. As of December 31, 2005, goodwill was approximately $29 million, representing approximately 46% of our total assets and approximately 52% of our long-lived assets subject to depreciation, amortization and impairment. In the future, goodwill may increase as a result of additional acquisitions we will make. Goodwill is recorded on the date of acquisition and is reviewed at least annually for impairment. Impairment may result from, among other things, deterioration in the performance of our business, adverse market conditions and a variety of other circumstances. Any future determination requiring the write-off of a significant portion of the goodwill recorded on our balance sheet could have an adverse effect on our financial condition and results of operations.
Stock-Based Compensation
     The Company uses the intrinsic value method to account for stock-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and have adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” Accordingly, no compensation cost has been recognized for fixed stock option grants. Had compensation costs for the Company’s stock option grants been determined based on the fair value at the grant dates for awards under these plans in accordance with SFAS No. 123, the Company’s net loss and loss per share would have been reduced to amounts disclosed in Note 2 to the financial statements under caption “Summary of

Significant Accounting Policies—Stock Based Compensation”. SFAS No. 123 (R) will be effective for the period beginning January 1, 2006. The adoption of this standard will generally result in increased compensation expense as it values any unvested options previously not recognized by APB 25.
Results of Operations
Revenue
     Revenue is derived from the licensing of software, maintenance contracts, training, and other consulting services. License revenue is derived from licensing of our software and third-party software products. Services revenue results from consulting and education services, and maintaining, supporting and providing periodic unspecified upgrades for previously licensed products.
     Total revenue increased by $5.3 million to $5.4 million for the three months ended December 31, 2005 from $107,000 for the three months ended December 31, 2004. Total revenue increased by $8.3 million to $8.6 million for the six months ended December 31, 2005 from $265,000 for the six months ended December 31, 2004. During the twelve months ending June 30, 2005, the Company recognized approximately $5,124,000 of revenues, compared to $882,000 for the twelve months ended June 30, 2004. The total revenue of $5.4 million for the three months ended December 31, 2005 was primarily due to the acquisitions of Gupta, $2.8 million, Kenosia, $183,000, Tesseract, $737,000, and Process and Affiliates, $1.6 million. The total revenue of $8.6 million for the six months ended December 31, 2005 was due to the acquisitions of Gupta, $5.8 million, Kenosia, $468,000, Tesseract, $737,000, and Process and Affiliates, $1.6 million. The increase in revenue during the twelve months ending June 30, 2004 as compared to the twelve months ended June 30, 2004 was due primarily to the acquisition of Gupta, which accounted for approximately $4,781,000 of the fiscal 2005 revenues.
     License revenue increased by $1.4 million to $1.5 million for the three months ended December 31, 2005 from $85,000 for the three months ended December 31, 2004. License revenue increased by $2.6 million to $2.8 million for the six months ended December 31, 2005 from $212,000 for the six months ended December 31, 2004. The total license revenue of $1.5 million for the three months ended December 31, 2005 was primarily due to the acquisitions of Gupta, $1.1 million, and Process and Affiliates, $429,000. The total license revenue of $2.8 million for the six months ended December 31, 2005 was primarily due to the acquisitions of Gupta, $2.3 million, Kenosia, $90,000, and Process and Affiliates, $429,000.
     Services revenue increased by $3.8 million to $3.9 million for the three months ended December 31, 2005 from $21,000 for the three months ended December 31, 2004. Services revenue increased $5.7 million to $5.8 million for the six months ended December 31, 2005 from $53,000 for the six months ended December 31, 2004. The total service revenue increase of $3.9 million for the three months ended December 31, 2005 was primarily due to the acquisitions of Gupta, $1.8 million, Kenosia, $178,000, Tesseract, $736,000, and Process and Affiliates, $1.2 million. The total revenue of $5.8 million for the six months ended December 31, 2005 was due to the acquisitions of Gupta, $3.5 million, Kenosia, $378,000, Tesseract, $736,000, and Process and Affiliates, $1.2 million.
     Because of the reduction of deferred revenue after an acquisition under generally accepted accounting principles, which has the effect of reducing the amount of revenue recognized in a given period from what would have been recognized had the acquisition not occurred, past reported periods should not be relied upon as predictive of future performance. Additionally, the Company’s operating strategy is to continue to acquire technology companies. Each of such transactions will cause a change to our future financial results. The Company believes such transactions will have a positive effect on the Company’s revenues and income (loss) before interest.
Cost of Revenue
     Total cost of revenue increased by $919,000 to $959,000 for the three months ended December 31, 2005 from $40,000 for the three months ended December 31, 2004. Total cost of revenue increased by $1.2 million to $1.3 million for the six months ended December 31, 2005 from $54,000 for the six months ended December 31, 2004. Total cost of revenue for the twelve months ended June 30, 2005 was approximately $548,000, as compared to $425,000 for the same period in 2004. The total cost of revenue of $959,000 for the three months ended December 31, 2005 was due to the acquisitions of Gupta, $270,000, Kenosia, $107,000, Tesseract, $179,000, and Process and Affiliates, $403,000. The total cost of revenue of $1.3 million for the six months ended December 31, 2005 was due to the acquisitions of Gupta,$525,000, Kenosia, $164,000, Tesseract, $179,000, and Process and Affiliates, $403,000. The increase in cost of revenue for the twelve months ended June 30, 2005 compared to the same period in 2004 is directly related to the increase in revenues. In addition, for the twelve months ended June 30, 2004, the cost of sales included a write-off of approximately $238,000 of obsolete and damaged WARP 2063 servers.

     The principal components of cost of license fees are manufacturing costs, shipping costs, and royalties paid to third-party software vendors. Cost of license revenue increased by $115,000 to $155,000 for the three months ended December 31, 2005 from $40,000 for the three months ended December 31, 2004. Cost of license revenue increased by $147,000 to $201,000 for the six months ended December 31, 2005 from $54,000 for the six months ended December 31, 2004. The total cost of license fees of $155,000 for the three months ended December 31, 2005 was primarily due to the acquisitions of Gupta, $47,000, Kenosia, $8,000, and Process and Affiliates, $100,000. The total cost of license fees of $201,000 for the six months ended December 31, 2005 was primarily due to the acquisitions of Gupta, $92,000, Kenosia, $8,000,and Process and Affiliates, $100,000.
     The principal components of cost of services are salaries paid to our customer support personnel and professional services personnel, amounts paid for contracted professional services personnel and third-party resellers, maintenance royalties paid to third-party software vendors and hardware costs. Cost of services revenue increased by $804,000 for the three months ended December 31, 2005 from $0 for the three months ended December 31, 2004. Cost of services revenue increased by $1.1 million for the six months ended December 31, 2005 from $0 for the six months ended December 31, 2004. The cost of service revenue increase of $804,000 for the three months ended December 31, 2005 was a result of an increase in employee compensation directly related to additional headcount added in conjunction with the acquisitions of Gupta, $224,000, Kenosia, $99,000, Tesseract, $178,000, and Process and Affiliates, $303,000. The cost of service revenue increase of $1.1 million for the six months ended December 31, 2005 was a result of an increase in employee compensation directly related to additional headcount added in conjunction with the acquisitions of Gupta, $460,000, Kenosia, $156,000, Tesseract, $178,000, and Process and Affiliates, $303,000.
     Gross profit margins were 82% for the three months ended December 31, 2005, compared to 63% for the three months ended December 31, 2004. Gross profit margins increased to 85% for the six months ended December 31, 2005, compared to 80% for the six months ended December 31, 2004. The gross margin increase was mainly due to the change in the product mix (increase in the proportion of maintenance and services revenue) the Company sells from the new subsidiaries during 2005. Gross profit margins increased to 89% for the year ended June 30, 2005, compared to 52% for the year ended June 30, 2004. The gross margin increase was mainly due to the change in the product mix the Company sells due to its Gupta subsidiary, which was acquired in January 2005.
Operating Expenses
Research and Development
     Research and development expense consists primarily of salaries and other personnel-related expenses for engineering personnel, expensable hardware and software costs, overhead costs and costs of contractors. Research and development expenses increased by approximately $1.5 million to $1.6 million for the three months ended December 31, 2005 from $36,000 for the three months ended December 31, 2004. Research and development expenses increased by approximately $2.4 million to $2.5 million for the six months ended December 31, 2005 from $113,000 for the six months ended December 31, 2004. Product development expenses were approximately $1,589,099 and $812,000 for the twelve months ended June 30, 2005 and June 30, 2004, respectively. The increase for the six months ended December 31, 2004 was almost entirely attributable to an increase in employee compensation, and third party off shore consulting costs. The increase of $1.5 million for the three months ended December 31, 2005 was mainly resulted from the acquisition of Gupta, $793,000, Kenosia, $60,000, Tesseract, $237,000, and Process and Affiliates, $438,000. The increase of $2.4 million for the six months ended December 31, 2005 mainly resulted from the acquisitions of Gupta, $1.7 million, Kenosia, $125,000, Tesseract, $237,000, and Process and Affiliates, $438,000. The increase in product development expenses for the twelve months ended June 30, 2005 was due to the acquisition of Gupta, which accounted for approximately $1,397,000 of the 2005 product development expense. To date, all software development costs have been expensed as incurred.
Sales and Marketing
     Selling and marketing expenses consist primarily of salaries, commissions, benefits, advertising, tradeshows, travel and overhead costs for the Company’s sales and marketing personnel. Sales and marketing expenses increased by approximately $1.8 million to $2 million for the three months ended December 31, 2005 from $223,000 for the three months ended December 31, 2004. Sales and marketing expenses increased by approximately $3 million to $3.4 million for the six months ended December 31, 2005 from $477,000 for the six months ended December 31, 2004. Sales, marketing and business development expenses were approximately $3,652,000 and $2,310,000 for the twelve months ended June 30, 2005 and June 30, 2004, respectively. The increase of $1.8 million in sales and marketing expense was directly attributable to the acquisitions of Gupta, $1.4 million, Kenosia, $17,000, Tesseract, $49,000, and Process and Affiliates, $267,000 for the three months ended December 31, 2004. The increase of $3.0 million in sales and marketing expense was directly attributable to the acquisitions of Gupta, $2.7 million, Kenosia, $40,000, Tesseract, $49,000, and Process and Affiliates, $267,000 for the six months ended December 31, 2005. The increase in sales, marketing and business development expenses for the twelve months ended June 30, 2005 was due to the acquisition of Gupta, which accounted for approximately $2,171,000 of the 2005 sales and marketing expense.
General and Administrative
     General and administrative costs include salaries and other direct employment expenses of our administrative and management employees, as well as legal, accounting and consulting fees and bad debt expense. General and administrative expenses increased by approximately $3.4 million to $3.7 million for the three months ended December 31, 2005 from $251,000 for the three months ended December 31, 2004. General and administrative expenses increased by approximately $4.2 million to $5.5 million for the six months ended December 31, 2005 from $1.2 million for the six months ended December 31, 2004. General and administrative expense was approximately $4,989,000 and $8,468,000 for the twelve months ended June 30, 2005 and June 30, 2004 respectively. The increase for the six months ended December 31, 2005 is attributable to increased headcount to manage the increasing size and complexity of the Company’s operations, as the Company has acquired new subsidiaries, as well as professional services fees associated with the acquisitions and securities laws and tax compliance. For the three months ended December 31, 2005, general and administrative expenses increased by $2.7 million was directly attributable to the acquisitions of Gupta, $1.1 million, Kenosia, $160,000, Tesseract, $446,000, and Process and Affiliates, $957,000. For the six months ended December 31, 2005, general and administrative expenses increased by $4 million was directly attributable to the acquisitions of Gupta, $2.3 million, Kenosia, $332,000, Tesseract, $446,000, and Process and Affiliates, $957,000. The decrease of $3,479,000 in general and administrative expense from the twelve months ended June 30, 2004 to the twelve months ended June 30, 2005 was due primarily to a decrease in non-cash compensation of $4,464,000, which was off set by increased cost due to the acquisition of Gupta
Interest Expense
     Interest expense increased by $2.2 million to $ 2.3 million for the three months ended December 31, 2005 from $46,000 for the three months ended December 31, 2004. Interest expense increased by $3.5 million to $3.6 million for the six months ended December 31, 2005 from $46,000 for the six months ended December 31, 2004. The increase was primarily due to the following: accretion of fair values of warrants issued in connection with the Company’s debt, amortization of deferred financing costs (such as legal fees, due diligence fees, etc), and cash interest. The accretion of the fair values of the warrants accounted for approximately $1.1 million and $1.8 million for the three and six months ended December 31, 2005, respectively. The amortization of the deferred financing costs accounted for $139,000 and $374,000 for the three and six months ended December 31, 2005, respectively. And, the cash interest and the conversion of interest into Common Stock accounted for $1.0 million and $1.3 million for the three and six months ended December 31, 2005, respectively.
Net Operating Loss Carryforwards
     The Company has a U.S. Federal net operating loss carryforward of approximately $41,128,000 as of December 31, 2005, which may be used to reduce taxable income in future years through the year 2025. The deferred tax asset primarily resulting from net operating losses was approximately $16,700,000. Due to uncertainty surrounding the realization of the favorable tax attributes in future tax returns, the Company has placed a full valuation allowance against its net deferred tax asset. At such time as it is determined that it is more likely than not that the deferred tax asset is realizable, the valuation allowance will be reduced. Furthermore, the net operating loss carryforward may be subject to further limitation pursuant to Section 382 of the Internal Revenue Code.
     The Company has foreign subsidiaries based in the United Kingdom, Canada and Germany and is responsible for paying certain foreign income taxes. As a result, there is an income tax provision of $34,000 and $86,000 for the three and six months ended December 31, 2005 as compared to $0 and $0 for the three and six months ended December 31, 2004.
Liquidity and Capital Resources
     The Company has three primary cash needs. These are (1) operations, (2) acquisitions and (3) debt service and repayment. The Company has financed a significant component of its cash needs through the sale of equity securities and debt.
     For the six months ended December 31, 2005 and December 31, 2004, the Company used approximately $265,000 and $1,297,000, respectively to fund its operations. The cash was used primarily to fund operating losses, as well as approximately $16,374,000 for acquisitions, $8,325,000 for repayment of the principle portion of outstanding debt. For the years ended June 30, 2005 and 2004 the Company used approximately $3.4 and $4.8 million, respectively to fund its operations.
     As of June 30, 2005 the Company used approximately $15.8 million for investing activities. The Company paid approximately $15 million in cash for the acquisition of Gupta and deposited approximately $.8 million for the Kenosia acquisition.
     As of June 30, 2005 the Company raised approximately $20.8 million, of which $12.2 million was from the sale of preferred stock, $2.5 million from issuance of subordinated notes and $6.1 million from the issuance of senior notes.
     The Company entered into a $50,000,000 credit facility with Fortress Credit Opportunities LP and Fortress Credit Corp. on August 2, 2005. On October 26, 2005, in connection with the closings of the acquisitions of Tesseract, DAVID Corporation, Process Software, ProfitKey International, and Foresight Software, Inc., the Company entered into Amendment Agreement No. 1 (“Amendment Agreement”) between the Company, Fortress Credit Opportunities LLP (“Lender”) and Fortress Credit Corp., as Agent (the “Agent”) relating to the Credit Agreement dated August 2, 2005 between the Company, the Subsidiaries of the Company listed in Schedule 1 thereto (the “Subsidiaries”), Fortress Credit Corp., as original lender (together with any additional lenders, the “Original Lenders”), and the Agent under which the Lender made an additional loan of $15,000,000 under Tranche B of the credit facility under the Credit Agreement. The rate of interest (the “Interest Rate”) payable on the loan for each calendar month (an “Interest Period”) is a floating percentage rate per annum equal to the sum of the “LIBOR” for that period plus the “Margin”. For theses purposes, LIBOR means for any Interest Period the rate offered in the London interbank market for U.S. Dollar deposits for the relevant Interest Period; provided, however, that for purposes of calculating the Interest Rate, LIBOR shall at no time be less than a rate equal to 2.65%. For these purposes, “Margin” means 9% per annum. Interest is due and payable monthly in arrears. The terms of the Credit Agreement regarding repayment, and the terms under which the maturity of outstanding amounts may be accelerated or amounts due increased, and the other recourse terms, remain unchanged from the terms of the Credit Agreement.
     On October 26, 2005, as part of the acquisition of Tesseract, the Company issued a Promissory Note in the amount of $1,750,000 to Platinum. The principal under the Promissory Note accrues interest at a rate of 9.0% per annum. The principal and accrued interest under the Promissory Note are due on March 31, 2006. Interest is payable in registered shares of Common Stock of the Company, provided that until such shares are registered, interest shall be paid in cash. The Promissory Note contains certain negative covenants including that the Company will not incur additional indebtedness, other than permitted indebtedness under the Promissory Note. Under the Promissory Note, the following constitute an Event of Default: (a) the Company shall fail to pay the principal and interest when due and payable: (b) the Company fails to pay any other amount under the Promissory Note when due and payable: (c) any representation or warranty of the Company was untrue or misleading in any material respect when made; (d) there shall have occurred an acceleration of the state maturity of any indebtedness for borrowed money of the Company or any Subsidiary of $50,0000 or more in aggregate principal amount; (e) the Company shall sell, transfer, lease or otherwise dispose of all or any substantial portion of its assets in one transaction or a series of related transactions, participate in any share exchange, consummate any recapitalization, reclassification, reorganization or other business combination transaction or adopt a plan of liquidation or dissolution or agree to do any of the foregoing; (f) one or more judgments in an aggregate amount in excess of $50,000 shall have been rendered against the Company or any subsidiary; (g) the Company breaches any covenant set forth in Section 4 of the Promissory Note; or (h) an Insolvency Event (as defined in the Promissory Note) occurs with respect to the Company or a subsidiary. Upon an Event of Default, the Holder may, at its option, declare all amounts owed under the Promissory Note to be due and payable.
     On October 21, 2005, the Company entered into certain convertible promissory notes to various accredited investors (the “Notes”) in the aggregate principal amount of One Million Dollars ($1,000,000). Interest accrues under the Notes at the rate of ten percent (10%) per annum. The principal amount of the Notes, together with accrued interest, is due and payable 90 days after the date it was entered into, unless the Notes are converted into debt or equity securities of the Company in the Company’s next financing involving sales by the Company of a class of its preferred stock or convertible debt securities, or any other similar or equivalent financing transaction. The terms of such conversion have not yet been determined. Also on October 21, 2005, the Company issued warrants (the “Warrants”) to purchase an aggregate of 363,636 Shares of Common Stock, par value $0.00001 per share of the Company. The Warrants were issued in connection with the Notes described above. The exercise price for the Warrant Shares is $1.375, subject to adjustment as provided in the Warrant. The Warrants are exercisable for five years after the date of the Warrants, October 21, 2010. The Warrants contain an automatic exercise provision in the event that the warrant has not been exercised but the Fair Market Value of the Warrant Shares (as defined in the Warrant) is greater than the exercise price per share on the expiration date. The Warrants also contain a cashless exercise provision. The Warrants also contain a limitation on exercise which limits the number of shares of Common Stock that may be acquired by the Holder on exercise to that number of shares as will insure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates will not exceed 9.99% of the total number of issued and outstanding shares of Common Stock. This provision is waivable by the Holder on 60 days notice.
     On October 14, 2005, one of the Company’s directors, David Howitt, made a short-term loan to the Company for $150,000. This loan will be converted into equity under the Subscription Agreement described below.
     The Company accrued $1,033,500 for the fiscal year ended June 30, 2005 for potential penalties relating to a delay in filing an amendment to the Company’s articles of incorporation and a delay in filing a registration statement relating to the registration of the shares registered being registered under this statement.
     As of December 31, 2005 the Company had approximately $1,844,000 in cash and cash equivalents, $4,550,000 in net accounts receivable, $8,658,000 in accounts payable and accrued expenses, and $4,842,000 in short-term notes and loans payable, net of warrants’ fair value discount of $108,000, and $1,293,000 to ISIS and affiliated companies.
     For the six months ended December 31, 2005, the Company used approximately $16,425,928 for investing activities. During the same period, the Company paid approximately $507,000 in cash as part of consideration to acquire Kenosia and approximately $15,867,102 in cash as part of consideration to purchase Tesseract, Process, DAVID Corporation, Profitkey, and Foresight from Platinum Equity, LLC.
     As of December 31, 2005, the Company had debt that matures in the next 12 months in the amount of $4,950,000. This consist of $500,000 of note payable to Bristol Technology, Inc (seller of Kenosia), $2,750,000 payable to Platinum Equity, LLC (seller of Tesseract, Process, DAVID Corporation, Profitkey, and Foresight), $1,700,000 notes payable to other investors. As of the date hereof, $500,000 of the $1,700,000 notes have been paid, and the $500,000 note payable to Bristol Technology, Inc has been paid. The Company has also taken additional debt in the amount of $700,000 and $1,375,000 in January 2006, both of which are expected to be paid in equity securities.
     The Company continues to evaluate strategic alternatives, including opportunities to strategically grow the business, enter into strategic relationships, make acquisitions or enter into business combinations. The Company can provide no assurance that any such strategic alternatives will come to fruition and may elect to terminate such evaluations at any time.
     The Company’s future capital requirements will depend on many factors, including cash flow from operations, continued progress in research and development programs, competing technological and market developments, and the Company’s ability to maintain its current customers and successfully market its products, as well as any future acquisitions it undertakes. The Company intends to meet it cash needs, as in the past, through cash generated from operations, the proceeds of privately placed equity issuances and debt. Even without further acquisitions, in order to meet its financial obligations including repayment of outstanding debt obligations, the Company will have to issue further equity and engage in further debt transactions. There can be no guarantee that the Company will be successful in such efforts. In the absence of such further financing, the Company will either be unable to meet its debt obligations or with have to significantly restructure its operations, or a combination of these two actions. Such actions would significantly negatively affect the value of the Company’s Common Stock.
Recent Developments
Options Granted to Mark Finkel
     In connection with his employment by the Company, and under the Halo Technology Holdings 2005 Equity Incentive Plan, on January 4, 2006, Mr. Finkel received stock options for 600,000 shares of the Company’s Common Stock. The exercise price for Mr. Finkel’s options is $1.22 per share (the Fair Market Value on the date of grant by the Compensation Committee). The options granted to Mr. Finkel have a ten year term. 25% of these options vest on the first anniversary of the award, provided Mr. Finkel remains in his position through that date, and the remaining options vest ratably over the following 36 months, provided that Mr. Finkel remains with the Company.
Convertible Promissory Notes and Effect on Previously Issued Convertible Notes
     On January 11, 2006, the Company entered into certain convertible promissory notes (the “Notes”) in the aggregate principal amount of Seven Hundred Thousand Dollars ($700,000). Interest accrues under the Notes at the rate of ten percent (10%) per annum. The Notes will automatically convert into (i) such number of fully paid and non-assessable shares of the Company’s Series E Preferred Stock (the “Series E Stock”) equal to the aggregate outstanding principal amount due under the Notes plus the amount of all accrued but unpaid interest under the Notes divided by $1.25, and (ii) warrants (the “Warrants”) to purchase a number of shares of the Company’s Common Stock equal to 40% of such number of shares of Series E Stock issued to the holder. This automatic conversion will occur upon the effectiveness of the filing of the Certificate of Designations, Preferences and Rights (the “Certificate of Designations”) pertaining to the Company’s Series E Preferred Stock. In the event that the Certificate of Designations is not filed 30 days after the notes were entered into (February 10, 2006) then the holders of the Notes may demand that the Company pay the principal amount of the Notes, together with accrued interest. No demand for payment has been made, and the Company expects the holders to convert their notes into equity.
     Also on January 11, 2006, the Company entered into certain Subscription Agreements (the “Subscription Agreements”) for the sale of Series E Stock and Warrants. In addition to the conversion of the principal and interest under the Notes, investors (the “Investors”) under the Subscription Agreements agreed to invest $150,000 and committed to convert the principal and interest due under certain promissory notes issued by the Company in the aggregate principal amount of $1,000,000. Of these notes, an aggregate of $500,000 in principal amount was issued in September, 2005 and described in the Company’s current report on Form 8-K filed on September 26, 2005, and an aggregate of $500,000 in principal amount was issued in October, 2005 and described in the second Current Report on Form 8-K filed by the Company on October 27, 2005. Accordingly, these notes were amended by the Subscription Agreement. Also under the Subscription Agreement, an investor agreed to convert $67,500 in certain advisory fees due from the Company into Series E Stock and Warrants.
     The material terms of the Subscription Agreements are as follows. The Company designates the closing date. The closing is anticipated to occur when the Series E Certificate of Designations becomes effective. The obligations of the investors under the Subscription Agreement are irrevocable, provided that if the closing has not occurred within 30 days of the date of the agreement, the investors may revoke the agreement.
     No later than seventy five (75) days after the completion of the offering, the Company agreed to file with the SEC a registration statement covering the Common Stock underlying the Series E Stock and the Warrants, and any Common Stock that the Company may elect to issue in payment of the dividends due on the Series E Stock.
     Upon the completion of this offering, with a full round of investment of $10,000,000, the Investors will have the right for 15 months to invest, in the aggregate, an additional $10,000,000 in Common Stock of the Company, at $2.00 per share of Common Stock (as adjusted for stock splits, reverse splits, and stock dividends) or a 20% discount to the prior 30 day trading period, whichever is lower. Each Investor’s right shall be his, her or its pro rata amount of the initial offering.
     In the event that the Company completes or enters into agreements to sell equity securities on or before February 15, 2006, the Investor may convert the Securities received under the Subscription Agreement into such other equity securities as if the Investor had invested the amount invested in such securities. The Company will provide the Investor will five business days notice of such right. The Investor will be required to execute and deliver all such transaction documents as required by the Company in order to convert the Securities into such other securities. If the Investor so converts, all rights in the Securities shall cease.
     Certain of these transactions were entered into by Mr. David Howitt, a director of the Company. Mr. Howitt invested $350,000 under the Notes, and agreed to invest another $150,000 under the Subscription Agreement. Mr. Howitt recused himself from the Board of Directors decisions approving these transactions.
Issuance of Common Stock in connection with the Acquisition of Empagio
     The Company entered into a merger agreement dated December 19, 2005, with Empagio, certain stockholders of Empagio, and a wholly owned subsidiary of the Company. On January 13, 2006, the closing under the merger agreement occurred and Empagio became a wholly-owned subsidiary of the Company.
     Upon the closing of the Empagio merger, the Company issued 1,438,455 shares of its Common Stock. The Company has delivered to the Empagio stockholders 1,330,571 shares of Warp Common Stock and retained 107,884 shares of Warp Common Stock as security for Empagio stockholder indemnification obligations under the merger agreement (the “Empagio Indemnity Holdback Shares”). The Empagio Indemnity Holdback Shares shall be released to the Empagio stockholders on the later of (i) the first anniversary of the closing date of the transaction and (ii) the date any indemnification issues pending on the first anniversary of the closing date are finally resolved.
Convertible Promissory Notes in the Principal Amount of $1,375,000

     On January 27 and on January 30, 2006, the Company entered into certain convertible promissory notes (the “Notes”) in the aggregate principal amount of One Million Three Hundred Seventy-Five Thousand Dollars ($1,375,000). The principal amount of the Notes, together with accrued interest, shall be due and payable on demand by the Lender on any date which is no earlier than sixty (60) days after the date of the Notes (the “Original Maturity Date”), unless the Note is converted into Common Stock and Warrants as described below. In the event that the Notes are not converted by the Original Maturity Dates of the Notes, interest will begin to accrue at the rate of ten percent (10%) per annum.
     Each Note shall convert into (i) such number of fully paid and non-assessable shares of the Company’s Common Stock (the “Common Stock”) equal to the aggregate outstanding principal amount due under the Note plus the amount of all accrued but unpaid interest on the Note divided by $1.25, and (ii) warrants (the “Warrants”) to purchase a number of shares of the Company’s Common Stock equal to 75% of such number of shares of Common Stock. The Notes shall so convert automatically (“Mandatory Conversion”) and with no action on the part of the Lender on the Original Maturity Date to the extent that upon such conversion, the total number of shares of Common Stock then beneficially owned by such Lender, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In the event that a portion of the principal and interest under the Notes has not been converted on the first Mandatory Conversion (and the Lender has not demanded payment), there will be subsequent Mandatory Conversions until all of the principal and interest has been converted, provided that at each such Mandatory Conversion the total number of shares of Common Stock then beneficially owned by such Lender does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock. Prior to any Mandatory Conversion the Lender may at its option exercisable in writing to the Company, convert all or a portion of the principal and interest due hereunder into Common Stock and Warrants provided that at each such conversion the total number of shares of Common Stock then beneficially owned by such Lender does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock. By written notice to the Company, each Lender may waive the foregoing limitations on conversion but any such waiver will not be effective until the 61st day after such notice is delivered to the Company.
     Also on January 27 and January 30, 2006, the Company entered into certain Subscription Agreements (the “Subscription Agreements”) for the sale of the Notes and the underlying Common Stock and Warrants.
     The material terms of the Subscription Agreements are as follows. The Company and the investors (the “Investors”) under the Subscription Agreements made certain representations and warranties customary in private financings, including representations from the Investors that they are “accredited investors” as defined in Rule 501(a) of Regulation D (“Regulation D”) under the Securities Act.
     The Company undertakes to register the shares of Common Stock issuable upon conversion of the Notes, and upon conversion of the Warrants (together, the “Registrable Shares”) via a suitable registration statement pursuant to the registration rights set forth in the Subscription Agreement. If a registration statement covering the Registrable Shares has not been declared effective no later than 180 days from the closing, the holders shall receive a number of shares of Common Stock equal to 1.5% of the number of shares received upon conversion of the Notes for each 30 days thereafter during which the Registrable Shares have not been registered, subject to a maximum penalty of 9% of the number of shares received upon conversion of the Notes.
     The Subscription Agreement allows the Investors to “piggyback” on the registration statements filed by the Company. The Company agreed that it will maintain the registration statement effective under the Securities Act until the earlier of (i) the date that all of the Registrable Shares have been sold pursuant to such Registration Statement, (ii) all Registrable Shares have been otherwise transferred to Persons who may trade such shares without restriction under the Securities Act, or (iii) all Registrable Shares may be sold at any time, without volume or manner of sale limitations pursuant to Rule 144(k) under the Securities Act.
     Upon the completion of the offering under the Subscription Agreements (the “Offering”), with a full round of investment of $10,000,000, the Investors in the Offering, together with the investors who participated in the Company’s offering of Series E Preferred Stock and Warrants (the “Series E Offering”) as described initially in the Company’s current report on Form 8-K filed on January 18, 2006, will have the right for 15 months after the final closing of the Offering, to invest, in the aggregate (together with any investors in such Series E offering), an additional $10,000,000 in Common Stock of the Company. The price of such follow-on investment will be $2.00 per share of Common Stock or a 20% discount to the prior 30 day trading period, whichever is lower; provided that the price per share shall not be less than $1.25. The aggregate amount which may be invested pursuant to this follow-on right will be equivalent to the aggregate amount invested by the Investor in the Offering or in the Series E Offering. Each Investor’s right shall be his, her or its pro rata amount of the initial offering.

     Once the Company has raised a total of $5,000,000 in this Offering and the Series E Offering, the Investors will be able to invest up to 50% of the amount which they may invest pursuant to this follow-on right; subsequent to the completion of the full round of $10,000,000 the Investors may invest the remainder of the amount which they may invest pursuant to this follow-on right.
     Notwithstanding anything to the contrary in the Subscription Agreements, the number of shares of Common Stock that may be acquired by the Investor upon any exercise of this follow-on right (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Investor and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Investor’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock. By written notice to the Company, the Investor may waive the provisions of this Section but any such waiver will not be effective until the 61st day after such notice is delivered to the Company.
Acquisition of ECI
     On January 30, 2006, the Company entered into a Merger Agreement (the “Merger Agreement”) with ECI Acquisition, Inc., a Maryland corporation and wholly owned subsidiary of Halo (“MergerSub”), Executive Consultants, Inc., a Maryland corporation (“ECI”), and certain stockholders of ECI (the “Sellers”). On March 1, 2006, the closing occurred under the Merger Agreement. Accordingly, under the terms of the Merger Agreement, MergerSub was merged with and into ECI (the “Merger”) and ECI survived the Merger and is now a wholly-owned subsidiary of the Company. The total merger consideration for all of the equity interests in ECI (the “Purchase Price”) was $603,571 in cash and cash equivalents and 330,668 shares of the Company’s Common Stock (the “Halo Shares”), subject to adjustment based on the Net Working Capital (as defined in the Merger Agreement) on the Closing Date.
MANAGEMENT
Directors and Executive Officers.
Directors of the Company
Rodney A. Bienvenu, Jr., 40, has been Chief Executive Officer of the Company, a Director of the Company and Chairman of the Company’s Board of Directors since August 4, 2004. From September 2003 through the present, Mr. Bienvenu has been a founder and Managing Partner of ISIS Capital Management, LLC (“ISIS”), an investment firm specializing in active investment strategies and strategic transactions in information technology and other sectors. Prior to ISIS, Mr. Bienvenu founded Strategic Software Holdings, LLC, a successful investment vehicle that initiated a takeover attempt of Mercator Software, Inc., and invested in other public and private enterprise software companies. Mr. Bienvenu acted as Chief Executive Officer of Strategic Software Holdings, LLC, from August 2002 through September 2003. Prior to Strategic Software Holdings, LLC, Mr. Bienvenu served as President of Software at divine, Inc., a publicly traded software company, from May 2001 through July 2002. During his tenure at divine, Mr. Bienvenu led the planning, acquisition and consolidation of over thirty companies, including five public companies. Prior to divine, Mr. Bienvenu served as CEO and President of SageMaker, Inc., a provider of digital asset management solutions for Global 2000 companies that he founded in 1992. Under his guidance, SageMaker raised more than $33 million in venture capital funding and acquired several technology companies in the U.S. and Europe. SageMaker was sold to divine, Inc. in early 2001. Mr. Bienvenu’s previous industry experience includes the founding of a successful electronic publishing company and sale to a major publisher in 1991. Mr. Bienvenu has a seventy percent interest in ISIS, and ISIS has entered into transactions with the Company as described below under the heading “Certain Relationships and Related Transactions”.
John A. Boehmer, 42, has been a director since March 30, 2005. Mr. Boehmer is an executive recruitment and human resources professional with more than 20 years experience. Mr. Boehmer is a Managing Partner with the Barlow Group, LLC, an executive search firm, specializing in matching early and mature growth-stage technology businesses with executive leadership and industry partnerships. Mr. Boehmer has been with the Barlow Group since September, 2005. Previously, Mr. Boehmer was a Managing Director with Korn/Ferry International, a position he has held since September 2003. Prior to joining Korn/Ferry, from January 2002 through September 2003, Mr. Boehmer was the Founder and Managing Director of Matlin Partners LLC. Previously, from July 1999 through December 2001, Mr. Boehmer served as Vice President of Executive Recruiting at Internet Capital Group. Mr. Boehmer holds a B.A. from Denison University.
Mr. David M. Howitt, 37, has been a director since March 30, 2005. Mr. Howitt is the President and CEO of The Meriwether Group, Inc., a boutique brand consulting and marketing firm which he founded in May 2004. From May 2001 until

April 2004, Mr. Howitt served as director of licensing and business development at adidas America, Inc. Mr. Howitt also worked for several years as corporate counsel with adidas. Mr. Howitt holds a B.A. from Denison University, and a J.D. from the Lewis & Clark Northwestern School of Law. Mr. Howitt has a fifty percent interest in ISIS Acquisition Partners II, LLC, (“IAP II”) an entity which has entered into transactions with the Company as described below under the heading “Certain Relationships and Related Transactions”.
Mark J. Lotke, 37, has been a director since March 30, 2005. Mr. Lotke is a Partner with FT Ventures, which he joined in 2005, and where he leads the Software Team. Mr. Lotke currently serves on the boards of ProfitLine, a provider of outsourced telecommunications expense management services, and of Digital Harbor, a composite applications company. Mr. Lotke has over 15 years experience in the information technology industry including over 10 years of private equity experience. Prior to joining FT Ventures, he has invested over $350 million in leading enterprise software, e-commerce and IT-enabled services companies generating over $1.2 billion in realized gains. From January 2003 through December 2004, Mr. Lotke was a General Partner with Pequot Ventures. From January 2001 through December 2002, Mr. Lotke was a General Partner with Covalent Partners. Prior to that, Mr. Lotke was a Managing Director with Internet Capital Group. Mr. Lotke also worked for several years as a principal with General Atlantic Partners. Mr. Lotke began his professional career as a strategy consultant at Corporate Decisions, Inc. and also worked at LHS Group, a mobile billing and customer care software company. Mr. Lotke received a B.S. in Economics summa cum laude from the Wharton School of the University of Pennsylvania and an MBA from the Stanford University Graduate School of Business.
Other Executive Officers of the Company
Mark Finkel, 51, has been the Company’s Chief Financial Officer since December 28, 2005. Mr. Finkel has over 20 years of senior financial and operational experience at both public and private companies. Prior to joining the Company, Mr. Finkel, served as chief executive officer of ISD Corporation from 2003 through February 2004, after being part of a group that purchased ISD from its founders. ISD is a leader in the payment technology industry. From 2001 through 2002, Mr. Finkel served as chief executive officer of RightAnswers, Inc., which provides enterprise customers with Self Service solutions for IT support. Mr. Finkel led a group of investors in acquiring the company in 2001, which was then a division of a public company. After serving as CEO, Mr. Finkel continued to serve as non-executive chairman of ISD Corporation and RightAnswers, Inc. Since 1996, Mr. Finkel has also served as president of Emerging Growth Associates, a consulting firm for early stage, high growth companies, where he has provided counsel on strategic planning, business model development, market positioning, and operational execution. Mr. Finkel also serves as a venture partner with the Prism Opportunity Fund, a $50 million venture fund focused on early stage companies. Previously, Mr. Finkel has taken three companies public as CFO: Consilium, Inc, Logic Works, Inc. and ServiceWare Technologies, Inc. He also served as CFO of BackWeb Technologies, Inc. and Neuron Data, Inc. Mr. Finkel holds a J.D. from the University of California, Davis, an M.B.A. from New York University, and a B.A. from Oberlin College.
Ernest C. Mysogland, 40, has been Chief Legal Officer, Executive Vice President and Secretary of the Company since August 4, 2004. Mr. Mysogland has more than 15 years experience in mergers and acquisitions, equity and debt financing and investment. From September, 2003 through the present, Mr. Mysogland has been a founder and Managing Partner of ISIS Capital Management, LLC (“ISIS”), an investment firm specializing in active investment strategies and strategic transactions in information technology and other sectors. Prior to ISIS, Mr. Mysogland managed the legal and administrative matters of Strategic Software Holdings, LLC from May, 2003 through September, 2003. Prior to Strategic Software Holdings, LLC, from September, 1990 through April, 2003, Mr. Mysogland engaged in private legal practice representing investors, issuers, acquirers and targets in hundreds of public and private mergers and acquisitions, equity and debt financings, and other strategic transactions ranging in size up to $3.5 billion. Mr. Mysogland’s clients have included numerous software and technology companies, private equity funds and institutional investors. Mr. Mysogland graduated from the University of Notre Dame and the Columbia University School of Law.
Brian J. Sisko, 44, has been Chief Operating Officer of the Company since March 2005. Mr. Sisko has 20 years of experience in the areas of corporate finance, mergers and acquisitions and strategic development. From February 2002 to March 2005, Mr. Sisko ran B/T Business and Technology, which served as an advisor and strategic management consultant to a variety of public and private companies, including the Company. From April 2000 to January 2002, he was Managing Director of Katalyst, LLC, a venture capital and operational advisory firm where he was responsible for business development and client/portfolio company engagement management in that firm’s Philadelphia and Boston offices. Mr. Sisko also previously served as Senior Vice President—Corporate Development and General Counsel of National Media Corporation, a large public company with international operations. In addition, Mr. Sisko was a partner in the Corporate Finance/Mergers and Acquisitions practice group of the Philadelphia-based law firm, Klehr Harrison, Harvey Branzburg & Ellers. Mr. Sisko also teaches as an adjunct professor in the MBA program of the Fox School of Business at Temple University. He earned his Juris Doctorate from The Law School of the University of Pennsylvania and his B.S. from Bucknell University.

Jeff Bailey, 52, Chief Executive Officer of Gupta Technology Holdings LLC (“Gupta”), a significant operating subsidiary of the Company, and served as nterim Chief Financial Officer and Principal Financial Officer for the Company since March 2005. Since January 2002, Mr. Bailey served as Gupta’s Chief Executive Officer, responsible for guiding Gupta’s strategic direction as well as day-to-day operations. Mr. Bailey joined Gupta in October 2001 as its Chief Financial Officer. From August 2001 through October 2001, Mr. Bailey was also the CEO of DAVID Corporation, a company which the Company has agreed to purchase under an Acquisition Agreement dated September 12, 2005. Prior to that experience, Mr. Bailey served as vice president of finance and CFO at Vivant Corporation until August 2001. He has also held positions as vice president of finance and CFO at Uniteq Application Systems Inc. and Phoenix Network Inc. He earned his B.S. in Business Administration from the University of California, Berkeley, and is a certified public accountant.
Takeshi Taniguchi, 34, has been interim Principal Accounting Officer for the Company since March 2005. Since July 2004 through the present, Mr. Taniguchi has served as Corporate Controller of Gupta, responsible for the overall financial management of Gupta. Mr. Taniguchi has worked at Gupta or its predecessors since 2000, serving as a senior financial analyst prior to his current position. He earned his Master of Business Administration from the University of Nevada, Reno, and is a Certified Management Accountant.
No director, executive officer, promoter or control person of the Company has, within the last five years: (i) had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations or similar misdemeanors); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (iv) been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the “Commission” or “SEC”) or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated. There are no family relationships among any directors and executive officers of the Company.
Audit Committee and Financial Expert
We do not have a separately-designated standing audit committee but our full Board of Directors performs some of the same functions of an audit committee, including selecting the firm of independent certified public accountants to audit the annual financial statements, reviewing the independent auditors independence, the financial statements and the audit report, and reviewing the Company’s system of internal controls over financial reporting. The Company does not currently have a written audit committee charter or similar document.
Although the Company does not have an audit committee, the Board of Directors has determined that it does have a director qualifying as an audit committee financial expert sitting on the Board of Directors. Mr. Lotke meets the definition of audit committee financial expert adopted by the SEC. Mr. Lotke is independent under the definition of independence contained in Rule 4200(a)(15) of the NASD’s listing standards.
EXECUTIVE COMPENSATION
Compensation Committee and Compensation Report
     The Board of Directors appointed a Compensation Committee on September 13, 2005, consisting of Mr. Boehmer and Mr. Lotke, both of whom meet the requirements of non-employee directors under the rules under section 16(b) of the Securities Exchange Act of 1934, as amended, and the requirements of outside directors under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee does not yet have a written charter. The Compensation Committee will administer the Halo Technology Holdings 2005 Equity Incentive Plan. The Compensation Committee did not meet during the fiscal year ended June 30, 2005.
     Since the Company did not have a compensation committee of the Board of Directors for the fiscal year ended June 30, 2005, the entire Board of Directors reviewed all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation. The Board of Directors had no existing policy with respect to the specific relationship of corporate performance to executive compensation. The Board of Directors has set executive compensation at what the Board of Directors considered to be the minimal levels necessary to retain and compensate the officers of the Company for their activities on the Company’s behalf.
Summary Compensation Table.

     The following Summary Compensation Table sets forth information concerning the annual and long-term compensation earned by our Chief Executive Officer and each of the four other most highly compensated executive officers (collectively the “named executive officers”) at the end of the fiscal year ended June 30, 2005. This information includes the dollar value of base salaries and bonus awards and the number of stock options granted, and certain other compensation, if any.
Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
				Other	Restricted	Securities
				Annual	Stock	Underlying	LTIP	All Other
Executive Officer and		Salary	Bonus	Compensation	Awards	Options/SAR	Payouts	Compensation
Principal Position	Year	(US$)	(US$)	(US$)	(US$)	(#)	(US$)	(US$)
Rodney A. Bienvenu, Jr.(1)	2005	275,000	270,500	0	0	301,372	0	0
Chairman & Chief Executive Officer	2004	0	0	0	0	0	0	0
	2003	0	0	0	0	0	0	0

Ernest C. Mysogland (2)	2005	160,417	65,625	0	0	100,456	0	0
Executive Vice President, Chief Legal	2004	0	0	0	0	0	0	0
Officer, and Secretary	2003	0	0	0	0	0	0	0

Brian J. Sisko (3)	2005	67,436	0	94,000	0	0	0	0
Chief Operating Officer	2004	0	0	0	0	0	0	0
	2003	0	0	0	0	0	0	0

Jeff Bailey (4)	2005	93,656	202,322	0	0	0	0	0
Former Chief Financial Officer	2004	0	0	0	0	0	0	0
	2003	0	0	0	0	0	0	0

Gus Bottazzi (5)	2005	106,667	0	500,000	0	187,520	0	0
Former President and Director	2004	198,693	0	0	0	0	0	0
	2003	56,250	0	0	0	2,000	0	0

(1)	Rodney A. Bienvenu, Jr. Mr. Bienvenu was appointed Chief Executive Officer and Chairman of the Company on August 4, 2004. Mr. Bienvenu did not receive any compensation for fiscal 2004 or for fiscal 2003.

(2)	Ernest C. Mysogland. Mr. Mysogland was appointed Executive Vice President and Chief Legal Officer of the Company on August 4, 2004. Mr. Mysogland did not receive any compensation for fiscal 2004 or for fiscal 2003.

(3)	Brian J. Sisko. Mr. Sisko was appointed Chief Operating Officer of the Company in March 2005. Mr. Sisko did not receive any compensation for fiscal 2004 or for fiscal 2003. Amount under Other Annual Compensation includes consulting and transaction fees paid to or earned by Mr. Sisko during the fiscal year ended June 30, 2005 for his work as a consultant to the Company prior to March 2005 when he became the Company’s Chief Operating Officer.

(4)	Jeff Bailey. Mr. Bailey was appointed interim Chief Financial Officer of the Company in March 2005. Mr. Bailey did not receive any compensation for fiscal 2004 or for fiscal 2003. Bonus amounts include bonuses paid to Mr. Bailey in the fiscal year ended June 30, 2005, bonuses earned by Mr. Bailey due to the change in control of Gupta, and a performance bonus paid to Mr. Bailey in fiscal 2005, which related to the period prior to the Company’s acquisition of Gupta on January 31, 2005. Mr. Bailey is the CEO of Gupta.

(5)	Gus Bottazzi. The compensation shown in this Summary Compensation Table represents the total compensation paid to Mr. Bottazzi for all executive positions held by him at the Company beginning April 15, 2003. As of June 30, 2005, Mr. Bottazzi was no longer employed with the Company. Amount under Other Annual Compensation represents the value of 200,000 shares of Series C Preferred Stock issued to Mr. Bottazzi pursuant to the terms of the Separation Agreement dated March 3, 2005.
Options Granted in Last Fiscal Year.

     The following table contains certain information regarding stock options we have granted to our named executive officers during the fiscal year ended June 30, 2005.

		Percent of Total
	Number of Securities	Options Granted to	Exercise or
	Underlying Options	Employees in Fiscal	Base Price
Name	Granted	Year	($/share)	Expiration Date
Rodney A. Bienvenu, Jr.	301,372	45%	6.75	8/4/2014

Ernest C. Mysogland	100,456	15%	6.75	8/4/2014

Gus Bottazzi	187,520.00	28%	6.75	8/4/2014
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.
     The following table contains certain information regarding stock options exercised during the past twelve months and stock options held as of June 30, 2005, by each of our named executive officers. The stock options listed below were granted without tandem stock appreciation rights. We have no freestanding stock appreciation rights outstanding.
Option Exercise Table

			Number of Securities
			Underlying Unexercised		Value of Unexercised In the
	Shares Acquired	Value	Options at 6/30/05 (#) ($)		Money Options at 6/30/05 (1)
Name	On Exercise (#)	Realized	Exercisable	Non-Exercisable	Exercisable	Non-Exercisable
Rodney A. Bienvenu, Jr.	—	—	—	301,372	—	—

Ernest C. Mysogland	—	—	—	100,456	—	—

Gus Bottazzi	—	—	189,520	—	—	—

(1)	Calculated on the basis of $1.75 per share, the last reported bid price of the Common Stock on the over-the-counter market on June 30, 2005, less exercise price payable for such shares.
Long-Term Incentive Plan (“LTIP”) Awards Table.
     The Company made no long-term incentive awards in the fiscal year ended on June 30, 2005.
Compensation of Directors.
     The Company has a verbal agreement with each of the non-employee directors pursuant to which the Company has agreed to pay each non-employee director (Messrs. Howitt, Boehmer and Lotke) either $30,000 in cash annually or options to acquire 45,000 shares of Common Stock. Directors receive no additional compensation for serving on committees of the Board of Directors. The Compensation Committee determines annually whether the non-employees directors will receive cash or options. With respect to the fiscal year ending June 30, 2006, on September 13, 2005, the Compensation Committee as compensation for serving as members of the Board of Directors granted each of Messrs. Howitt, Boehmer and Lotke an option to acquire 45,000 shares of Common Stock at an exercise price of 1.08 per share. The options have a ten year term and vest 25% on December 31, 2005 and ratably each month over the next 36 months provided that the director remains a director of the Company. These options were awarded subject to the approval of the Halo Technology Holdings 2005 Equity Incentive Plan. If the Plan is not approved by the stockholders, the non-employee directors will instead receive cash compensation. Mr. Bienvenu, the Company’s Chief Executive Officer, receives no additional compensation for his service on the Board of Directors.
Employment Contracts, Termination of Employment and Change in Control Arrangements.

     The Company entered into a written employment agreement with Rodney A. Bienvenu, Jr., its Chairman and Chief Executive Officer as of August 4, 2004. Under the terms of this agreement, the Company agreed to pay Mr. Bienvenu a monthly salary of $25,000 beginning on August 4, 2004 through December 31, 2005. Upon execution of the agreement, Mr. Bienvenu was entitled to receive a payment equal to $37,500. In addition, Mr. Bienvenu agreed to defer 20% of his base salary for a period of time while the Company had little operating capital. This period lasted through March 2005. Under the agreement, Mr. Bienvenu was also entitled to receive an amount equal to 25% of his annual base salary upon the completion of the Gupta acquisition. This amount has not yet been paid. The Company expects to pay these deferred amounts in the second quarter of fiscal 2006. Mr. Bienvenu’s base salary is subject to upward adjustment pursuant to the terms of the employment agreement. In addition to the foregoing, the Board voted to award Mr. Bienvenu a discretionary bonus in the amount of $158,000 for fiscal 2005, and awarded him options to acquire 158,000 shares of Common Stock under the Company’s 2002 Equity Incentive Plan. The employment agreement automatically renews for successive one-year terms unless either party gives notice of his or its intention to terminate at least 60 days prior to the end of the term. The Company may terminate Mr. Bienvenu’s employment at any time for Cause (as defined in the employment agreement) or at any time on or after June 30, 2005 upon 60 days prior written notice other than for Cause. Mr. Bienvenu may terminate his employment at any time for Good Reason (as defined in the employment agreement) or upon 30 days written notice without Good Reason. Mr. Bienvenu is eligible for up to 12 months severance if he is terminated by the Company without Cause or terminates his employment with Good Reason. Pursuant to the terms of the employment agreement, Mr. Bienvenu was also required to execute the Company’s standard form of Non-Competition Agreement and Confidential Information Agreement. Mr. Bienvenu is permitted to continue his activities with respect to ISIS Capital Management, LLC, Bienvenu Management, LLC, their affiliates and portfolio companies.
     Also as of August 4, 2004, the Company entered into a written employment agreement with Ernest C. Mysogland, its Executive Vice President, Chief Legal Officer, and Secretary. Under the terms of this agreement, the Company agrees to pay Mr. Mysogland a monthly salary of $14,583.33 beginning on August 4, 2004 through December 31, 2005 as well as an annual bonus upon the achievement of specified financial and business objectives as determined by the Board of Directors. Upon execution of the employment agreement, Mr. Mysogland was entitled to receive a payment equal to $21,875. In addition, Mr. Mysogland agreed to defer 20% of his base salary for a period of time while the Company had little operating capital. This period lasted through March 2005. Under the agreement, Mr. Mysogland was also entitled to receive an amount equal to 25% of his annual base salary upon the completion of the Gupta acquisition. This amount has not yet been paid. The Company expects to pay these deferred amounts in the second fiscal quarter. Mr. Mysogland’s base salary is subject to upward adjustment pursuant to the terms of the employment agreement. The agreement automatically renews for successive one-year terms unless either party gives notice of his or its intention to terminate at least 60 days prior to the end of the term. The Company may terminate Mr. Mysogland’s employment at any time for Cause (as defined in the employment agreement) or at any time on or after June 30, 2005 upon 60 days prior written notice other than for Cause. Mr. Mysogland may terminate his employment at any time for Good Reason (as defined in the employment agreement) or upon 30 days written notice without Good Reason. Mr. Mysogland is eligible for up to 12 months severance if he is terminated by the Company without Cause or terminates his employment with Good Reason. Pursuant to the terms of the employment agreement, Mr. Mysogland was also required to execute the Company’s standard form of Non-Competition Agreement and Confidential Information Agreement. Mr. Mysogland is permitted to continue his activities with respect to ISIS Capital Management, LLC, Bienvenu Management, LLC, their affiliates and portfolio companies.
     On October 31, 2003, Gupta Technologies, LLC, a wholly-owned subsidiary of the Company, entered into a letter agreement with Jeffrey A. Bailey, Chief Executive Officer of Gupta and interim Chief Financial Officer and Principal Financial Officer of the Company, under which Mr. Bailey became entitled to severance benefits as described therein. In the event Gupta terminates Mr. Bailey’s employment without Cause or Mr. Bailey terminates his employment for Good Reason (as defined in the letter agreement), Gupta shall pay Mr. Bailey an amount equal to 12 months of his then current base salary and he and his dependents will remain eligible to receive medical, dental, vision health benefits during the term of the severance payments at the same rates and under the same conditions applicable to current employees of Gupta.
     On March 3, 2005, the Company entered into an agreement (“Separation Agreement”) with Gus Bottazzi related to Mr. Bottazzi’s resignation as an officer and director of the Company. Under the Separation Agreement, the Company committed to issue to Mr. Bottazzi 200,000 shares of the Company’s Series C Preferred Stock. In connection with this Separation Agreement, the Company recorded a non-cash charge of $500,000.
     On September 13, 2005, Rodney A. Bienvenu, Jr., the Company’s Chief Executive Officer, received stock options for 158,000 shares of the Company’s Common Stock. The exercise price for these options is $1.08 per share (the Fair Market Value on the date of grant by the Compensation Committee). These options have a ten year term. 25% of these options vested on December 31, 2005, and the remaining options vest ratably over the following 36 months, provided that Mr. Bienvenu remains with the Company.

     At the Annual Meeting of Stockholders of the Company, held October 21, 2005, the stockholders of the Company approved the Halo Technology Holdings 2005 Equity Incentive Plan (the “2005 Plan”) previously approved by the Board of Directors of the Company. The Compensation Committee of the Board of Directors of the Company will administer the 2005 Plan, including selecting the employees, consultants and directors to be granted Awards under the 2005 Plan and determining the type and size of each Award and the terms and conditions of each Award. The Company’s employees, consultants and directors, or the employees, consultants and directors of the Company’s related companies, may receive Awards under the 2005 Plan. The types of Awards that may be granted under the 2005 Plan are stock options (both incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance stock, contract stock, bonus stock and dividend equivalent rights.
     Subject to adjustment for stock splits and similar events, the total number of shares of common stock that can be delivered under the 2005 Plan is 8,400,000 shares. No employee may receive options, stock appreciation rights, shares or dividend equivalent rights for more than four million shares during any calendar year. No incentive stock option will be granted under the 2005 Plan after September 13, 2015.
     As a result of stockholder approval of the 2005 Plan on October 21, 2005, certain executive officers and directors of the Company received options previously approved by the Board of Directors of the Company. Rodney A. Bienvenu, Jr., Brian Sisko, Ernest Mysogland and Jeff Bailey received stock options for 1,800,000 shares, 600,000 shares, 200,000 shares and 25,000 shares, respectively. The exercise price for Messrs. Bienvenu and Mysogland’s options is $1.19 per share (110% of Fair Market Value on the date of grant by the Compensation Committee) and the exercise price for Messrs. Sisko and Bailey’s options is $1.08 per share (the Fair Market Value on the date of grant by the Compensation Committee). The options granted to Messrs. Bienvenu and Mysogland have a five year term and the options granted to Messrs. Sisko and Bailey have a ten year term. John A. Boehmer, David M. Howitt and Mark J. Lotke, the non-employee directors, each received a stock option for 45,000 shares. These options all have an exercise price of $1.08 per share and a ten year term. Additionally, Jeff Bailey, Chief Executive Officer of Gupta Technologies, LLC, the Company’s subsidiary, and Takeshi Taniguchi, Corporate Controller of Gupta received performance-vesting stock options for 225,000 and 10,000 shares, respectively. These options will vest if Gupta achieves specified increases in EBITDA as determined by the Compensation Committee for the fiscal year July 1, 2005 through June 30, 2006. These options have an exercise price of $1.08 per share and a ten year term.
     Also as a result of the stockholder’s approval of the 2005 Plan, the Compensation Committee of the Board of Directors determined to award cash bonus amounts, options and/or shares pursuant to the Fiscal 2006 Halo Senior Management Incentive Plan. No specific awards have yet been made under the Fiscal 2006 Halo Senior Management Incentive Plan.In connection with his employment by the Company, and under the Halo Technology Holdings 2005 Equity Incentive Plan, Mr.
     On January 4, 2006, Mark Finkel, the Company’s Chief Financial Officer, received stock options for 600,000 shares of the Company’s Common Stock. The exercise price for Mr. Finkel’s options is $1.22 per share (the Fair Market Value on the date of grant by the Compensation Committee). The options granted to Mr. Finkel have a ten year term. 25% of these options vest on the first anniversary of the award, provided Mr. Finkel remains in his position through that date, and the remaining options vest ratably over the following 36 months, provided that Mr. Finkel remains with the Company.
Certain Relationships and Related Transactions.
     On August 4, 2004, IAP II entered into that certain Series B-2 Preferred Stock Purchase Agreement (the “Series B-2 Purchase Agreement”) between and among the Company and the Persons listed on Schedule 1.01 thereto. Under the Series B-2 Purchase Agreement, IAP II agreed to purchase 750 shares of the Company’s Series B-2 Preferred Stock (the “Series B-2 Preferred Stock”) and warrants to acquire 750 shares of Series B-2 Preferred Stock, for a purchase price of $750,000 (the “Series B-2 Warrants”). Upon the closings under the Series B-2 Purchase Agreement, IAP II received 750 shares of Series B-2 Preferred Stock and the Series B-2 Warrants, exercisable over five (5) years, to purchase an aggregate of 750 shares of Series B-2 Preferred Stock at an exercise price of $1,000 per share. On January 31, 2005, the 750 Shares of Series B-2 Preferred Stock converted into 389,114 shares of Common Stock. Also on January 31, 2005, the Series B-2 Warrants became warrants, exercisable over five (5) years, to purchase an aggregate of 375,000 shares of Common Stock at an exercise price of $1.00 per share.
     Mr. David Howitt, a director of the Company, invested $500,000 in IAP II and currently has approximately a fifty percent interest therein. ISIS Capital Management, LLC (“ISIS”), is the managing member of IAP II. The managing members of ISIS are Mr. Rodney A. Bienvenu, Jr., Chairman and Chief Executive Officer of the Company, and Mr. Ernest C. Mysogland, the Company’s Chief Legal Officer. Mr. Bienvenu holds a seventy percent equity interest in ISIS. Mr. Mysogland holds a thirty percent equity interest in ISIS. ISIS’s interest in IAP II provides for ISIS to receive twenty percent of the net profits received from IAP II’s investments.

     On August 4, 2004, ISIS and the Company entered into a Consulting Agreement, pursuant to which the Company will pay ISIS for services requested of ISIS from time to time, including, without limitation, research services, at ISIS’s regular rates or at the cost incurred by ISIS to provide such services, and will reimburse ISIS for any costs incurred by ISIS on behalf of the Company.
     On August 4, 2004, the Company granted ISIS certain non-qualified options to acquire 200,914 shares of Common Stock. All such options have an exercise price of $6.75 per share. The exercise of such options is subject to the achievement of certain vesting and milestone terms (subject to the terms of the stock option agreement). Any of the above-described options not previously exercisable shall be vested and exercisable on August 4, 2009.
     As of October 13, 2004, the Company entered into that certain Purchase Agreement Assignment (the “Assignment”). Under the Assignment, the Company acquired all of the rights and assumed all of the liabilities of the Purchaser under that certain Membership Interest Purchase Agreement (as amended by the Extension, the “Purchase Agreement”) made and entered into as of September 2, 2004, by and between ISIS Capital Management, LLC (as the “Purchaser”) and Gupta Holdings, LLC (the “Seller”).
     In contemplation of the Assignment to the Company ISIS negotiated for an extension of the Closing date (originally scheduled for September 30, 2004) until October 15, 2004, and paid the Seller $1,000,000 in exchange for such right. Under the Assignment, the Company agreed to repay ISIS (or its assignees), for the $1,000,000 ISIS paid to the Seller. The Company has issued certain notes to ISIS evidencing such obligations in the principal amount of $1,000,000. On January 31, 2005, the notes were automatically converted into Series C Notes. On March 31, 2005, in accordance with their terms, the Series C Notes converted into 1,000,000 shares of Series C Preferred Stock and warrants to acquire 1,000,000 shares of Common Stock. These warrants have an exercise price of $1.25 per share and are exercisable for a period of five years from the date of issuance.
     Furthermore, upon the acquisition of Gupta, in consideration of the Assignment and services in connection with due diligence, financing contacts and structure, for its efforts in negotiating the terms of the acquisition (including the specific right to assign the Purchase Agreement to the Company), and undertaking the initial obligation regarding the purchase of Gupta, the Company paid ISIS and its investors, as allocated by ISIS, a transaction fee equal to $1,250,000, payable either in cash or, at the election of ISIS, in Series B-2 Securities, or senior debt or senior equity issued in connection with the acquisition of Gupta. As of September 30, 2005, this transaction fee has not been paid to ISIS. The Company will also reimburse ISIS for any amount it has incurred in connection with the negotiation and consummation of the transaction.
     One of the Senior Noteholders under the Senior Note Agreement entered into in connection with the acquisition of Gupta, was B/T Investors, a general partnership. B/T Investors lent the Company a total of $975,000 under the Senior Note Agreement, and received Senior Notes in that principal amount. One of the partners in B/T Investors is Brian J. Sisko who is now the Company’s Chief Operating Officer. B/T Investors assigned its Senior Notes to its various partners, and Mr. Sisko received a Senior Note in the principal amount of $100,000. This note held by Mr Sisko was paid off in August, 2005 when the Company refinanced its debt when it entered into the long term credit facility with Fortress Credit Corp.
Convertible Promissory Notes and Effect on Previously Issued Convertible Notes
     On January 11, 2006, the Company entered into certain convertible promissory notes which will automatically convert into (i) such number of fully paid and non-assessable shares of the Company’s Series E Preferred Stock equal to the aggregate outstanding principal amount due under the notes plus the amount of all accrued but unpaid interest under the notes divided by $1.25, and (ii) warrants to purchase a number of shares of the Company’s Common Stock equal to 40% of such number of shares of Series E Stock issued to the holder. Also on January 11, 2006, the Company entered into certain Subscription Agreements for the sale of Series E Stock and Warrants. In addition to the conversion of the principal and interest under the notes sold on January 11, 2006, investors under the Subscription Agreements agreed to invest additional amounts including by conversion of the principal and interest due under certain other promissory notes issued by the Company. Certain of these transactions were entered into by Mr. David Howitt, a director of the Company. Mr. Howitt invested $350,000 under the notes, and agreed to invest another $150,000 under the Subscription Agreement. Mr. Howitt recused himself from the Board of Directors decisions approving these transactions.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of March 10, 2006, certain information regarding the beneficial ownership (1) of the Company’s capital stock outstanding by (i) each person who is known to the Company to own 5% or more of the Company’s

Common Stock, Series C Preferred Stock or Series D Preferred Stock, the outstanding voting securities, (ii) each director of the Company, (iii) certain executive officers of the Company and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Halo Technology Holdings, 200 Railroad Avenue, Greenwich, CT 06830. As of March 10, 2006, the Company had 7,810,840 shares of Common Stock issued and outstanding, 13,362,688 shares of Series C Preferred Stock issued and outstanding and 7,045,454 shares of Series D Preferred Stock issued and outstanding. The Series C Preferred Stock and Series D Preferred Stock vote together with the Common Stock as a single class on all matters submitted to a vote of the stockholders of the Company, each share of Series C Preferred Stock, each share of Series D Preferred Stock and each share of Common Stock is entitled to one vote per share.

		Amount and		Percent of
		Nature of		Outstanding
Title of	Name and Address of	Beneficial	Percent of	Voting
Class	Beneficial Owner (1)	Ownership	Class	Securities (2)
Common	Rodney A. Bienvenu, Jr. (3)	5,192,625	9.99%	17.74%
Series C	Rodney A. Bienvenu, Jr. (3)	1,813,261	13.31%	17.74%
Common	Ernest C. Mysogland (4)	4,679,873	9.99%	15.96%
Series C	Ernest C. Mysogland (4)	1,813,261	13.31%	15.96%
Common	Brian J. Sisko (5)	175,000	2.19%	*
Common	Jeff Bailey (6)	7,290	*	*
Common	Gus Bottazzi (7)	603,863	7.18%	2.12%
Common	John A. Boehmer (8)	13,124	*	*
Common	David M. Howitt (9)	1,196,805	9.99%	4.12%
Common	Mark J. Lotke (10)	13,124	*	*
Common	Mark Finkel	—	—	—
Common	All directors and executive officers as a group (9 persons) (11)	6,483,383	40.73%	20.08%
Series C	All directors and executive officers as a group (9 persons) (11)	2,117,913	15.28%	20.08%
Common	Asset Managers International Ltd. (12)	2,406,319	9.99%	8.13%
Common	Manuel D. Ron. (13)	2,389,781	9.99%	8.13%
Series C	Asset Managers International Ltd.	1,000,000	7.22%	8.13%
Series C	Manuel D. Ron. (13)	1,000,000	7.22%	8.13%
Common	Carmignac Infotech (14)	627,828	7.46%	2.20%

		Amount and		Percent of
		Nature of		Outstanding
Title of	Name and Address of	Beneficial	Percent of	Voting
Class	Beneficial Owner (1)	Ownership	Class	Securities (2)
Common	Carmignac Technologies (15)	1,425,692	9.99%	4.93%
Series C	Carmignac Technologies	707,000	5.10%	4.93%
Common	Rajesh Varma (16)	2,053,520	17.45%	7.28%
Series C	Rajesh Varma (16)	1,010,000	7.29%	7.28%
Common	Carnegie Fund (17)	455,533	5.75%	1.61%
Common	Mikael Kadri (18)	455,533	5.75%	1.61%
Common	Viktor Rehnqvist (19)	455,533	5.75%	1.61%
Common	Crestview Capital Master, LLC (20)	7,661,407	9.99%	23.76%
Common	Robert Hoyt (21)	7,661,407	9.99%	23.76%
Series C	Crestview Capital Master, LLC	2,020,000	14.58%	23.76%
Series C	Robert Hoyt (21)	2,020,000	14.58%	23.76%
Common	CAMOFI Master LDC (22)	5,827,449	9.99%	18.21%
Common	Richard Smithline (23)	5,827,449	9.99%	18.21%
Series C	DCOFI Master LDC	2,000,000	14.43%	18.21%
Series C	Richard Smithline (23)	2,000,000	14.43%	18.21%
Common	Gibralt Capital Corporation (24)	472,873	5.88%	1.66%
Common	John Ciampi (25)	472,873	5.88%	1.66%
Common	Gupta Holdings, LLC (26)	4,384,316	9.99%	14.36%
Common	Tom T. Gores (27)	11,429,770	19.98%	39.33%
Common	Jerome N. Gold (28)	4,384,316	9.99%	14.36%
Common	Robert J. Joubran (29)	4,384,316	9.99%	14.36%
Common	Eva Kawalski (30)	4,384,316	9.99%	14.36%
Series C	Gupta Holdings, LLC	2,020,000	14.83%	14.36%

		Amount and		Percent of
		Nature of		Outstanding
Title of	Name and Address of	Beneficial	Percent of	Voting
Class	Beneficial Owner (1)	Ownership	Class	Securities (2)
Series C	Tom T. Gores (27)	2,020,000	14.83%	39.33%
Series C	Jerome N. Gold (28)	2,020,000	14.83%	14.36%
Series C	Robert J. Joubran (29)	2,020,000	14.83%	14.36%
Series C	Eva Kawalski (30)	2,020,000	14.83%	14.36%
Common	ISIS Acquisition Partners II, LLC (31)	1,344,465	9.99%	4.66%
Common	ISIS Acquisition Partners, LLC (32)	485,085	5.85%	1.70%
Common	ISIS Capital Management, LLC (33)	4,621,541	25.83%	15.76%
Series C	ISIS Capital Management, LLC (34)	1,813,261	13.31%	15.94%
Common	Fortress Credit Corp. (35)	2,109,042	21.26%	6.95%
Common	OXA Trade and Finance, Inc. (36)	917,425	9.99%	3.19%
Common	Pogue Capital International Ltd. (37)	513,218	6.23%	1.80%
Common	DCI Master LDC (38)	1,476,727	9.99%	4.97%
Common	SEB Investments (39)	4,073,406	9.99%	13.47%
Common	Tobias Hagstrom (40)	4,073,406	9.99%	13.47%
Series C	SEB Investments	2,020,000	14.83%	13.47%
Series C	Tobias Hagstrom (40)	2,020,000	14.83%	13.47%
Common	Vision Opportunity Master Fund, Ltd. (43)	1,005,834	9.99%	3.44%
Common	Mai N. Pogue (44)	1,459,052	16.59%	5.09%
Common	Platinum Equity, LLC (45)	7,045,454	9.99%	24.97%
Series D	Platinum Equity, LLC	7,045,454	100%	24.97%
Series D	Tom T. Gores (27)	7,045,454	100%	39.33%

*	Indicates less than one percent.
(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.
(2) Considers Common Stock, Series C Preferred Stock and Series D Preferred Stock voting together as a single class, with the Common Stock entitled to one vote per share, the Series C Preferred Stock entitled to one vote per share of Series C Preferred Stock, and the Series D Preferred Stock entitled to one vote per share of Series D Preferred Stock.
(3) Rodney A. Bienvenu, Jr. Amount includes the securities or rights to acquire securities held or deemed to be held by ISIS Acquisition Partners II LLC (“IAP II”), ISIS Acquisition Partners LLC (“IAP”), and by ISIS Capital Management, LLC (“ISIS”) as described in notes 31, 32, 33 and 34 below. Mr. Bienvenu is a managing member of ISIS, and ISIS is the managing member of IAP and IAP II. Mr. Bienvenu may be deemed to have voting and investment power with respect to shares beneficially owned by IAP II, IAP and/or ISIS and disclaims beneficial ownership of such shares, except to the extent of his respective proportionate pecuniary interest therein. Amount also includes(i) vested options to acquire 46,084 shares of Common Stock at an exercise price of $1.08 per share, and (ii) vested options to acquire 525,000 shares of common stock at an exercise price of $1.19 per share.
(4) Ernest C. Mysogland. Amount includes the securities or rights to acquire securities held by ISIS Acquisition Partners II LLC (“IAP II”), ISIS Acquisition Partners LLC (“IAP”), and by ISIS Capital Management, LLC (“ISIS”) as described in notes 31, 32, 33 and 34 below. Mr. Mysogland is a managing member of ISIS, and ISIS is the managing member of IAP and IAP II. Mr. Mysogland may be deemed to have voting and investment power with respect to shares beneficially owned by IAP II, IAP and/or ISIS and disclaims beneficial ownership of such shares, except to the extent of his respective proportionate pecuniary interest therein. Amount also includes vested options to acquire 58,332 shares of common stock at an exercise price of $1.19 per share.
(5) Brian J. Sisko. Amount includes vested options to acquire 175,000 shares of common stock at an exercise price of $1.08 per share.
(6) Jeff Bailey. Amount includes vested options to acquire 7,290 shares of Common Stock at an exercise price of $1.08 per share.
(7) Gus Bottazzi. Amount includes (i) vested options to acquire 187,520 shares of Common Stock at an exercise price of $6.75 per share, (ii) vested options to acquire 2,000 shares of common stock at an exercise price of $25.00 per share, (iii) 304,652 shares of Series C Preferred Stock, convertible into 304,652 shares of Common Stock and (iv) Warrants to acquire 104,652 shares of Common Stock at $1.25 per share. Mr. Bottazzi was a director and President of the Company until March, 2005.
(8) John A. Boehmer. Amount includes vested options to acquire 13,124 shares of Common Stock at an exercise price of $1.08 per share.
(9) David M. Howitt. Amount includes amounts held by IAP II as described in note 31 below, to the extent of Mr. Howitt’s interest in IAP II. Amount also includes vested options to acquire 13,124 shares of Common Stock at an exercise price of $1.08 per share, and 406,901 shares of Common Stock issuable upon conversion of principal and interest under a convertible promissory note held by Mr. Howitt.
(10) Mark J. Lotke. Amount includes vested options to acquire 13,124 shares of Common Stock at an exercise price of $1.08 per share.
(11) Officers and Directors as a group. Amount includes shares held or deemed to be held by Messrs. Bienvenu, Mysogland and Howitt, without duplication, as described in notes 3, 4 and 7 above, and amounts held by Mr. Sisko and Mr. Bottazzi as described in notes 5 and 6 above.
(12) Asset Managers International Ltd. Amount includes 1,000,000 shares of Series C Preferred Stock convertible into 1,000,000 shares of Common Stock, and warrants to acquire 1,389,781 shares of Common Stock at an exercise price of $1.25 per share.
(13) Manuel D. Ron. Amount includes securities or rights to acquire securities held by Asset Managers International Ltd. as described in note 12 above. Mr. Manuel D. Ron exercises voting and investment power over the shares held by this entity. Mr. Ron disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(14) Carmignac Infotech. Amount includes 21,828 shares of Common Stock, 303,000 shares of Series C Preferred Stock convertible into 303,000 shares of Common Stock, and warrants to acquire 303,000 shares of Common Stock at an exercise price of $1.25 per share.
(15) Carmignac Technologies. Amount includes 707,000 shares of Series C Preferred Stock convertible into 707,000 shares of Common Stock, and warrants to acquire 707,000 shares of Common Stock at an exercise price of $1.25 per share.
(16) Rajesh Varma. Amount includes securities and rights to acquire securities held by Carmignac Infotech and Carmignac Technologies as described in notes 14 and 15. Mr. Rajesh Varma exercises voting and investment power over the shares held by these entities. Mr. Varma disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(17) Carnegie Fund. Amount includes 341,149 shares of Common Stock, warrants to acquire 8,000 shares of Common Stock for an exercise price of $2.00 per share, and warrants to acquire 104,653 shares of Common Stock at an exercise price of $1.25 per share.
(18) Mr. Mikael Kadri. Amount includes securities and rights to acquire securities held by Carnegie Fund as described in note 17. Mr.

Kadri exercises voting and investment power over the shares held by this entity. Mr. Kadri disclaims beneficial ownership of these shares except to the extent of his pecuniary interests therein.
(19) Mr. Viktor Rehnqvist. Amount includes securities and rights to acquire securities held by Carnegie Fund as described in note 17. Mr. Rehnqvist exercises voting and investment power over the shares held by this entity. Mr. Rehnqvist disclaims beneficial ownership of these shares except to the extent of his pecuniary interests therein.
(20) Crestview Capital Master, LLC. Amount includes 2,020,000 shares of Series C Preferred Stock convertible into 2,020,000 shares of Common Stock, warrants to acquire 2,020,000 shares of Common Stock at an exercise price of $1.25 per share, subordinated debt convertible into 2,000,000 shares of Common Stock, and 1,621,407 shares of Common Stock at an exercise price of $1.25 per share.
(21) Robert Hoyt. Amount includes securities or rights to acquire securities held by Crestview Capital Master, LLC as described in note 20. Mr. Robert Hoyt exercises voting and investment power over the shares held by this entity. Mr. Hoyt disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(22) CAMOFI Master LDC. Amount includes 2,000,000 shares of Series C Preferred Stock convertible into 2,000,000 shares of Common Stock, warrants to acquire 2,000,000 shares of Common Stock at an exercise price of $1.25 per share, warrants to acquire 779,562 shares of Common Stock at an exercise price of $1.25 per share, subordinated debt convertible into 500,000 shares of Common Stock, warrants to acquire 500,000 shares of Common Stock at an exercise price of $1.25 per share, and 47,887 shares of Common Stock.
(23) Richard Smithline. Amount includes securities or rights to acquire securities held by DCOFI Master LDC as described in note 22. Mr. Smithline exercises voting and investment power over the shares held by this entity. Mr. Smithline disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(24) Gibralt Capital Corporation. Amount includes 234,497 shares of Common Stock, warrants to acquire 234,497 shares of Common Stock at an exercise price of $1.25 per share, and 3,879 additional shares of Common Stock.
(25) John Ciampi. Amount includes the securities and rights to acquire securities held by Gibralt Capital Corporation as described in note 24. Mr. Ciampi exercises voting and investment power over the shares held by this entity. Mr. Ciampi disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(26) Gupta Holdings, LLC. Amount includes 2,020,000 shares of Series C Preferred Stock convertible into 2,020,000 shares of Common Stock, warrants to acquire 2,020,000 shares of Common Stock at an exercise price of $1.25 per share, warrants to acquire 292,336 shares of Common Stock at an exercise price of $1.25 per share, and 51,980 shares of Common Stock.

(27) Tom T. Gores. Amount includes securities and rights to acquire securities held by Gupta Holdings, LLC as described in note 26, and Platinum Equity, LLC as described in note 45. Mr. Gores exercises voting and investment power over the shares held by these entities. Mr. Gores disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(28) Jerome N. Gold. Amount includes securities and rights to acquire securities held by Gupta Holdings, LLC as described in note 26. Mr. Gold exercises voting and investment power over the shares held by this entity. Mr. Gold disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(29) Robert J. Joubran. Amount includes securities and rights to acquire securities held by Gupta Holdings, LLC as described in note 26. Mr. Joubran exercises voting and investment power over the shares held by this entity. Mr. Joubran disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(30) Eva Kawalski. Amount includes securities and rights to acquire securities held by Gupta Holdings, LLC as described in note 26. Ms. Kawalski exercises voting and investment power over the shares held by this entity. Ms. Kawalski disclaims beneficial ownership of the shares, except to the extent of her pecuniary interests therein.
(31) ISIS Acquisition Partners II, LLC. Amount includes 389,114 shares of Common Stock, warrants to acquire 375,000 shares of Common Stock for an exercise price of $1.00 per share, 287,795 shares of Series C Preferred Stock convertible into 287,795 shares of Common Stock, and warrants to acquire 287,795 shares of Common Stock at an exercise price of $1.25 per share.
(32) ISIS Acquisition Partners, LLC. Amount includes 240,553 shares of shares of Series C Preferred Stock convertible into 240,553 shares of Common Stock, and warrants to acquire 240,553 shares of Common Stock at an exercise price of $1.25 per share.
(33) ISIS Capital Management, LLC (“ISIS”). Amount includes 1,284,913 shares of Series C Preferred Stock convertible into 1,284,913 shares of Common Stock, and warrants to acquire 1,284,913 shares of Common Stock at an exercise price of $1.25 per share. Amount also includes the securities or rights to acquire securities held by ISIS Acquisition Partners II LLC (“IAP II”) and by ISIS Acquisition Partners LLC (“IAP”) as described in footnotes 31 and 32. ISIS is the managing member of IAP and IAP II and has voting and investment power with respect to shares beneficially owned by IAP II and/or IAP.
(34) ISIS Capital Management, LLC (“ISIS”). Amount includes 1,284,913 shares of Series C Preferred Stock. Amount also includes the Series C Preferred Stock held by ISIS Acquisition Partners II LLC (“IAP II”) and by ISIS Acquisition Partners LLC (“IAP”) as described in footnotes 31 and 32. ISIS is the managing member of IAP and IAP II and has voting and investment power with respect to shares beneficially owned by IAP II and/or IAP.

(35) Fortress Credit Corp. Amount includes warrants to acquire 2,109,042 shares of Common Stock at an exercise price of $0.01 per share.
(36) Oxa Trade and Finance, Inc. Amount includes 52,500 shares of Common Stock, warrants to acquire 50,000 shares of Common Stock for an exercise price of $1.00 per share, 313,958 shares of Series C Preferred Stock convertible into 313,958 shares of Common Stock, warrants to acquire 313,958 shares of Common Stock at an exercise price of $1.25 per share, 5,193 shares of Common Stock, and warrants to acquire 181,818 shares of Common Stock at $1.25 per share.
(37) Pogue Capital International Ltd. Amount includes 88,348 shares of Common Stock, warrants to acquire 6,260 shares of Common Stock for an exercise price of $2.00 per share, 209,305 shares of Series C Preferred Stock convertible into 209,305 shares of Common Stock, and warrants to acquire 209,305 shares of Common Stock at an exercise price of $1.25 per share.
(38) DCI Master LDC. Amount includes warrants to acquire 363,636 shares of Common Stock, and 1,113,091 shares of Common Stock issuable upon the conversion of debt.
(39) SEB Asset Management. Amount includes 2,020,000 shares of Series C Preferred Stock convertible into 2,020,000 shares of Common Stock, warrants to acquire 2,020,000 shares of Common Stock at an exercise price of $1.25 per share, and 33,406 shares of Common Stock.
(40) Tobias Hagstrom. Amount includes securities and rights to acquire securities held by SEB Asset Management as described in note 39. Mr. Hagstrom exercises voting and investment power over the shares held by this entity. Mr. Hagstrom disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
(43) Vision Opportunity Master Fund, Ltd. Amount 1,005,834 shares of Common Stock issuable upon the conversion of debt.
(44) Mai N. Pogue. Ms. Pogue, jointly with her husband, Gerald A. Pogue, owns 28,408 shares of Common Stock. In addition, the amount includes securities held by Oxa Trade and Finance, Inc. and Pogue Capital International as described in notes 36 and 37.
(45) Platinum Equity, LLC. Amount includes 7,045,054 shares of Series D Preferred Stock, convertible into 7,045,054 shares of Common Stock.
DESCRIPTION OF PROPERTIES
The principal executive offices of the Company are located at 200 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830. The Company has a four-year lease on its current office space. The property has a general-purpose use for sales and administration, and the Company believes it will be sufficient for our needs for the foreseeable future.
The Company’s wholly-owned subsidiary, Gupta, leases 6,319 square feet of office space at its headquarters in Redwood Shores, California, and 5,349 square feet of office space in Munich, Germany. Gupta additionally leases small sales offices in Paris and London.
The principal executive offices of the Company’s Process subsidiary are located in Framingham, Massachusetts. The Company’s subsidiary ProfitKey International leases 9,000 square feet of office space at its headquarters in Salem, New Hampshire. The Foresight Software subsidiary leases 5,920 square feet of office space at its headquarters in Atlanta, Georgia. The Company’s DAVID Corporation subsidiary leases 5,180 square feet of office space at its headquarters in San Francisco, California. Empagio leases 1,788 square feet of office space at its headquarters in Atlanta, Georgia, and 13,500 square feet of office space in San Francisco, California. The Company believes these premises will be sufficient for our needs for the foreseeable future.
LEGAL PROCEEDINGS
On May 6, 2005, the Company received notice of a demand for arbitration before the American Arbitration Association from attorneys representing Michael Liss, a former employee of the Company who had the title Chief Operating Officer. Mr. Liss disputes the circumstances surrounding the termination of his employment and claims that he is entitled to severance benefits, other compensation and damages totaling approximately $187,000 in addition to attorneys fees and statutory damages. The Company believes that Mr. Liss’s claim is without merit and intends to vigorously defend itself. The Company has accrued $50,000 for legal costs related to this matter. The arbitrator has scheduled a hearing in this matter for March 21 and 22, 2006.
MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
     The Company’s Common Stock, par value $.00001 per share, is quoted on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. under the symbol “WARP”.
     The following table sets forth the range of high and low closing bid prices for the Company’s Common Stock for the periods indicated as reported by the National Quotation Bureau, Inc. These prices represent quotations between dealers, do not include retail markups, markdowns or commissions, and do not necessarily represent actual transactions.

		Bid Price
Fiscal Year	Quarter Ended	Low	High
2004	March 31, 2004	17.00	31.00
	June 30, 2004	6.00	18.00

2005	September 30, 2004	3.00	8.00

		Bid Price
Fiscal Year	Quarter Ended	Low	High
	December 31, 2004	1.50	5.00
	March 31, 2005	1.51	5.00
	June 30, 2005	1.60	4.00

2006	September 30, 2005	.92	2.85
	December 31, 2005	1.10	1.75
     As of March 16, 2006, the National Quotation Bureau, Inc. reported that the closing bid and ask prices on the Company’s Common Stock were $1.30 and $1.40 respectively.
Holders
     As of December 31, 2005 the Company’s financial statements show 5,601,548 shares of Common Stock outstanding.
     At March 10, 2006, there were approximately 400 common stockholders of record, including shares held by brokerage clearing houses, depositories or otherwise in unregistered form. The beneficial owners of such shares are not known to us.
Dividends
     We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except as provided under the rights and preferences of the Company’s Series C Preferred Stock (the “Series C Stock”) and the Company’s Series D Preferred Stock (the “Series D Stock”) which restrict, the payment of any dividend with respect to the Common Stock without paying dividends on the Series C Stock and Series D Stock, and which provide for a preference in the payment of the dividends on the Series C Stock and Series D Stock requiring such dividends to be paid before any dividend or distribution is made to the common stockholders. Dividends on the Series C Preferred Stock accrue at the rate of 6% of the stated value of the preferred stock per annum, and are payable in cash or in shares of Common Stock at the time of conversion of the Series C Stock. In addition, dividends may not be paid so as to render us insolvent. Dividends on the Series D Stock accrue at the rate of 13% of the stated value of the preferred stock per annum, and are payable in cash or in shares of Common Stock. Dividends on each share of Series D Stock shall be paid initially on March 31, 2006 and quarterly in arrears thereafter, in either cash or additional shares of Common Stock, at the election of the Company.
     Our dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.
Securities Authorized for Issuance Under Equity Compensation Plans.
     The following table sets forth as of June 30, 2005, certain information regarding the securities authorized for issuance under the 2002 Stock Incentive Plan, which is the sole equity compensation plan of the Company as of June 30, 2005.

Equity Compensation Plan Information
	Number of		Number of
	securities	Weighted-	securities
	to be issued	average	remaining
	upon	exercise	available for
	exercise of	price of	future
	outstanding	outstanding	issuance
	options,	options,	under equity
	warrants	warrants	compensation
	and rights	and rights	plans
Equity compensation plans approved by security holders	0	0	0

Equity compensation plans not approved by security holders	628,453	$6.84	148,158

Total	628,453	$6.84	148,158

     In November 2002, the Company’s Board of Directors approved and adopted the Warp Technology Holdings, Inc. 2002 Stock Incentive Plan (the “2002 Plan”) as a means through which the Company and its subsidiaries may attract, retain and compensate employees and consultants. So that the appropriate incentive can be provided, the 2002 Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Awards and Stock Bonuses, or a combination of the foregoing. A total of 776,611 Shares have been reserved for issuance pursuant to the 2002 Plan plus Shares that are subject to: (a) issuance upon exercise of an option but cease to be subject to such option for any reason other than exercise of such option; (b) an award granted under the 2002 Plan but forfeited or repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. The 2002 Plan is administered by the Board of Directors. The Board of Directors may at any time terminate or amend the 2002 Plan in any respect, including without limitation amendment of any form of award agreement or instrument to be executed pursuant to the 2002 Plan; provided, however, that the Board of Directors will not, without the approval of the stockholders of the Company, amend the 2002 Plan in any manner that requires stockholder approval. Unless earlier terminated as provided under the 2002 Plan, the 2002 Plan will terminate November 2012. As of June 30, 2005, there were outstanding options to purchase 628,453 shares and 148,158 shares available for award under the 2002 Plan.
USE OF PROCEEDS
     The proceeds from the sale of the Common Stock offered by this prospectus are solely for the account of the selling stockholders. We will not receive any proceeds from the sale of these shares.
     A portion of the shares we are registering are shares which we have reserved for issuance upon the exercise of warrants. We will receive proceeds from the exercise of warrants entitling the selling stockholders to purchase 280,000 shares of our Common Stock at an exercise price of $4.75 per share, 75,000 shares at an exercise price of $2.25 per share, and 956,601 shares at an exercise price of $1.25 per share. The Company cannot anticipate whether any warrants will be exercised. If all warrants held by the selling stockholders are exercised, we will receive up to $22,637,969 in proceeds. However, all of the warrants contain cashless exercise provisions which would allow the holder exercising the warrant to pay the exercise price by reducing the number of shares to be issued upon exercise of the warrant. If holders of the warrants elect this feature, the Company would not receive cash proceeds from such an exercise. We anticipate that any proceeds from the exercise of warrants by the selling stockholders will be used for working capital and other general corporate purposes. Pending the application of any proceeds from the exercise of warrants, if any, by the selling stockholders, we expect to invest the proceeds in short-term, interest-bearing, investment-grade securities.
ISSUANCE OF PREFERRED STOCK AND WARRANTS TO SELLING STOCKHOLDERS
     On January 31, 2005, the Company entered into a series of transactions resulting in the issuance of preferred stock, warrants and subordinated notes to investors. These securities were issued primarily to finance the acquisition of Gupta. Under these transactions, described below, investors purchased Series C preferred stock or subordinated notes convertible into Series C preferred stock and were issued Warrants to purchase Series C preferred stock in connection with such issuances. The decision to purchase and sell Series C preferred shares or subordinated notes was made by the different investors and the Company after negotiation and taking into consideration the investor’s preferences, the Company’s financing needs and the Company’s debt-to-equity ratios.
     On January 31, 2005, the Company entered into certain Series C Subscription Agreements (collectively, the “Subscription Agreement”), with the Investors as identified therein (collectively, the “Investors”). Under the Subscription Agreement, the Company sold certain Series C Convertible Notes (the “Series C Notes”) convertible into a new series of Preferred Stock, the “Series C Stock” with a par value of $.00001 per share, and Warrants to acquire Common Stock. The Company issued total aggregate principal amount of Series C Notes equal to $8,475,000. In addition, certain convertible promissory notes in the aggregate principal amount of $2,250,000 issued by the Company in October 2004, December 2004 and January 2005 in order to fund the non-refundable fees paid to the Seller, Gupta Holdings LLC, in connection with the acquisition from Gupta Holdings LLC of Gupta (which were credited against the purchase price at the closing of the acquisition of Gupta), were converted into an aggregate of $2,409,253 of Series C Notes. On March 31, 2005, all amounts of principal and interest due under all the Series C Notes converted into 10,993,095 shares of Series C Stock (which is convertible into an equal number of shares of the Company’s Common Stock), plus Warrants to acquire 10,993,095 shares of the Company’s Common Stock. On April 4, 2005, the Company issued 3,000,000 shares of Series C Stock, and Warrants to acquire 3,000,000 shares of Common Stock under the Subscription Agreement in exchange for a purchase price of $3,000,000. The Warrants have an exercise price of $1.25 and a five-year term. As described under “Description of Securities,” at the election of the Company, dividends on the Series C Stock may be paid in shares of Common Stock.
     To partially fund the Gupta acquisition, the Company also entered into a Senior Note and Warrant Purchase Agreement (the “Senior Note Agreement”), as of January 31, 2005, by and among the Company and the Purchasers (the “Senior Noteholders”) identified therein. Under the Senior Note Agreement, the Company received proceeds of $6,825,000. Most of the proceeds were used to fund a portion of the purchase price in the Gupta acquisition and the remainder of the proceeds was used for working capital purposes. Under the Senior Note Agreement, the Senior Noteholders received warrants to purchase 1,461,679 shares of Common Stock (the “Senior Lender Warrants”). The Warrants have an exercise price of $1.25 and a five year term.
     The Company also entered into that certain Subordinated Note and Warrant Purchase Agreement (the “Subordinated Note Agreement”), as of January 31, 2005, by and among the Company and the Purchasers (the “Subordinated Noteholders”) identified therein. Under the Subordinated Note Agreement, Subordinated Noteholders who purchased an aggregate of $2,500,000 principal amounts under the Subordinated Notes have the right to convert all such principal amounts into such number of shares of Common Stock equal to the principal amount due under the Subordinated Note divided by $1.00. Interest on the Subordinated debt is to be paid in registered shares of Common Stock based on the accrued interest divided by the price of the Company’s Common Stock immediately prior to payment. In addition to the Subordinated Notes, the Subordinated Noteholders received warrants to purchase 500,000 shares of Common Stock (the “Subordinated Lender Warrants”). The Warrants have an exercise price of $1.25 and a five year term.
     In connection with the sales of the Bridge Notes, the Series C Notes, the Senior Notes and the Subordinated Notes under the financing agreements described above, the Company incurred brokers or finders fees and commissions of a total of $1,058,900. In addition, the Company has committed to issue to such brokers and finders warrants (the “Broker Warrants”) to acquire up to an aggregate of 1,311,601 shares of Common Stock. These warrants are exercisable for a period of five years. Warrants to acquire 280,000 shares have an exercise price of $4.75 per share, warrants to acquire 75,000 shares have an exercise price of $2.25 per share, and warrants to acquire 956,601 shares have an exercise price of $1.25 per share.
SELLING STOCKHOLDERS
     The table below sets forth as of March 10, 2006 the name of each selling stockholder, the number of shares of Common Stock beneficially owned by each selling stockholder, the maximum number of such shares that each selling stockholder may offer and sell pursuant to this prospectus, and as adjusted to give effect to the sale of the shares covered by this prospectus. For purposes of this table, shares of Common Stock beneficially owned by each selling stockholder includes shares that have been issued or may be issued upon conversion of Series C Stock held by such selling stockholder, upon the exercise of outstanding warrants held by such selling stockholder, in payment of dividends on outstanding shares of Series C Stock held by such selling stockholder, in payment of interest on outstanding Subordinated Notes held by such selling stockholder and upon conversion of the outstanding principal amount of Subordinated Notes held by such selling stockholder. This table reflects the actual number of shares of common stock issued to selling stockholders upon conversion or exercise of certain convertible or exercisable securities prior to the date of this prospectus and the actual number of shares of common stock issued as payment by the Company of dividends and interest on such securities in shares of Common Stock prior to the date of this prospectus. For purposes of this table, the number of shares of Common Stock payable after the date of this prospectus as dividends on the Series C Stock (x) is based on 90% of the average of the high and low prices of the Common Stock on March 31, 2005, and (y) assumes that the selling stockholder has not converted the shares of Series C Stock that it holds as of the date of each future quarterly dividend payment and that the Company elects to make such dividend payments in stock for a period of two years after the issuance of the Series C Stock. For purposes of this table, the number of shares of Common Stock payable after the date of this prospectus as interest on the Subordinated Notes held by a selling stockholder assumes that such stockholder has not converted such note into shares of Common Stock as of the time future interest payments are made, that the Company makes such interest payments in stock, and that the number of shares is based on 90% of the average of the high and low prices of the Common Stock on March 31, 2005. For purposes of this table, shares of Common Stock that may be issued in payment of dividends on the Series C Stock and in payment of interest on the Subordinated Notes are allocated among the selling stockholders in proportion to the number of shares of Series C Stock and the outstanding principal amount of the Subordinated Notes held by each such selling stockholder.

     Each selling stockholder may sell all, some or none of its shares, and no estimate can be made of the aggregate number or percentage of shares that each selling stockholder will own upon completion of the offering to which this prospectus relates. Accordingly, each selling stockholder has been presumed to sell all of his, her or its shares offered pursuant to this prospectus for purposes of calculating the “Number of Shares Owned After Completion of Offering” in the table below. See “Plan of Distribution” below.
     We prepared this table based on the information supplied to us by the selling stockholders. The selling stockholders may have sold or transferred in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, some or all of their shares since the date on which the information in the table is presented. Information about the selling stockholders may change over time. Any changed information will be set forth in prospectus supplements.
     The shares offered by this prospectus may be offered from time to time by and for the respective accounts of the selling stockholders named below or by its permitted pledgees, donees, transferees, beneficiaries, distributees or successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.
     The number of shares owned before the offering, and the number of shares offered pursuant to this prospectus, include shares issuable upon the exercise of warrants held by certain of the selling stockholders.
     As of March 10, 2006, there were approximately 7,810,840 shares of our Common Stock outstanding.

	Number of Shares Owned		Number of Shares	Number of Shares Owned
	Before Offering (1)		Offered Pursuant to	After Completion of the Offering
Selling Stockholder	Amount	Percent	this Prospectus(1)	Amount	Percent
A.J. DiScala	53,046	*	53,046	—	*
Andrew Cohen Profit Sharing Plan (17)	242,530	3.02%	215,881	26,649	*
Asset Managers International Ltd. (11)	2,452,609	23.90%	2,452,609	—	*
Carmignac Infotech (7)	641,854	7.61%	625,037	16,817	*
Carmignac Technologies (7)	1,458,419	15.73%	1,458,419	—	*
Carnegie Fund (2)	460,379	5.73%	215,881	244,498	3.04%
Chattanooga Ventures (13)	107,530	1.36%	107,530	—	*
Christian Kirsebom (18)	148,148	1.86%	136,384	11,764	*
Corey Sauerbrey	107,495	1.36%	107,495	—	*
Crestview Capital Master, LLC (8)	7,878,917	55.64%	6,350,158	1,528,760	10.80%
DCOFI Master LDC (10)	5,951,028	43.24%	5,951,028	—	*
Gene Salkind	136,384	1.72%	136,384	—	*
Gibralt Capital Corporation (14)	483,727	5.83%	483,727	—	*
Gupta Holdings, LLC (9)	4,616,316	37.15%	4,616,316	—	*
Gus Bottazzi (16)	415,881	5.06%	215,881	200,000	2.43%
ISIS Acquisition Partners II, LLC (12)	1,357,786	15.47%	593,671	764,115	8.70%
ISIS Acquisition Partners, LLC (12)	496,221	5.97%	496,221	—	*
ISIS Capital Management, LLC (12)	2,814,443	26.49%	2,613,529	200,914	1.89%
ISIS Capital Management, LLC (12)	37,024	0.47%	37,024	—	*
Keith A. Hanson	153,180	1.93%	132,956	20,224	*
Maurice & Stacey Gozlan	134,861	1.71%	53,971	80,890	1.03%
Michael Berkowitz	324,951	4.04%	224,451	100,500	1.25%
OXA Trade and Finance Inc. (3)	647,641	7.66%	647,641	—	*
Pogue Capital International Ltd (3)	522,907	6.34%	431,761	91,146	1.10%
Prashant Parekh	104,173	1.32%	104,173	—	*
Richard Weinstein	316,012	3.89%	316,012	—	*
SEB Asset Management (5)	4,166,911	34.79%	4,166,911	—	*
Steven Grodko (18)	104,173	1.32%	104,173	—	*
Titan Capital Management (6)	208,346	2.60%	208,346	—	*
Varon Family Trust (4)	391,114	4.79%	352,367	38,747	*
Vijay Desai	104,173	1.32%	104,173	—	*
Griffin Securities, Inc.(19), (20)	58,911	*	54,306	4,605	*
Friendly Capital LLC Defined Benefit Plan (18), (20)	162,919	2.04%	162,919	—	*
Robert Giannini (18)	588,344	7.00%	586,507	1,837	*
Slavatore Saraceno (18)	34,421	*	32,584	1,837	*
Mark Zizzamia (18)	34,421	*	32,584	1,837	*
Irrevocable Trust dated December 28, 2004 f/b/o Olivia Skriloff (21)	20,000	*	20,000	—	*

	Number of Shares Owned		Number of Shares	Number of Shares Owned
	Before Offering (1)		Offered Pursuant to	After Completion of the Offering
Selling Stockholder	Amount	Percent	this Prospectus(1)	Amount	Percent
Irrevocable Trust dated December 28, 2004 f/b/o Samuel Skriloff (21)	20,000	*	20,000	—	*
David Skriloff (18)	48,750	*	48,750	—	*
DCI Master LDC (22)	1,742,977	21.58%	266,250	1,476,727	18.28%
B/T Business & Technology (15)	87,701	1.11%	87,701	—	*

*	Less than one percent.

(1)	The number of shares owned before the offering and the number of shares offered pursuant to this prospectus includes: (x) an aggregate of 33,759,470 shares of Common Stock issued or issuable upon conversion of Series C Stock held by the selling stockholders, upon the exercise of outstanding warrants held by the selling stockholders or upon conversion of the outstanding principal amount of Subordinated Notes held by the selling stockholders, which shares are deemed to be beneficially owned in accordance with Rule 13d-3(d) under the Securities Exchange Act, plus (y) an aggregate of up to 1,265,287 shares of Common Stock issued or issuable in payment of dividends on outstanding shares of Series C Stock held by certain selling stockholders, at the option of the Company, or issuable in payment of interest on outstanding Subordinated Notes held by certain selling stockholders.

(2)	Messrs. Mikael Kadri and Viktor Rehnqvist exercise voting and investment power over the shares held by this entity. Messrs. Kadri and Rehnqvist disclaim beneficial ownership of these shares except to the extent of their pecuniary interests therein.

(3)	Ms. Mai Pogue exercises voting and investment power over the shares held by this entity. Ms. Pogue disclaims beneficial ownership of the shares, except to the extent of her pecuniary interest therein.

(4)	Mr. Benny Varon and Ms. Elizabeth Varon exercise voting and investment power over the shares held by this entity. Mr. and Ms. Varon disclaim beneficial ownership of the shares, except to the extent of their pecuniary interests therein.

(5)	Mr. Tobias Hagstrom exercises voting and investment power over the shares held by this entity. Mr. Hagstrom disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.

(6)	Mr. Steven Slawson and Mr. Walter Schenker exercise voting and investment power over the shares held by this entity. Mr. Slawson and Mr. Schenker disclaim beneficial ownership of the shares, except to the extent of their pecuniary interests therein.

(7)	Mr. Rajesh Varma exercises voting and investment power over the shares held by this entity. Mr. Varma disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.

(8)	Mr. Robert Hoyt exercises voting and investment power over the shares held by this entity. Mr. Hoyt disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.

(9)	Mr. Tom T. Gores, Mr. Jerome N. Gold, Mr. Robert J. Joubran and Ms. Eva Kawalski exercise voting and investment power over the shares held by this entity. Mr. Gores, Mr. Gold, Mr. Joubran and Ms. Kawalski disclaim beneficial ownership of the shares, except to the extent of their pecuniary interests therein.

(10)	Mr. Jeff Haas exercises voting and investment power over the shares held by this entity. Mr. Haas disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.

(11)	Mr. Manuel D. Ron exercises voting and investment power over the shares held by this entity. Mr. Ron disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.

(12)	Mr. Rodney A. Bienvenu, Jr. and Mr. Ernest C. Mysogland exercise voting and investment power over the shares held by this entity. Mr. Bienvenu and Mr. Mysogland disclaim beneficial ownership of the shares, except to the extent of their pecuniary interests therein. Mr. Bienvenu is the Chairman and Chief Executive Officer of the Company. Mr. Mysogland is the Chief Legal Officer of the Company.

(13)	Mr. John Cranmer exercises voting and investment power over the shares held by this entity. Mr. Cranmer disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.

(14)	Mr. John Ciampi exercises voting and investment power over the shares held by this entity. Mr. Cranmer disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.

(16)	Mr. Gus Bottazzi is a former director, and the former President, of the Company.

(17)	Mr. Andrew Cohen exercises voting and investment power over the shares held by this entity.

(18)	The selling stockholder is an affiliate of a registered broker-dealer. The selling stockholder has represented to us that he, she or it acquired the securities to be resold in his, her or its ordinary course of business and, at the time of the acquisition, the selling stockholder had no agreements with any other persons, either directly or indirectly, to dispose of the securities.

(19)	Griffin Securities, Inc, is a registered broker-dealer. Griffin Securities, acquired the securities to be resold as transaction based compensation for investment banking services. Griffin Securities provided placement agent and advisory services to the Company in connection with the private equity offering of the Series C Stock, as well as on the senior and subordinated debt financings described herein. In exchange for such services, Griffin received warrants to purchase of an amount equal to ten (10) percent of the securities issued in such equity and debt financings to investors introduced to the Company by Griffin.

(20)	Mr. Adrian Stecyk, the Chief Executive Officer of Griffin Securities, Inc. exercises voting and investment power over the shares held by this entity. Mr. Stecyk disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein.

(21)	Mr. David Skriloff exercises voting and investment power over the shares held by this entity. Mr. Skriloff disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.

(22)	Mr. Michael Crow exercises voting and investment power over the shares held by this entity. Mr. Crow disclaims beneficial ownership of the shares, except to the extent of his pecuniary interests therein.
     Each of the selling stockholders represented to us at the time that he, she or it acquired the Series C Stock and warrants to purchase Common Stock, that he, she or it was acquiring the shares from us without any present intention of effecting a distribution of those shares. In recognition of the fact that the selling stockholders may want to sell their shares when they consider appropriate, we agreed to file with the Securities and Exchange Commission a registration statement (of which this prospectus is a part) to permit the public sales of the shares by the selling stockholders from time to time.
     We will bear substantially all costs and expenses incident to the offering and sale of the shares to the public including legal fees and disbursements of counsel, “blue sky” expenses, accounting fees and filing fees, but excluding any underwriting or brokerage commissions or similar charges. See “Plan of Distribution” below.
PLAN OF DISTRIBUTION
     We are registering shares on behalf of the selling stockholders. As used in this prospectus, “selling stockholders” includes donees, pledgees, transferees and other successors-in-interest selling shares of Common Stock received from the named selling stockholders after the date of this prospectus. We will receive none of the proceeds from this offering. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders.
     Resale of the shares by the selling stockholders are not subject to any underwriting agreement. The shares covered by this prospectus may be sold by the selling stockholders or by their permitted pledgees, donees, transferees, beneficiaries, distributees or successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares offered by the selling stockholders may be sold from time to time:
•	at fixed prices;

•	at market prices prevailing at the time of sale;

•	at varying prices determined at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.
     Such sales may be effected in the over-the-counter market or on any exchange on which the shares may then be listed. The shares may be sold by one or more of the following:
•	one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the shares held by the selling stockholder as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	at ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in privately negotiated transactions;

•	by short sales;

•	through the writing in settlement of options or other hedging transactions, whether through an option exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	by a combination of any such methods of sale; and

•	through other means permitted pursuant to applicable law.
     There is no assurance that the selling stockholders will sell any or all of the shares offered by them. The selling stockholders may effect such transactions by selling shares through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the shares, or at private sales or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling stockholders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the selling stockholders in the distribution of the shares may be deemed to be underwriters, and any commissions received by them and any profit on the resale of the shares positioned by them might be deemed to be underwriting compensation, within the meaning of the Securities Act of 1933, in connection with such sales. To the extent that any selling stockholder is an affiliate of a registered broker-dealer and did not acquire the securities that such selling stockholder may offer and sell under this prospectus in the ordinary course of business or had an agreement or understanding to dispose of such securities at the time of purchase, such selling stockholder is deemed to be an underwriter in this offering by the SEC. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
     In connection with sales of its Common Stock and if permitted by law, the selling stockholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the Common Stock in the course of hedging their positions. The selling stockholders may also sell the Common Stock short and deliver Common Stock to close out short positions, or loan or pledge Common Stock to broker-dealers that in turn may sell the Common Stock.
     With respect to the shares issued to certain selling stockholders, we have agreed to keep the registration statement, of which this prospectus forms a part, effective until the earliest of (i) 24 months from the date of effectiveness of this registration statement, (ii) the date on which all shares offered in this prospectus by the selling stockholders have been sold; or (iii) the date when Rule 144(k) under the Securities Act of 1933, as amended, is available with respect to all securities covered by this prospectus.

     We have informed the selling stockholders that the anti-manipulation rules under the Securities Exchange Act of 1934 (Regulation M) may apply to sales in the market and will furnish the selling stockholders upon request with a copy of these rules. We will also inform the selling stockholders of the need for delivery of copies of this prospectus.
     Some states require that any shares sold in that state only be sold through registered or licensed brokers or dealers. In addition, some states require that the shares have been registered or qualified for sale in that state, or that there exists an exemption from the registration or qualification requirements and that the exemption has been complied with.
     Any shares covered by the prospectus that qualify for resale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.
     Our Common Stock is quoted on the OTC Bulletin Board under the symbol “WARP.” Pacific Stock Transfer Company, Las Vegas, NV, is the transfer agent for shares of our Common Stock.
DESCRIPTION OF SECURITIES
Common Stock
     We are registering shares of our Common Stock, par value $0.00001. We have authorized 150,000,000 shares of Common Stock. The holders of our Common Stock:
•	subject to the rights of the holders of our Preferred Stock, have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of Common Stock in the event of a liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.
Preferred Stock
     We also have authorized 50,000,000 shares of preferred stock, par value $0.00001 per share (“Preferred Stock”). Our board of directors is authorized to issue shares of such Preferred Stock in series, to establish and change the number of shares constituting any series and to provide for and change the voting powers, designations, preferences, redemption prices, conversion rights and liquidation preferences of any such series, subject to limitations prescribed by law and our Articles of Incorporation.
     Currently, there are shares of Series C Preferred Stock and Series D Preferred Stock outstanding. The Company had previously issued Series A Preferred Stock, Series B Preferred Stock and Series B-2 Preferred Stock, but these series have been converted into Common Stock. The common shares being offered pursuant to this registration statement are shares issuable upon conversion of the Series C Preferred Stock, shares issuable upon exercise of outstanding warrants and shares issuable in payment of dividends on the outstanding shares of Series C Preferred Stock held by the selling stockholders, in payment of interest on outstanding Subordinated Notes held by such selling stockholders and upon conversion of the outstanding principal amount of Subordinated Notes held by such selling stockholders.
     The Series C Stock has the following material terms:
• The Series C Stock is convertible into Common Stock, at the option of the holder, at a conversion price (the “Applicable Conversion Price”) that will initially be equal to $1.00. Accordingly, the Series C Stock is convertible into Common Stock at a one to one (1:1) ratio. However, the ratio is subject to adjustment pursuant to the anti-dilution protections extended to the holders of Series C Stock. Under the anti-dilution provisions, in the event the Company issues, at any time while shares of Series C Stock are still outstanding, shares of Common Stock or any type of securities convertible or exchangeable for, or otherwise giving a right to acquire, shares of Common Stock, at a price below the Applicable Conversion Price, then the Applicable Conversion Price will be adjusted to the price per share equal to the price per share paid for such Common Stock in such subsequent financing. This full-ratchet anti-dilution protection on the Series C Stock will also be extended to any warrants received in connection with the Subscription

Agreement that are outstanding at such time. In addition to the full-ratchet protection, the Applicable Conversion Price will be equitably adjusted in the event of any stock split, stock dividend or similar change in the Company’s capital structure.

• If the Company’s market capitalization based on the shares of Common Stock outstanding (including all shares of Common Stock underlying the Shares of Series C Stock on an as converted basis) exceeds $50,000,000, the shares of Common Stock underlying the Series C Stock are registered, and the Company has an average daily trading volume for 20 consecutive trading days of 100,000 shares per day, then the Company may require the holders of Series C Stock to convert the Series C Stock into Common Stock at the then Applicable Conversion Price.

• The holders of shares of Series C Stock will be entitled to receive dividends, at a 6% annual rate, payable quarterly in arrears, either in cash, or at the election of the Company, in shares of Common Stock. The dividends are preferred dividends, payable in preference to any dividends which may be declared on the Common Stock. Common Stock delivered in payment of dividends will be valued at 90% of the average of the volume weighted average price for the 20 trading day period ending on the trading day immediately prior to the date set for payment of the dividend.

• Any unconverted and non-redeemed Shares of Series C Stock outstanding on the third anniversary of the initial issuance of the Series C Stock, will be automatically redeemed on that date, in cash, at $1.00 per share, plus all accrued but unpaid dividends thereon (subject to equitable adjustment for all stock splits, stock dividends, or similar events involving a change in the capital structure of the Company).
     Our Articles of Incorporation and bylaws contain provisions, such as the authorization of the undesignated Preferred Stock and prohibitions on cumulative voting in the election of directors, which could make it more difficult for a third party to acquire us.
Subordinated Notes
     The Company issued $2,500,000 of convertible subordinated notes (the “Subordinated Notes”). The Company also issued a $1,500,000 subordinated note to Gupta Holdings LLC which has been repaid and is not described below.
•	The Subordinated Notes bear interest at an annual rate of 10%, with interest payments due quarterly in arrears. Interest is payable in registered shares of Common Stock of the Company, provided that until such shares are registered, interest shall be payable in cash.

•	The Subordinated Notes are due on January 31, 2007

•	The Subordinated Notes are secured by a security interest in the assets of the Company, including the equity interests of the Company, in Gupta and the Company’s other subsidiaries, subordinated only to the security interest granted to secure the Senior Notes.

•	The Subordinated Noteholders have the right to convert all principal amounts due under the Subordinated Notes — other than the Gupta Note which is not convertible — into such number of Shares of Common Stock equal to the principal amount due under the Subordinated Notes divided by $1.00. Accordingly, an aggregate of 2,500,000 shares of Common Stock is issuable upon conversion of the Subordinated Notes.
LEGAL MATTERS
     The legality of the shares is being passed upon for us by Hale Lane Peek Dennison and Howard.
EXPERTS
     The consolidated financial statements of the Company as of June 30, 2005 and 2004 and for the years then ended, appearing herein, have been audited by Mahoney Cohen & Company, CPA, P.C., independent registered public accounting firm, as set forth in their report thereon included herein. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
     The financial statements of Tesseract as of June 30, 2005 and for the years ended June 30, 2005 and 2004, appearing herein have been audited by Mahoney Cohen & Company, CPA, P.C., independent registered public accounting firm, as stated in their report thereon included herein. Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
     The combined financial statements of Process Software, LLC, and Affiliates as of June 30, 2005 and for the years then ended, June 30, 2005 and 2004, appearing herein, have been audited by Mahoney Cohen & Company, CPA, P.C., independent registered public accounting firm, as stated in their report thereon included herein. Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the public reference room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may also be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may obtain information on the operations of the public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 by calling the Securities and Exchange Commission at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants who file electronically with the Securities and Exchange Commission. Our Common Stock is quoted on the OTC Bulletin Board. Reports, proxy statements and other information concerning us may be inspected at the offices of the National Association of Securities Dealers, Inc. located at 1735 Street, N.W., Washington, D.C. 20006.
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commissions. The registration statement contains more information than this prospectus regarding us and our Common Stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the Securities and Exchange Commission at the address listed above or from the Securities and Exchange Commission’s Internet site (http://www.sec.gov).
          Our filings with the Securities and Exchange Commission and additional information about the Company are also available on our website, www.haloholdings.com.
No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or any of the selling stockholders. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

INDEX TO FINANCIAL STATEMENTS

WARP Technology Holdings, Inc.
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of June 30, 2005 and 2004	F-3
Consolidated Statements of Operations for the Years Ended June 30, 2005 and 2004	F-4
Consolidated Statements of Stockholders’ Equity	F-5
Consolidated Statements of Cash Flows for the Years Ended June 30, 2005 and 2004	F-11
Notes to Consolidated Financial Statements for the Year Ended June 30, 2005	F-12
Consolidated Balance Sheets as of December 31, 2005 and June 30, 2005	F-32
Consolidated Statements of Operations for the Three Months Ended December 31, 2005 and 2004 and the Six Months Ended December 31, 2005 and 2004	F-34
Consolidated Statements of Cash Flows for the Six Months Ended December 31, 2005 and 2004	F-35
Notes to Consolidated Financial Statements for Period Ended December 31, 2005	F-37
Tesseract Corporation
Report of Independent Registered Public Accounting Firm	F-62
Balance Sheet as of June 30, 2005	F-63
Statements of Income for the Years Ended June 30, 2005 and 2004	F-64
Statements of Shareholder’s Deficit for the Years Ended June 30, 2005 and 2004	F-65
Statements of Cash Flows for the Years Ended June 30, 2005 and 2004	F-66
Notes to Financial Statements	F-67
Process Software, LLC and Affiliates
Report of Independent Registered Public Accounting Firm	F-77
Combined Balance Sheet as of June 30, 2005	F-78
Combined Statements of Operations for the Years Ended June 30, 2005 and 2004	F-79
Combined Statements of Member’s and Shareholder’s Equity for the Years Ended June 30, 2005 and 2004	F-80
Combined Statements of Cash Flows for the Years Ended June 30, 2005 and 2004	F-81
Notes to Combined Financial Statements	F-82
Unaudited Pro Forma Consolidated Financial Statements of Warp Technology Holdings, Inc. Reflecting Acquisition of Tesseract, Process Software and Affiliate
Pro Forma Consolidated Condensed Balance Sheet as of September 30, 2005	F-96
Notes to Pro Forma Consolidated Condensed Balance Sheet	F-97
Pro Forma Consolidated Condensed Statements of Operations for Three Months Ended September 30, 2005	F-99
Pro Forma Consolidated Condensed Statements of Operations for Year Ended June 30, 2005	F-100
Notes to Pro Forma Consolidated Condensed Statements of Operations	F-101

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of
WARP Technology Holdings, Inc.
     We have audited the accompanying consolidated balance sheets of WARP Technology Holdings, Inc. and subsidiaries as of June 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WARP Technology Holdings, Inc. and subsidiaries as of June 30, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Mahoney Cohen & Company, CPA, P.C.
New York, New York
August 12, 2005, except for Note 21 paragraphs 29 through 33 which are As of September 12, 2005 and paragraphs 34 and 35 which are as of September 20, 2005

WARP Technology Holdings, Inc.
Consolidated Balance Sheets

	June 30, 2005	June 30, 2004
Assets
Current assets:
Cash and cash equivalents	$1,548,013	$115,491
Accounts receivable, net of allowance for doubtful accounts of $30,845 and $0 respectively	2,024,699	117,847
Prepaid expenses and other current assets	409,496	29,878

Total current assets	3,982,208	263,216
Property and equipment, net	223,025	36,312
Deferred financing costs, net	476,876
Intangible assets, net of accumulated amortization of $756,064 and $277,083	15,678,736	252,917
Goodwill	7,055,264	3,893,294
Investment and other assets	884,379

Total assets	$28,300,488	$4,445,739

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$872,433	$672,105
Accrued expenses	3,752,731	336,496
Deferred revenue	3,392,896	155,826
Deferred compensation		444,000
Due to ISIS	1,293,534	—

Total current liabilities	9,311,594	1,608,427
Subordinate note	2,317,710	—
Senior note	6,446,750	—
Other long term liabilities	43,275	—

Total liabilities	18,119,329	1,608,427
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock (Canadian subsidiary)	2	4
Cumulative convertible preferred stock, Series B; $.00001 par value; (2,915 shares issued and outstanding with liquidation value of $2,915,100 at June 30, 2004)	—	2,915,100
Shares to be issued, cumulative, convertible Preferred stock of Series B (393 shares June 30, 2004)	—	392,939
Series C Preferred Stock: $.00001 par value; 16,000,000 shares authorized, 14,193,095 issued and outstanding (Liquidation value—$14,193,095) at June 30, 2005	14,193,095	—
Shares of Common Stock to be issued for accrued dividends on Series C Preferred Stock	212,897
Common stock, $.00001 par value; 150,000,000 shares authorized, 3,110,800 and 971,115 shares issued and outstanding, respectively	31	10
Additional paid-in capital	59,431,331	40,122,777
Deferred compensation	(970,711)	(891,833)
Accumulated other comprehensive loss	(105,262)	(4,990)
Accumulated deficit	(62,580,224)	(39,696,695)

Total stockholders’ equity	10,181,159	2,837,312

Total liabilities and stockholders’ equity	$28,300,488	$4,445,739

See accompanying notes to consolidated financial statements.

WARP Technology Holdings, Inc.
Consolidated Statements of Operations

	Year Ended	Year Ended
	June 30, 2005	June 30, 2004
Revenue
Licenses	$2,986,752	$705,697
Services	2,137,170	176,424

Total revenues	5,123,922	882,121
Cost of revenue
Cost of licenses	151,051	340,267
Cost of services	396,490	85,067

Total cost of revenues	547,541	425,334

Gross Profit	4,576,381	456,787
Product development	1,589,099	811,725
Sales, marketing and business development	3,652,117	2,310,055
General and administrative (including non-cash compensation of $1,542,686 and $6,007,255, respectively)	4,988,765	8,468,385
Late filing penalty	1,033,500	—
Intangible impairment	62,917	—
Goodwill impairment	3,893,294	—

Loss before interest	(10,643,311)	(11,133,378)
Interest (expense) income	(4,631,683)	63,073

Net loss before income taxes	(15,274,994)	(11,070,305)
Income taxes	(97,945)	—

Net Loss	$(15,372,939)	$(11,070,305)

Computation of loss applicable to common shareholders
Net loss before beneficial conversion and preferred dividends	$(15,372,939)	$(11,070,305)
Beneficial conversion and preferred dividends	(7,510,590)	(1,623,046)

Loss attributable to common stockholders	$(22,883,529)	$(12,693,351)

Basic and diluted net loss per share attributable to common stockholders	$(11.97)	$(16.58)

Weighted-average number common shares—basic and diluted	1,912,033	765,510

See accompanying notes to consolidated financial statements.

WARP Technology Holdings, Inc.
Consolidated Statements of Stockholders’ Equity

	CANADIAN		CONVERTIBLE		CONVERTIBLE
	CONVERTIBLE		PREFERRED		PREFERRED
	PREFERRED		SERIES B-2		SERIES B
	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT
BALANCE—JUNE 30, 2003	15,000	$15		$—		$—
Issuance of common stock to a Consultant
Conversion of Series A to Series B stock					976	975,940
Issuance of Series B shares and Warrants					3,706	3,705,780
Cost in connection with issuance
Warrant exchange program
Issuance of common stock
Cost in connection with issuance
Amortization of stock options
Forfeited stock options
Issuance of common stock to a Consultant
Issuance of common stock
Warrants issued to investors
Penalties on Series B stock					73	73,115
Dividends on Series B stock					60	60,000
Conversion of Series B stock					(1,900)	(1,899,735)
Shares issued to employees
Beneficial Conversion
Foreign currency
Canadian conversion of preferred stock	(10,736)	(11)
Net Loss for the year ended June 30, 2004

BALANCE—JUNE 30, 2004	4,264	4	—	—	2,915	2,915,100

Canadian conversion of preferred stock	(2,554)	(2)
Issuance of Series B-2 shares			1,600	1,600
Conversion of Series B-2 shares			(1,600)	(1,600)
Issuance cost
Accrued dividends on Series B Stock
Stock dividends on Series B stock
Beneficial conversion
Warrants issued to consultant
Options issued to Isis
Amortization of stock options
Forfeiture of stock options
Issuance of common stock relating to settlements
Settlements with Mr. Beller and Dr Milch					570	570,000
Mr. Bottazzi separation agreement
Conversion of Series B-2
Conversion of Series B					(3,485)	(3,485,100)
Conversion of Series C debt
Conversion of Bridge loan
Issuance of Series C shares
Issuance cost for Series C shares
Dividends on Series C stock
Warrants issued to note holders

	CANADIAN		CONVERTIBLE		CONVERTIBLE
	CONVERTIBLE		PREFERRED		PREFERRED
	PREFERRED		SERIES B-2		SERIES B
	SHARES	AMOUNT	SHARES	AMOUNT	SHARES	AMOUNT
Warrants issued to investment bankers
Warrants issued to consulting firm
Foreign currency
Net Loss for the year ended June 30, 2005

BALANCE—JUNE 30, 2005	1,710	$2	—	$—	—	$—

WARP Technology Holdings, Inc.
Consolidated Statements of Stockholders’ Equity (Continued)

	CONVERTIBLE		SHARES
	PREFERRED		TO BE
	SERIES C		ISSUED	COMMON	STOCK	PAID IN	DEFERRED
	SHARES	AMOUNT	AMOUNT	SHARES	AMOUNT	CAPITAL	COMPENSATION
BALANCE—JUNE 30, 2003		$—	$—	672,626	$7	$37,659,644	$(7,911,000)
Issuance of common stock to a Consultant				50,000	1	949,999
Issuance of Series A stock and warrants, subsequently converted to Series B stock						(60,000)
Issuance of Series B shares and Warrants
Cost in connection with issuance						(368,258)
Warrant exchange program				44,373		658,858
Issuance of common stock				16,000	—	288,000
Cost in connection with issuance						(28,000)
Amortization of stock options							3,203,483
Forfeited stock options						(3,815,684)	3,815,684
Issuance of common stock to a Consultant				50,000	1	949,999
Issuance of common stock				1,302		24,411
Warrants issued to investors						285,193
Penalties on Series B stock			202,882
Dividends on Series B stock			190,057
Conversion of Series B stock				105,541	1	1,899,734
Shares issued to employees				20,537		305,881
Beneficial Conversion						1,372,989
Foreign Currency
Canadian conversion of preferred stock				10,736		11
Net Loss for the year ended June 30, 2004

BALANCE—JUNE 30, 2004			392,939	971,115	10	$40,122,777	(891,833)

Canadian conversion of preferred stock				2,555		2
Issuance of Series B-2 shares
Conversion of Series B-2 shares			(559,053)	827,874	8	2,159,045
Issuance cost						(50,000)
Accrued dividends on Series B Stock			166,114
Dividends on Series B stock						2,105,350

WARP Technology Holdings, Inc.
Consolidated Statements of Stockholders’ Equity (Continued)

	CONVERTIBLE		SHARES
	PREFERRED		TO BE
	SERIES C		ISSUED	COMMON	STOCK	PAID IN	DEFERRED
	SHARES	AMOUNT	AMOUNT	SHARES	AMOUNT	CAPITAL	COMPENSATION

Beneficial conversion						5,026,230
Warrants issued to consultant						96,000
Options issued to Isis						1,052,919	(1,052,919)
Amortization of stock options							647,041
Forfeiture of stock options						(327,000)	327,000
Issuance of common stock relating to settlements				24,525		105,373
Settlements with Mr. Beller and Dr Milch						40,430
Mr. Bottazzi separation agreement	200,000	200,000				300,000
Conversion of Series B				1,284,731	13	3,485,087
Conversion of Series C debt	8,559,750	8,559,750
Conversion of Bridge loan	2,433,345	2,433,345
Issuance of Series C shares	3,000,000	3,000,000
Issuance cost for series C share						(180,000)
Dividends on Series C stock			212,897
Warrants issued to note holders						4,394,500
Warrants issued to investment bankers						1,023,907
Warrants issued to consulting firm						76,711
Foreign currency
Net Loss for the year ended June 30, 2005

BALANCE—JUNE 30, 2005	14,193,095	$14,193,095	$212,897	3,110,800	$31	$59,431,331	$(970,711)

WARP Technology Holdings, Inc.
Consolidated Statements of Stockholders’ Equity (Continued)

	ACCUMULATED
	OTHER		ANNUAL
	COMPREHENSIVE	ACCUMULATED	COMPREHENSIVE
	LOSS	DEFICIT	INCOME (LOSS)	TOTALS
BALANCE—JUNE 30, 2003	$18,773	$(27,003,344)	$	$2,764,095
Issuance of common stock to a Consultant				950,000
Conversion of Series A to Series B stock				915,940
Issuance of Series B shares and Warrants				3,705,780
Cost in connection with issuance				(368,258)
Warrant exchange program				658,858
Issuance of common stock				288,000
Cost in connection with issuance				(28,000)
Amortization of stock options				3,203,483
Forfeited stock options				—
Issuance of common stock to a Consultant				950,000
Issuance of common stock				24,411
Warrants issued to investors				285,193
Penalties on Series B stock				275,997
Dividends on Series B stock		(250,057)		—
Conversion of Series B stock				—
Shares issued to employees				305,881
Beneficial Conversion		(1,372,989)		—
Foreign Currency	(23,763)		(23,763)	(23,763)
Canadian Conversion of Preferred Stock				—
Net Loss for the year ended June 30, 2004		(11,070,305)	(11,070,305)	(11,070,305)

BALANCE—JUNE 30, 2004	(4,990)	(39,696,695)	(11,094,068)	2,837,312

Canadian conversion of preferred stock
Issuance of Series B-2 shares				1,600,000
Conversion of Series B-2 shares				(50,000)
Issuance cost
Accrued dividends on Series B Stock		(166,114)
Dividends on Series B stock		(2,105,350)
Beneficial conversion		(5,026,230)
Warrants issued to consultants				96,000
Options issued to Isis
Amortization of stock options				647,041
Forfeiture of stock options
Issuance of common stock relating to settlements				105,373
Settlements with Mr. Beller and Dr Milch				610,430
Mr. Bottazzi separation agreement				500,000
Conversion of Series B-2
Conversion of Series B
Conversion of Series C debt				8,559,750

WARP Technology Holdings, Inc.
Consolidated Statements of Stockholders’ Equity (Continued)

	ACCUMULATED
	OTHER		ANNUAL
	COMPREHENSIVE	ACCUMULATED	COMPREHENSIVE
	LOSS	DEFICIT	INCOME (LOSS)	TOTALS

Conversion of Bridge loan				2,433,345
Issuance of Series C shares				3,000,000
Issuance cost for series C shares				(180,000)
Dividends on Series C stock		(212,897)
Warrants issued to note holders				4,394,500
Warrants issued to investment bankers				1,023,907
Warrants issued to consulting firm				76,711
Foreign currency	(100,272)		(100,272)	(100,272)
Net Loss for the year ended June 30, 2005		(15,372,939)	(15,372,939)	(15,372,939)

BALANCE—JUNE 30, 2005	$(105,262)	$(62,580,224)	$(15,473,211)	$10,181,159

See accompanying notes to consolidated financial statements.

WARP Technology Holdings, Inc.
Consolidated Statements of Cash Flows

	Year Ended	Year Ended
	June 30, 2005	June 30, 2004
Operating activities
Net loss	$(15,372,939)	$(11,070,305)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	991,717	241,017
Stock-based compensation, consulting and other fees	1,542,686	6,007,255
Non-cash interest expense	3,323,974	—
Goodwill and impairment charges	3,956,211	—
Changes in operating assets and liabilities net of effect of acquisition of business:
Accounts receivable	610,869	(105,398)
Inventory	—	207,000
Prepaid expenses and other	69,096	48,403
Accounts payable and accrued expenses	230,837	63,956
Deferred revenue	1,261,903	58,002
Deferred compensation payable	—	(250,000)

Net cash used in operating activities	(3,385,646)	(4,800,070)
Investing activities
Security deposits	—	28,115
Gupta acquisition net of cash acquired of $742,915	(15,007,085)	—
Kenosia acquisition deposit	(801,750)	—
Purchase of property and equipment	(40,610)	(3,179)

Net cash (used in) provided by investing activities	(15,849,445)	24,936
Financing activities
Proceeds from issuance of preferred stock, net of issuance costs	12,191,500	4,682,320
Repayment of bridge loan	—	(120,000)
Proceeds from subordinated notes	2,500,000	—
Proceeds from senior notes	6,075,000	—

Net cash provided by financing activities	20,766,500	4,562,320
Effect of exchange rate changes on cash	(98,887)	(31,759)

Net increase (decrease) in cash and cash equivalents	1,432,522	(244,573)
Cash and cash equivalents—beginning of year	115,491	360,064

Cash and cash equivalents—end of year	$1,548,013	$115,491

Supplemental disclosure of cash flow Information:
Income tax paid	$241,017	$2,546
Interest paid	$271,250	$—
     Supplemental schedule of non-cash investing and financing activities:
     For the year ended June 30, 2005, the Company recorded $212,897 in connection with Series C Convertible Preferred dividends.
     In connection with the acquisition of Gupta in 2005, the Company issued $2,000,000 of Series C note, $1,500,000 of Subordinated note and $750,000 of Senior note to the Seller.
     For the year ended June 30, 2005 and 2004, the Company recorded $166,114 and $392,939 for the issuance of approximately 166 and 393 shares of Series B Convertible Preferred Shares in connection with penalties and dividends due to preferred stockholders.
See accompanying notes to consolidated financial statements.

Warp Technology Holdings, Inc.
Notes to Consolidated Financial Statements
Note 1. Organization, Merger, Description of Business and Basis of Presentation
     Warp Technology Holdings, Inc. (collectively with its subsidiaries, the “Company”) is a Nevada corporation with its principal executive office in Greenwich, Connecticut.
     The Company is a holding company whose subsidiaries operate enterprise software and information technology businesses. In addition to holding its existing subsidiaries, the Company’s strategy is to pursue acquisitions of businesses which either complement the Company’s existing businesses or expand the segments in which the Company operates.
     On January 31, 2005, the Company completed the acquisition of Gupta Technologies, LLC (together with its subsidiaries, “Gupta”). Gupta is now a wholly owned subsidiary of the Company, and Gupta’s wholly owned subsidiaries, Gupta Technologies GmbH, a German corporation, Gupta Technologies Ltd., a U.K. company, and Gupta Technologies, S.A. de C.V., a Mexican company, have become indirect subsidiaries of the Company.
     Gupta develops, markets and supports software products that enable software programmers to create enterprise class applications, operating on either the Microsoft Windows or Linux operating systems that are used in large and small businesses and governmental entities around the world. Gupta’s products include a popular database application and a well-known set of application development tools. The relational database product allows companies to manage data closer to the customer, where capturing and organizing information is becoming increasingly critical. This product is designed for applications being deployed in situations where there are little or no technical resources to support and administer databases or applications.
     Gupta recently released its Linux product line. Compatible with its existing Microsoft Windows -based product line, the Linux line of products will enable developers to write one application to run in both Microsoft Windows and Linux operating systems.
     Gupta has headquarters in California, and has regional office in Munich and sales offices in London and Paris.
     Warp Solutions, a wholly owned subsidiary of the Company, produce a series of application acceleration products that improve the speed and efficiency of transactions and information requests that are processed over the internet and intranet network systems. The subsidiaries’ suite of software products and technologies are designed to accelerate network applications, reduce network congestion, and reduce the cost of expensive server deployments for enterprises engaged in high volume network activities.
     On November 12, 2004, the Company filed a Current Report on Form 8-K which disclosed the Company’s one hundred for one (100:1) reverse stock split. The reverse split became effective on the opening of business on November 18, 2004 and is reflected in the financial statements for all periods presented.
     6043577 Canada, Inc., a wholly-owned subsidiary of the Company, was established in January 2003 to acquire SpiderSoftware, Inc a Canadian Corporation. Effective January 13, 2003 the Company, through its wholly owned subsidiary 6043577 Canada, Inc acquired SpiderSoftware, Inc.
Note 2. Summary of Significant Accounting Policies
Principles of Consolidation
     The accompanying consolidated financial statements include the accounts of WARP and its wholly-owned subsidiaries, (collectively the “Company”). All inter-company transactions and balances have been eliminated in consolidation.
Use of Estimates
     The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment
     Property and equipment are stated at cost. Depreciation of property and equipment is provided by the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Leasehold improvements are amortized on a straight-line basis over the lesser of their estimated useful lives or the life of the underlying lease.
Revenue Recognition
     The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) 97-2, Software Revenue Recognition.
     Revenues are derived from the licensing of software, maintenance contracts, training, and other consulting services.
     In arrangements that include rights to multiple software products and/or services, the Company allocates and defers revenue for the undelivered items, based on vendor-specific objective evidence of fair value, and recognizes the difference between the total arrangement fee and the amount deferred for the undelivered items as revenue. In arrangements in which the Company does not have vendor-specific objective evidence of fair value of maintenance, and maintenance is the only undelivered item, the Company recognizes the total arrangement fee ratably over the contractual maintenance term.
     Software license revenues are recognized upon receipt of a purchase order and delivery of software, provided that the license fee is fixed or determinable; no significant production, modification, or customization of the software is required; and collection is considered probable by management. For licensing of Gupta’s software through its indirect sales channel, revenue is recognized when the distributor sells the software to its end-users, including value-added resellers. For licensing of software to independent software vendors, revenue is recognized upon shipment to the independent software vendors.
     Service revenue for maintenance contracts is deferred and recognized ratably over the term of the agreement. Revenue from training and other consulting services is recognized as the related services are performed.
Cost of Revenue
     Cost of revenue includes costs related to product and service revenue and amortization of acquired developed technology. Cost of product revenue includes material, packaging, shipping, and other production costs. Cost of service revenue includes salaries, benefits, and overhead costs associated with employees providing maintenance and technical support, training, and consulting services. Third-party consultant fees are also included in cost of service revenue.
Shipping and Handling Costs
     Costs to ship products from the Company’s warehouse facilities to customers are recorded as a component of cost of revenues in the consolidated statement of income.
Reclassification.
     Certain reclassifications have been made to the 2004 financial statements to conform to the 2005 presentation.
Cash Equivalents
     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.
Intangible Assets and Goodwill
     Intangible assets are primarily comprised of customer relationships, developed technology, trade names and contracts. Goodwill represents acquisition costs in excess of the net assets of businesses acquired. In accordance with SFAS 142, “Goodwill and Other Intangible Assets” goodwill is no longer amortized; instead goodwill is tested for impairment on an annual basis. The Company assesses the impairment of identifiable intangibles and goodwill whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:
•	Significant underperformance relative to expected historical or projected future operating results;

•	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

•	Significant negative industry or economic trends.

     When the Company determines that the carrying value of intangibles and other long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, the company records an impairment charge. The Company measures any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. As of June 30, 2005 the Company determined that the goodwill and intangible assets related to the acquisition of Spider Software were impaired and wrote off $3,956,211. Intangible assets, subject to amortization, are being amortized over their estimated useful lives of three to ten years.
Concentration of Risk
Cash
     The company maintains cash balances at several banks. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000.
Accounts Receivable
     Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of accounts receivable. The Company performs on going credit evaluations of its customers and maintains allowances for potential credit issues. Historically, such loses have been within management’s expectations.
Product Development Costs
     Product development costs incurred in the process of developing product improvements and enhancements or new products are charged to expense as incurred. Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company’s product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between the completion of the working model and the point at which the product is ready for general release has been insignificant.
Income Taxes
     The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are recognized with respect to the future tax consequences attributable to differences between the tax basis of assets and liabilities and their carrying amounts for financial statement purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.
Foreign Currency
     The functional currency of the Company’s international subsidiaries is the local currency. The financial statements of these subsidiaries are translated to United States dollars using period-end rates of exchanges for assets and liabilities, and average rates of exchanges for the period for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (losses) as a component of stockholders’ equity. Net gain and losses resulting from foreign exchange transactions are included in operations and were not significant during the periods presented.
Deferred Financing Costs
     Deferred financing costs, which are mainly costs associated with the Company’s Senior Note and the Company’s Subordinated Note, are amortized over the term of the notes on a straight-line basis.
Loss Per Share
     Basic and diluted net loss per share information for all periods is presented under the requirements of SFAS No. 128, Earnings Per Share. Basic loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average common shares outstanding during the period. Diluted loss per share is calculated by dividing net loss attributable to common stockholders by the weighted-average common shares outstanding. The dilutive effect of preferred stock, warrants and options convertible into an aggregate of approximately 33,880,908 and 418,520 of common shares as of

June 30, 2005 and June 30, 2004, respectively, are not included as the inclusion of such would be anti-dilutive for all periods presented.
Stock-Based Compensation
     The Company uses the intrinsic value method to account for stock-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and have adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” Accordingly, no compensation cost has been recognized for fixed stock option grants. Had compensation costs for the Company’s stock option grants been determined based on the fair value at the grant dates for awards under these plans in accordance with SFAS No. 123, the Company’s net loss and loss per share would have been reduced to the proforma amounts as follows:

	Year Ended	Year Ended
	June 30, 2005	June 30, 2004
Net loss, as reported	$(15,372,939)	$(11,070,305)
Add: Stock-based employee compensation expense included in reported net loss	454,000	3,203,483
Deduct: Stock-based employee compensation expense determined under fair value method for all awards	(828,173)	(3,702,564)

Net loss, pro forma	(15,747,112)	(11,569,386)
Beneficial conversion and preferred dividends	(7,510,590)	(1,623,046)

Net loss attributable to common stockholders—Proforma	$(23,257,712)	$(13,192,432)

Basic and diluted net loss per share attributable to common stockholders, as reported	$(11.97)	$(16.58)

Basic and diluted net loss per share attributable to common stockholders pro forma	$(12.16)	$(17.23)

     Pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if Warp had accounted for its employees’ stock options under the fair value method provided by this statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Year Ended	Year Ended
	June 30, 2005	June 30, 2004
Expected life	3 years	3 years
Risk-fee interest rate	3.00%	2.13%
Expected volatility	177.25%	183%
Dividend yield	0%	0%
     Option pricing models require the input of highly subjective assumptions. Because the Company’s employee stock has characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.
Fair Value of Financial Instruments
     For financial statement instruments, including cash, accounts receivable, subordinated note, senior note, the amount due to Isis and accounts payable, the carrying amount approximated fair value because of their short maturity.
Recent Accounting Pronouncement
     In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123 (R) will be effective for the interim period beginning January 1, 2006. The impact on this new standard, if it had been in effect on the net loss and related per share amounts of our years ended June 30, 2005 and 2004 is disclosed above in Note 2 Summary of Significant Accounting Policies—Stock Based Compensation. We believe the adoption will have an effect on our results of operations.

     In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 20, Accounting for Nonmonetary transactions.” The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement shall be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The Company does not anticipate that the adoption of SFAS No. 153 will have a significant impact on the Company’s overall results of operations or financial position.
     In May 2005 the FASB issued SFAS 154, Accounting Changes and Error Corrections, that applies to all voluntary changes in accounting principle. This Statement requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 will be effective for the Company for fiscal year ended June 30, 2006. The Company does not anticipate that the adoption of SFAS No. 154 will have an impact on the Company’s overall results of operations or financial position.
Note 3. Property and Equipment
     Property and equipment consists of the following:

	June 30, 2005	June 30, 2004
Purchased software	$78,088	$84,283
Computer equipment	165,476	144,596
Furniture, fixtures and equipment	54,322	98,679

	297,886	327,558
Accumulated depreciation	(74,861)	(291,246)

	$223,025	$36,312

     Depreciation expense was $45,653 and $51,091 for the years ended June 30, 2005 and 2004, respectively.
Note 4. Accrued Expenses
     Accrued expenses consists of the following:

	June 30, 2005	June 30, 2004
Accrued professional fees	$960,032	$95,563
Accrued vendor costs	276,686	96,000
Accrued penalties on late registration	1,033,500	—
Accrued compensation expense	1,078,033	—
Other accrued expenses	404,480	144,933

	$3,752,731	$336,496

Note 5. Stockholders’ Equity
Common and Preferred Stock
     In January 2005, the Company issued 889 shares of common stock to Mr. Malcolm Coster pursuant to the terms and conditions of his separation agreement as compensation for services rendered by Mr. Coster to the Company. The Company recorded $3,556 of non-cash compensation related to this stock issuance.

     In January, 2005, the Company issued 3,636 shares of common stock to CIV, a firm which had consulted to the Company, for services rendered. The Company recorded $15,817 of non-cash compensation related to this stock issuance.
     In January, 2005, the Company issued 20,000 shares of common stock and warrants to acquire 1,500 shares of Common Stock to Darien Corporation to settled all outstanding claims under a prior Fee Agreement. Warrants have $1.00 per share exercise price, cashless exercise feature and are exercisable over 5 years. The Company recorded an expense of $86,000 related to this settlement.
     On August 4, 2004, the Company entered into a Series B-2 Preferred Stock Purchase Agreement (the “Purchase Agreement”). The Purchase Agreement related to the sale of 1,600 shares (the “Series B-2 Preferred Shares”) of the Company’s authorized but unissued shares of Preferred Stock, $0.00001 par value per share, designated Series B-2 Preferred Stock (the “Series B-2 Preferred Stock”) at a purchase price of $1,000 per share, and warrants, exercisable over five (5) years, to purchase an aggregate of 1,600 shares of Series B-2 Preferred Stock (the “Warrants” and together with the shares of Series B-2 Preferred Stock, collectively, the “Securities”) to investors. The aggregate purchase price for the Securities was $1,600,000, of which $1,474,500 was received by December 31,2004 and the remainder of $125,500 was received by the Company in January 2005. The Company incurred approximately $20,000 in dividends for the year ended June 30, 2005 to the Series B-2 shareholders. The number of shares of Common Stock receivable upon conversion shall be equal to the Series B-2 Face Amount, which is initially equal to the per share purchase price of $1,000, plus any accrued but unpaid dividends, divided by the conversion price, which was initially set at $5.00. Under certain anti-dilution protection rights of the Series B-2 Preferred Stock, the conversion price will adjust from time to time if the Company issues any shares of Common Stock, or options, warrants, or other securities convertible or exchangeable into Common Stock, at a purchase price below $5.00 per share, and will also be adjusted for any stock splits or similar corporate actions. Under the initial conversion price, each share of Series B-2 Preferred Stock is convertible into 200 shares of Common Stock. Accordingly, the Company recorded approximately $539,000 as beneficial conversion relating to this transaction because the fair market value of the common stock was greater than the conversion price. In January, 2005, in connection with the Series C financing, the conversion price of the Series B-2 stock was reduced from $5 to $2, and the Company recorded a stock dividend to the Series B-2 holders valued at approximately $2,280,000. In addition on January 31, 2005 all of the Series B-2 shareholders converted all of their outstanding shares into common stock.
     On April 22, 2004 the Company approved the issuance of 14,981 shares of common stock to employees. In connection with this issuance the Company recorded compensation of approximately $195,000.
     On March 29, 2004, the Company issued 50,000 shares of common stock to Noah Clark as consideration for financial consulting services beginning April 1, 2004, to be provided by Mr. Clark pursuant to the Consulting Agreement dated March 26, 2004 between the Company and Mr. Clark (the “Consulting Agreement”).The Company recognized approximately $950,000 of expense relating to this agreement. The shares issued to Mr. Clark were restricted shares on the date of issuance. On April 26, 2004, the Company filed an Amendment Number 1 to a Registration Statement on Form S-2 originally filed on April 4, 2004 (hereinafter referred to as the “April Form S-2”), which covered the shares of common stock issued to Mr. Clark under his consulting agreement. On April 29, 2004, the April Form S-2 was declared effective by the Securities and Exchange Commission.
     On March 12, 2004, the Company approved the issuance of 976 shares of common stock to Bradley L. Steere, Esq. as consideration for legal services rendered to the Company in the amount of approximately $18,500.
     On March 12, 2004, the Company approved the issuance of 326 shares of common stock to Mr. Wesley Ramjeet as consideration for professional accounting services rendered to the Company in the amount of approximately $5,900.
     On March 12, 2004, the Company approved the issuance of 5,555 shares of common stock to Mr. Malcolm Coster pursuant to the terms and conditions of his Employment Contract as compensation for services rendered by Mr. Coster to the Company in the amount of approximately $111,000 as its interim Chief Executive Officer.
     In fiscal 2005 and 2004, several holders of the preferred stock of 6043577 Canada, Inc., a wholly-owned subsidiary of the Company converted their preferred stock to shares of the Company’s common stock. Such conversions resulted in the issuance of 2,554 and 10,736 shares of common stock, respectively.
     On February 10, 2004, the Company completed an offering of 1,058 shares of Series B 10% Cumulative Convertible Preferred Stock (the “B Shares”) with gross proceeds to the Company from the sales equaling $1,058,000. The B Shares had a purchase price of $1,000.00 per share. The B Shares have a cumulative dividend of 10% per year, which is payable in cash or stock at the time of conversion at the election of the Company. The B Share subscribers also received warrants to purchase a number of common shares equal to 50% of the common shares such subscriber would receive upon the conversion of their

B Shares to common shares. The exercise price of the warrants is $33.00 per share of common stock and the exercise price is only payable with cash. Under certain anti-dilution protection rights of the Series B Preferred Stock, the conversion price will adjust from time to time if the Company issues any shares of Common Stock, or options, warrants, or other securities convertible or exchangeable into Common Stock, at a purchase price below the conversion price then in effect. In August 2004, the Company completed its first closing of the Series B-2 offering at an effective price of $5.00 per common share. As a result of the Series B-2 financing, the conversion price of the Series B Stock was reduced from $18.00 to $5.00, and the Company recorded a stock dividend to the Series B shareholders for approximately 121,290 shares of common stock valued at approximately $606,000. In January 2005 in connection with the Series C financing, the conversion price of all Series B stock was reduced from $5 to $3, and the Company recorded a dividend to the Series B holders of approximately $2,207,000. In addition, on January 31, 2005 all of the Series B holders converted all of their Series B stock, accrued dividend and penalties to common stock.
     On February 10, 2004, the Company closed an offering of 16,000 restricted shares of its common stock and 8,000 warrants to purchase common stock in a private transaction for gross proceeds of $288,000 in cash. The exercise price of the warrants is $33 per share of common stock and the exercise price is only payable with cash. The Company paid approximately $28,000 in placement agent fees relating to this private placement.
     In 2004, holders of 1,766.62 shares of the Company’s Series B 10% Cumulative Convertible Preferred Stock (“B Shares”) converted their B Shares into shares of the Company’s common stock. Such conversions resulted in the issuance of 98,145 shares of common stock. The 98,145 common shares issued on the conversions is derived from the B Shares’ $18 conversion price. In connection with the conversion an additional 3,305 shares were issued as payment of the B Shares 10% cumulative dividend, and 4,089 shares were issued as payment of a 6% penalty for the failure by the Company to cause its March Form S-2 to be declared effective in a timely manner.
     In December 2003, the Company issued 50,000 shares of common stock to Blue & Gold Enterprises LLC (“Blue & Gold”) as consideration for financial consulting services provided by Mr. Steven Antebi pursuant to the Consulting Agreement dated December 2003 between the Company and Mr. Antebi. The shares issued to Mr. Antebi were restricted shares on the date of issuance. The April Form S-2, declared effective on April 29, 2004, registered the shares of common stock issued to Mr. Antebi under his consulting agreement. In connection with this agreement the Company recorded approximately $950,000 as non-cash compensation.
     On November 4, 2003, the Company completed an offering of 2,647.78 shares of Series B 10% Cumulative Convertible Preferred Stock (the “B Shares”) with gross proceeds to the Company from the sale equaling $2,647,780. The B Shares had a cumulative dividend of 10% per year, which is payable in cash or stock at the time of conversion. The B Share subscribers also received warrants to purchase a number of common shares equal to 50% of the common shares such subscriber would receive upon the conversion of their B Shares to common shares. The exercise price of the warrants was $33.00 per share of common stock. The Company was required to pay a penalty equivalent to 6% of the common shares underlying the B Shares sold in this offering because it was not able to get its registration statement effective by the date in the purchase agreement. Under certain anti-dilution protection rights of the Series B Preferred Stock, the conversion price will adjust from time to time if the Company issues any shares of Common Stock, or options, warrants, or other securities convertible or exchangeable into Common Stock, at a purchase price below the conversion price then in effect. In August 2004, the Company completed its first closing of the Series B-2 offering at an effective price of $5.00 per common share. As a result of the Series B-2 financing, the conversion price of the Series B Stock was reduced from $18.00 to $5.00, and the Company recorded a stock dividend to the Series B shareholders for approximately 290,770 shares of common stock valued at approximately $1,499,000.
     On September 30, 2003, the Company completed an offering of 975,940 shares of its Series A 8% Cumulative Convertible Preferred Stock (the “A Shares”) with gross proceeds to the Company from the sale equaling $975,940. Pursuant to a “most favored nation” provision of the A Shares offering, the holders of the A Shares were entitled to receive the better terms of any offering that was completed subsequent to the closing of the A Shares offering. As a result, the Company has cancelled all 975,940 A Shares which were to be issued and has instead issued 975.94 B Shares to the A Share subscribers. The A Share subscribers also received warrants with the same terms as the B Share subscribers. The conversion to common stock of all the B Shares issued to the A Share subscribers resulted in the Company issuing approximately 54,220 shares of common stock to the A Share subscribers. Pursuant to a registration rights agreement between the Company and the B Share subscribers, the Company was obligated to register the shares of common stock issuable upon conversion of the B Shares within 45 days of issuance of the B Shares. This registration rights agreement contained a penalty provision that required the Company to issue the number of shares of common stock equal to 2% of the shares of common stock issuable upon conversion of the B Shares for each 30-day period until such shares were registered. When the March 2004 Form S-2 was declared effective, the Company was obligated to issue an aggregate of 12,427 shares of common stock pursuant to this penalty provision. Exercise of all the warrants held by the A Share subscribers will result in the issuance of approximately

27,110 shares of common stock to the A Share subscribers. The Company recorded approximately $271,000 as beneficial conversion relating to this transaction because the fair market value of the common stock was greater than the conversion price. The March 2004 Form S-2, declared effective on March 31, 2004, covered the common shares issuable upon the conversion of the B Shares and warrants held by the A Share subscribers. The Company recorded approximately $60,000 for fees relating to this private placement.
Stock Options
     On August 4, 2004, the Company amended its 2002 Employee Stock Plan to increase the total number of shares authorized for issuance under the plan to a total of 776,611 shares of Common Stock, and to reserve such shares for issuance under the plan.
     On August 4, 2004 the Company granted its executive officers, Rodney A. Bienvenu, Jr., Gus Bottazzi, Ernest C. Mysogland and Michael D. Liss, certain options to acquire shares of Common Stock. The total number of shares subject to these options is 468,799. In addition, the Company granted ISIS certain non-qualified options to acquire 200,914 shares of Common Stock. All such options have an exercise price of $6.75 per share. The exercise of such options is subject to the achievement of certain vesting and milestone terms (subject in each case to the terms of the optionee’s stock option agreement). Any of the above-described options not previously exercisable shall be vested and exercisable on the fifth anniversary of the initial closing of the B-2 Financing. In connection, with the options granted to ISIS the Company recorded deferred compensation of approximately $1,053,000 that will be amortized over five years from the date of grant. The Company recognized approximately $193,000 of expense for the year ended June 30, 2005 relating to the ISIS options.
     In fiscal 2004, the Board of Directors granted 45,130 options to certain employees of the Company under the 2002 Plan. Of those options, 22,565 vested on the date of grant and the remainder vest over a two-year period. Such options have a term of ten years and have an exercise price of $13.00 per share, the fair market price of the stock on the date of grant.
     In fiscal 2003 the Company’s Board of Directors granted 15,000 options to a consultant, Dr. Milch, at an exercise price of $25.00 per share. As of September 30, 2004 all 15,000 of these options have been vested. The Company had agreed to compensate this consultant in an amount equal to the difference between $100 and the market price of the stock received upon exercise of each option for up to 14,500 of these options. In January 2005 the Company issued 330 shares of Series B Preferred stock and 7,612 warrants to purchase common stock at $33 per share to settle all outstanding liability owed to this former consultant.
     In fiscal 2003, the Company granted 4,200 options to an employee, Mr. Beller, at an exercise price of $25.00 per share. The Company had agreed to compensate this employee in an amount equal to the difference between $100 and the market price of the stock received upon exercise of each option. The total amount was capped at $400,000 and expired in December 2003. In January 2005 the Company issued 240 shares of Series B Preferred stock and 5,973 warrants to purchase common stock at $33 per share to settle all outstanding liability owed to this former employee.
     In November 2002 the Company’s Board of Directors approved and adopted the Warp Technology Holdings, Inc. 2002 Stock Incentive plan (the “2002 Plan”) as a means through which the Company and its subsidiaries may attract, retain and compensate employees and consultants. In fiscal 2003, the Board of Directors issued 70,980 options to certain employees of the Company under the 2002 Plan. Of those options, 18,333 vested on the date of grant and the remainder vest over a two-year period. Such options have a term of ten years and have an exercise price of $.25 per share. For financial statement purposes the Company recorded deferred compensation of $18,996,000, representing the difference between the market price of the Company’s stock and $.25 on the date of grant. The amount recognized as expense for the period ending June 30, 2005 and 2004 was $454,000 and $3,562,241, respectively.
     Detailed information concerning WARP Technology Holding, Inc activity for the 2002 Plan is as follows:

		Weighted-
		Average	Average
		Exercise	Fair Value
	Options	Price	of Grants
Options outstanding at June 30, 2003	76,996	$25.00
Options cancelled	(31,793)	23.00
Options granted	45,130	13.00	$13.00

Options outstanding at June 30, 2004	90,333	22.00
Options cancelled	(131,592)	13.05
Options granted	669,712	6.75	$5.24

Options outstanding at June 30, 2005	628,453	$6.84

     The following table summarizes information about options outstanding at June 30,2005.

Options Outstanding			Options Exercisable
		Weighted
		average
		remaining	Weighted		Weighted
		contractual	average		average
Exercise	Number	life (in	exercise	Number	exercise
Price	Outstanding	years)	price	exercisable	price
$13	7,400	8.8	$13	6,000	$13
$25	31,705	7.0	$25	29,651	$25
$6.75	589,348	9.1	$6.75	187,519	$6.75
     As of June 30, 2005, there were 148,158 shares available for future grants under the 2002 Plan.
     The fair value for options have been estimated on the date of grant using the Black-Scholes option pricing model thereafter, with the following assumptions:

	Year Ended	Year Ended
	June 30, 2005	June 30, 2004
Expected life	3 years	3 years
Risk-fee interest rate	3.0%	2.13%
Expected volatility	177.25%	183%
Dividend yield	0%	0%
     During 2005 and 2004, no options were issued or exercised under the Warp Solutions, Inc. 1999 Plan. Additionally, all previously outstanding options were canceled. Therefore, as of June 30, 2005, there are no options outstanding under the Warp Solutions, Inc. 1999 Plan.
Warrants
     During 2000, in conjunction with the sale of its Series B Convertible Preferred Stock to certain investors, The Company issued warrants to purchase 10,636 shares of its common stock at an exercise price of $9.05 per share. The warrants expire on the fifth anniversary of issuance. In fiscal 2003 certain holders of these warrants converted 7,334 of these warrants in a cashless exercise for 5,438 shares of the Company’s common stock.
     On August 1, 2000, the Company issued warrants to purchase 1,105 shares of its common stock to an outside consultant for services rendered. The warrants have an exercise price of $9.05 per share and expire on the fifth anniversary of issuance.
     In connection with the February, 2003 private placement the Company issued 4,209 warrants to purchase shares of its common stock at an exercise price of $10.00 per share. The warrants expire on the fifth anniversary of issuance. In fiscal 2004, 1,350 of these warrants were exercised; the Company received approximately, $13,500.
     In January 2004, the Company issued 15,000 warrants to Mr. Ray Musson and Killick & Co. as a settlement for not registering previously sold shares. The warrants have a (5) five-year term, an exercise price of $36 per share and no cashless exercise provision. The Company recorded as expense $180,000 relating to this warrants issuance. The March Form S-2, declared effective on March 31, 2004, registered the shares of common stock issuable upon the exercise of the warrants issued to Mr. Musson and Killick & Co.
     On March 5, 2004, the Company initiated a warrant exchange program (the “Program”) applicable to all of the Company’s outstanding warrants (collectively the “Original Warrants”). The Program was an opportunity for the Company’s warrant holders to choose whether they wanted to keep their Original Warrants or exchange them for new warrants (the “Exchanged Warrants”). The Exchanged Warrants had an exercise price of $15 per share, as compared to the Original Warrants, which have exercise prices of $36, $33, $25, or $18 per share, and were required to be exercised immediately after their issuance. The Program closed on March 18, 2004, and resulted in the exchange of 43,023 Original Warrants for Exchanged Warrants. The immediate exercise of the Exchanged Warrants caused the issuance by the Company of 43,023 shares of common stock for gross proceeds to the Company of $645,358. The Company recorded approximately $132,000 as a beneficial conversion dividend relating to this transaction because the fair market value of the common stock was greater than the conversion price.

     In April 2004, the Company issued warrants to purchase 8,600 shares of common stock at an exercise price of $25 per share to Lighthouse Capital Ltd and warrants to purchase 1,500 shares of common stock at an exercise price of $25 to Peter Bailey in payment of services provided by Lighthouse Capital Ltd to the Company under the terms of a consulting agreement. In connection with this issuance the Company recorded an expense of approximately $105,000.
     In August 2004, the Company issued 20,000 warrants to purchase common stock to Malcolm Coster at an exercise price of $18.00 per share for services performed. In connection with this issuance the Company recorded an expense of approximately $96,000.
     In September 2004, the Company agreed to issue 35,200 warrants to purchase common Stock at an exercise price of $5.00 per share to Griffin Securities, Inc. for advisory services to be provided to the Company. In connection with these warrants the Company recorded an expense of $25,696.
     In January 2005 in connection with the various sales of the Bridge Notes, the Series C Notes, the Senior Notes and the Subordinated Notes under the financing agreements, the Company has incurred brokers or finders fees and commissions of a total of $1,058,900. In addition, the Company has committed to issue to such brokers and finders warrants to acquire up to an aggregate of 1,210,601 shares of Common Stock. These warrants are exercisable for a period of five years and 280,000 have an exercise price of $4.75 and 930,601 have an exercise price of $1.25 per share. These warrants were valued at $998,211 using the black-scholes model . The value of the warrants is being amortized over the length of the various debt financing as interest expense. The Company’s amortization expense for the year ended June 30, 2005 was $1,580,235.
     In May 2005 the Company issued warrants to purchase 50,000 shares of common stock at an exercise price of $2.25 to Lippert Heilshorn and Associates for consulting services. In connection with this issuance the Company valued the warrants at $76,711, which will be expensed ratably over the life of the consulting agreement.
Note 6. Gupta Technologies, LLC Acquisition
     On January 31, 2005, the Company completed the acquisition of Gupta. The acquisition of Gupta (the “Acquisition”) was made pursuant to a Membership Interest Purchase Agreement (as amended, the “Purchase Agreement”) between the Company and Gupta Holdings, LLC (the “Seller”). The Board of Directors agreed to purchase Gupta because it fit the profile of the type of companies that is necessary for the Company to create a sustainable, profitable company. The Consolidated Statement of Operations for the year ended June 30, 2005 includes the results of operations of Gupta for five months beginning as of February 1, 2005.
     Under the Purchase Agreement, the total purchase price was $21,000,000, of which the Company delivered $15,750,000 in cash on or before the closing. The remainder of the purchase price was paid in equity and debt securities issued or provided by the Company with the terms described below.
     In order to raise funds to pay the cash portion of the purchase price for Gupta, and in order to provide the non-cash portion of the purchase price, the Company entered into certain financing agreements described herein. An Amendment to the Company’s Articles of Incorporation was necessary to allow the Company to reserve for issuance of sufficient shares of Common Stock to be issued upon conversion or exercise of the securities sold by the Company pursuant to the financing agreements.
     The financing agreements include the Subscription Agreement, the Bridge Notes, the Senior Note Agreement, the Subordinated Note Agreement, the Broker Warrants and the Assignment, as such terms are defined below.
     The purchase price for Gupta was $21 million, plus transaction costs of $1,325,000, the purchase price allocation is as follows:

Cash	$742,915
Accounts Receivables	2,489,517
Other current assets	393,126
Fixed assets	161,345
Intangibles	16,434,800
Goodwill	7,055,264
Other assets	71,093
Accounts Payable and accrued expenses	(3,047,893)
Deferred Revenues	(1,975,167)

$22,325,000

     The Company’s management and the Board of directors believes that the purchase of Gupta that resulted in approximately $7,055,000 of goodwill is justified because of Gupta’s position in the marketplace and expected increased cash flows to the Company. The company expects all of the goodwill will be deductible for income tax purposes.
Unaudited Pro Forma Financial Information.
     The following unaudited pro forma financial information is provided for informational purposes only and should not be construed to be indicative of the Company’s consolidated results of operations had the acquisitions been consummated on the dates assumed and does not project the Company’s results of operations for any future period:
     The following unaudited pro forma financial information presents the consolidated operations of the Company for the years ended June 30, 2005 and 2004 as if the acquisition of Gupta had occurred as of July 1, 2004 and July 1, 2003, respectively.

	2005	2004
Revenue	$13,890,560	$16,675,544
Net loss	(14,122,849)	(10,231,577)
Loss per share	$(7.39)	$(13.36)
Note 7. Acquired Intangible Assets
     In connection with the acquisition of Gupta the Company recorded intangible assets as follows:

Amortized Intangible Assets:
Developed Technology	2,284,100
Customer Relationships	6,165,800
Contracts	7,547,200

Total amortized intangible assets	$15,997,100

Accumulated amortization	756,064

Net	$15,241,036

Unamortized intangible assets:
Goodwill	$7,055,264

Trade names	$437,700

Estimated amortization expense:
For year ending June 30, 2006	$1,815,000
For year ending June 30, 2007	$1,815,000
For year ending June 30, 2008	$1,627,000
For year ending June 30, 2009	$1,610,000
For year ending June 30, 2010	$1,610,000
     Amortization expense for the years ended June 30, 2005 and June 30, 2004 were approximately $946,000 and $190,000 respectively.
Note 8. Series C Subscription Agreement.
     On January 31, 2005, the Company entered into certain Series C Subscription Agreements (collectively, the “Subscription Agreement”), with the Investors. The Subscription Agreement has the following material terms:
•	An aggregate of $8,475,000 of Series C Notes were sold to Investors under the Subscription Agreement.

•	Most of the proceeds of the sale of the Series C Notes were used to fund a portion of the purchase price in the Gupta acquisition and the remainder of the proceeds were used for working capital purposes.

•	The Series C Notes were unsecured and bore interest at the rate of 6% per annum.

•	The Series C Notes were converted into a new series of Preferred Stock, the “Series C Stock” with a par value of $.00001 per share, and Warrants to acquire Common Stock.

•	On March 31, 2005, all amounts due under the Series C Notes (principal and interest) automatically converted into (i) 8,559,750 shares of Series C Stock, and (ii) Warrants (the “Warrants”) to acquire 8,559,750 shares of Common

Stock. The Company reserved for issuance 17,119,500 shares of Common stock to cover those shares of Common Stock issuable upon conversion of the Series C Stock and exercise of the Warrants.

•	Since the Series C Notes were not converted by March 17, 2005, due to a delay in receiving approval required before effecting the Amendment to the Company’s Articles of Incorporation, the Company may be required to pay to the Investors a penalty in cash equal to ten percent (10%) of the principal amount of the Series C Notes. Accordingly, the Company anticipates that it will need to obtain a waiver or an acknowledgment that the penalties do not apply. The Company intends to work with the Investors to obtain waiver of this penalty or an acknowledgement that no penalty is due, and has received such waiver and acknowledgement from certain Investors. However, there is no assurance that the Company will receive sufficient waivers or acknowledgements from other Investors. As such the Company has accrued $647,500 for this penalty.
     On March 31, 2005, all amounts due under the Series C Notes (principal and interest) automatically converted into (i) 8,559,750 shares of Series C Stock, and (ii) Warrants (the “Warrants”) to acquire 8,559,750 shares of Common Stock, and on April 4, 2005, under the Subscription Agreement, the Company issued an additional 3,000,000 shares of Series C Stock, and Warrants to acquire an additional 3,000,000 shares of Common Stock for $3,000,000 in cash.
     The Series C Stock which the Investors received upon conversion of their Series C Notes, has the following material terms:
•	The Series C Stock is convertible into Common Stock, at the option of the holder, at a conversion price (the “Applicable Conversion Price”) that is initially equal to $1.00. Accordingly, the Series C Stock is convertible into Common Stock at a one to one (1:1) ratio. However, the ratio is subject to adjustment pursuant to the anti-dilution protections extended to the holders of Series C Stock. Under the anti-dilution provisions, in the event the Company issues, at any time while shares of Series C Stock are still outstanding, shares of Common Stock or any type of securities convertible or exchangeable for, or otherwise giving a right to acquire, shares of Common Stock, at a price below the Applicable Conversion Price, then the Applicable Conversion Price will be adjusted to the price per share equal to the price per share paid for such Common Stock in such subsequent financing. This full-ratchet anti-dilution protection on the Series C Stock will also be extended to any warrants received in connection with the Subscription Agreement that are outstanding at such time. In addition to the full-ratchet protection, the Applicable Conversion Price will be equitably adjusted in the event of any stock split, stock dividend or similar change in the Company’s capital structure.

•	If the Company’s market capitalization based on the shares of Common Stock outstanding (including all shares of Common Stock underlying the Shares of Series C Stock on an as converted basis) exceeds $50,000,000, the shares of Common Stock underlying the Series C Stock are registered, and the Company has an average daily trading volume for 20 consecutive trading days of 100,000 shares per day, then the Company may require the holders of Series C Stock to convert the Series C Stock into Common Stock at the then Applicable Conversion Price.

•	The holders of shares of Series C Stock will be entitled to receive dividends, at a 6% annual rate, payable quarterly in arrears, either in cash, or at the election of the Company, in shares of Common Stock. The dividends are preferred dividends, payable in preference to any dividends which may be declared on the Common Stock. Common Stock delivered in payment of dividends will be valued at 90% of the average of the volume weighted average price for the 20 trading day period ending on the trading day immediately prior to the date set for payment of the dividend. As of June 30, 2005 the Company has accrued $212,897 for dividends.

•	Any unconverted and non-redeemed Shares of Series C Stock outstanding on the third anniversary of the initial issuance of the Series C Stock, will be automatically redeemed on that date, in cash, at $1.00 per share, plus all accrued but unpaid dividends thereon (subject to equitable adjustment for all stock splits, stock dividends, or similar events involving a change in the capital structure of the Company).
The Warrants issued to the Investors upon conversion of their Series C Notes, allow the Investors to purchase an aggregate of 8,559,750 shares of Common Stock. The Warrants have an exercise price of $1.25 per share. The Warrants are exercisable over a five-year term.
Note 9. Bridge Notes.
     In October, 2004, December, 2004 and January 2005, the Company raised funds from investors in order to make certain payments, totaling $2,250,000 to the Seller, toward the purchase price of Gupta. In exchange for such investment the Company issued certain promissory notes (the “Bridge Notes”) in the aggregate principal amount of $2,250,000.
     The Bridge Notes had the following material terms:

•	Interest accrues at the annual rate of 12%.

•	Contemporaneously with the closing of the Gupta Purchase Agreement, the Bridge Notes were automatically converted into Series C Notes.

•	An aggregate of $2,409,253 of Series C Notes were issued upon conversion of the principal and accrued interest on the Bridge Notes.

•	In accordance with their terms, these Series C Notes converted into 2,433,345 shares of Series C Preferred Stock and Warrants to acquire 2,433,345 shares of Common Stock. These warrants (the “Bridge Warrants”) have an exercise price of $1.25 per share and are exercisable for a period of five years from the date of issuance. The Company reserved sufficient common stock to issue upon conversion of these Series C shares and exercise of the Bridge Warrants.
Note 10. Senior Note and Warrant Purchase Agreement.
     On January 31, 2005, the Company entered into that certain Senior Note and Warrant Purchase Agreement (the “Senior Note Agreement”), by and among the Company and the Purchasers (the “Senior Noteholders”) identified therein.
     The Senior Note Agreement has the following material terms:
•	Senior Notes with an aggregate principal amount of $6,825,000 were sold.

•	The Senior Notes bear interest at an annual rate of 10%, with interest payments due quarterly in arrears.

•	Most of the proceeds of the sale of the Senior Notes was used to fund a portion of the purchase price in the Gupta acquisition and the remainder of the proceeds was used for working capital purposes.

•	The Senior Notes are due on July 31, 2005. The Senior Notes are not convertible.

•	The Senior Notes are secured by a first priority security interest in the assets of the Company, including the equity interests of the Company in Gupta and the Company’s other subsidiaries.
     Under the Senior Note Agreement the Senior Noteholders received warrants to purchase an aggregate of 2,670,000 shares of the Company’s Common Stock (the “Senior Lender Warrants”). These warrants have an exercise price of $1.25, and are exercisable for a period of five years from the date of issuance. The proceeds from the Senior Notes and the detachable warrants were allocated to the fair value of the warrants and the balance to the Senior Notes. Based on the fair market value, $2,269,500 was allocated to the warrants and the remainder of $4,556,500 was allocated to the Senior Notes. The discount to the note will be accreted over 6 months. For the period ended June 30, 2005, $1,891,250 was accreted and charged to interest expense.
     In August 2005 the Company refinanced this debt with a long term credit facility from Fortress Credit Corp. (See Note 18 Subsequent Events) Accordingly, the Company has classified this debt as long-term in accordance with SFAS No. 6.
Note 11. Subordinated Note and Warrant Purchase Agreement.
     On January 31, 2005, the Company entered into that certain Subordinated Note and Warrant Purchase Agreement (the “Subordinated Note Agreement”) by and among the Company and the Purchasers (the “Subordinated Noteholders”) identified therein.
     The Subordinated Note Agreement has the following material terms:
•	Subordinated Notes with an aggregate principal amount of $4,000,000 were issued of which $2,500,000 was sold for cash and $1,500,000 was issued to the Seller under the Purchase Agreement (the “Gupta Note”).

•	The Subordinated Notes bear interest at an annual rate of 10%, with interest payments due quarterly in arrears. Interest is payable in registered shares of Common Stock of the Company, provided that until such shares are registered, interest shall be payable in cash.

•	Most of the proceeds of the sale of the Subordinated Notes was used to fund a portion of the purchase price in the Gupta acquisition and the remainder of the proceeds was used for working capital purposes.

•	The Subordinated Notes are due on January 31, 2007, other than the Gupta Note, which is due on January 31, 2006.

•	The Subordinated Notes are secured by a security interest in the assets of the Company, including the equity interests of the Company in Gupta and the Company’s other subsidiaries, subordinated only to the security interest granted to secure the Senior Notes.

•	The Subordinated Noteholders have the right to convert all principal amounts due under the Subordinated Notes—other than the Gupta Note which is not convertible—into such number of Shares of Common Stock equal to the principal amount due under the Subordinated Notes divided by $1.00. Accordingly, an aggregate of 2,500,000 shares of Common Stock is issuable upon conversion of the Subordinated Notes.

•	Under the Subordinated Note Agreement, the Subordinated Noteholders—other than the holder of the Gupta Note—also received warrants to purchase 2,500,000 shares of the Company’s Common Stock (the “Subordinated Lender Warrants”). The Warrants will have an exercise price of $1.25, and will be exercisable for a period of five years from the date of issuance. The proceeds from the Subordinated Note and the detachable warrants were allocated to the fair value of the warrants and the balance to the Senior Notes. Based on the fair market value, $2,125,000 was allocated to the warrants and the remainder of $375,000 was allocated to the Senior Notes. The discount to the note will be accreted over 24 months. For the period ended June 30, 2005 $442,708 was accreted and charged to interest expense.
     In August 2005 the Company refinanced the $1,500,000 Gupta Note due January 31, 2006 with a long term credit facility from Fortress Credit Corp. (See Note 18—Subsequent Events) Accordingly, the Company has classified this debt as long-term in accordance with SFAS No. 6.
Note 12. Registration Rights.
     The Company agreed, within forty-five (45) days after the closing of the Series C notes, Bridge Notes and Subordinated notes financing, to complete all required audits and make all related filings concerning the acquisition of Gupta. Within fifteen (15) days after the end of such 45-day period, the Company agreed to file a registration statement for the purpose of registering all of the Conversion Shares for resale, and to use its best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission (the “Commission”) at the earliest practicable date thereafter.
     If (i) the registration statement has not been filed with the Commission by the filing deadline or (ii) the registration statement has not been declared effective by the Commission before the date that is ninety (90) days after the filing deadline or, in the event of a review of the Registration Statement by the Commission, one hundred and twenty (120) days after the filing deadline, or (iii) after the registration statement is declared effective, the registration statement or related prospectus ceases for any reason to be available to the investors and noteholders as to all Conversion Shares the offer and sale of which it is required to cover at any time prior to the expiration of the effectiveness period (as defined in the Investors’ Agreement) for an aggregate of more than twenty (20) consecutive trading days or an aggregate of forty (40) trading days (which need not be consecutive) in any twelve (12) month period, the Company will pay to the Investors an amount in cash equal to 2% of the face value of the Series C Stock issued under the Subscription Agreement or upon conversion of the Bridge Notes, and 2% in cash of the principal amount of the Senior Notes and Subordinated Notes, and will continue to pay such 2% monthly penalties every thirty days until such registration statement if filed, declared effective and available to the investors at the earliest practicable date thereafter. The registration statement was filed after the date due. Accordingly, the Company may have incurred a penalty. The Company is seeking an acknowledgement from the affected investors that no penalty has yet incurred and that no such penalty will be incurred so long as the registration statement is declared effective within the applicable time period. If such acknowledgement is not forthcoming, the Company will seek a waiver of the penalty. As there can be no assurance it will receive an acknowledgement or waiver, the Company has accrued $386,000.
Note 13. Separation Agreement.
     On March 3, 2005, the Company entered into an agreement (the “Separation Agreement”) with Gus Bottazzi related to Mr. Bottazzi’s resignation as an officer and director of the Company. Under the Separation Agreement, the Company committed to issue to Mr. Bottazzi 200,000 shares of the Company’s Series C Preferred Stock. In connection with this separation agreement the Company recorded a non-cash charge of $500,000.

Note 14. Income Taxes
     The income tax effects of significant items, comprising the Company’s net deferred tax assets and liabilities, are as follows:

	June 30,
	2005	2004
	(In thousands)
Deferred tax liabilities:
Differences between book and tax basis of goodwill	$41	—

Deferred tax assets:
Operating loss carryforwards	$13,211	$8,740

Net deferred tax asset	$13,170	$8,740

Valuation allowance	$13,170	$8,740

     The Company has foreign subsidiaries based in the United Kingdom, Canada and Germany and is responsible for paying certain foreign income taxes. As a result, there is an income tax provision of $97,945 and $0 for the years ended June 30, 2005 and 2004, respectively.
     For the U.S. operations the difference between the federal statutory tax rate of 40% and the effective rate of 0% reflected in the accompanying financial statements is attributable to no tax benefit being recorded for the future utilization of the net operating loss carry forward.
     The Company has a U.S. Federal net operating loss carry forward of approximately $33,028,000 as of June 30, 2005, which may be used to reduce taxable income in future years. These NOL’s will expire in the year 2020 through 2025. The deferred tax asset primarily resulting from net operating losses was approximately $13,170,000 at June 30, 2005 and $8,740,000 at June 30, 2004. Due to uncertainty surrounding the realization of the favorable tax attributes in future tax returns, the Company has placed a full valuation allowance against its net deferred tax asset. At such time as it is determined that it is more likely than not that the deferred tax asset is realizable, the valuation allowance will be reduced. Furthermore, some portion of the net operating loss carryforward will be subject to further limitation pursuant to Section 382 of the Internal Revenue Code.
Note 15. Commitments and Contingencies
Legal Proceedings.
     On May 6, 2005, the Company received notice of a demand for arbitration before the American Arbitration Association from attorneys representing Michael Liss, a former employee of the Company who had the title Chief Operating Officer. Mr. Liss disputes the circumstances surrounding the termination of his employment and claims that he is entitled to severance benefits, other compensation and damages totaling approximately $187,000 in addition to attorneys fees and statutory damages. The Company believes that Mr. Liss’s claim is without merit and intends to vigorously defend itself. The Company has accrued $50,000 for legal cost related to this matter.
Leases
     Rent expense amounted to approximately $230,000 and $201,000 for the years ended June 30, 2005 and 2004, respectively.
     Minimum rental payments under non-cancelable operating leases in California, Connecticut and Germany as of June 30, 2005 is as follows:

2006	$519,389
2007	316,279
2008	227,848
2009	187,024
2010	80,152

Total	$1,330,693

Note 16. Amendment to Articles of Incorporation.
     The Company filed with the Nevada Secretary of State the Certificate of Amendment to Articles of Incorporation described in its Definitive Information Statement filed on March 11, 2005, increasing the Company’s authorized Common Stock from 5,000,000 to 150,000,000.
Note 17. Series C Certificate of Designations.
     Effective March 31, 2005, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation establishing the series of preferred stock to be referred to as the Series C Preferred Stock.
Note 18. Geographic Information
     The Company sells its products to customers primarily through direct sales to independent software vendors and end-users in North America and through distributors and value added resellers in the rest of the world. For the years ended June 30 2005 and 2004, the geographic breakdown of revenues was as follows:

	Year ended June 30, 2005
	Product	Service	Total
North America	$1,283,296	$719,319	$2,002,615
Europe, Africa and the Middle East	1,447,982	1,228,744	2,676,726
Asia Pacific	177,767	139,180	316,947
Latin America	77,707	49,927	127,634

Total	$2,986,752	$2,137,170	$5,123,922

	Year ended June 30, 2004
	Product	Service	Total
North America	$378,485	$94,621	$473,106
Europe, Africa and the Middle East	327,212	81,803	409,015

Total	$705,697	$176,424	$882,121

     Many of Gupta’s ISVs, VARs and end users place their orders through distributors. A relatively small number of distributors have accounted for a significant percentage of Gupta’s revenues. One of Gupta’s distributors, accounted for 22% of Gupta’s revenue for the years ended June 30, 2005 and 2004. The same distributor accounted for 23% of Gupta’s accounts receivable at June 30, 2005. In addition, Gupta had one customer which accounted for 15% of the Company’s revenue for the year ended June 30, 2005. The loss of this Gupta distributor, or this customer, unless it was offset by the attraction of sufficient new customers, could have a material adverse impact on the business of Gupta, and therefore, the business of the Company as a whole.
Note 19. Employee Benefit Plan
     The Company has a 401(k) plan, which covers substantially all employees. Participants in the plan may contribute a percentage of compensation, but not in excess of the maximum allowed under the Internal Revenue Code. The plan provides for matching contributions. The 401(k) expense for the year ended June 30, 2005 was $34,837.
Note 20. Related Party Transactions.
     The Company has certain contractual relationships with ISIS which were entered into in connection with the Company’s Series B-2 Preferred Stock financing (as previously described in, and included as exhibits to, the Company’s Form 8-K dated August 4, 2004). In addition, certain individuals are members of ISIS and directors or officers of the Company.
     ISIS is a limited liability company whose managing members are Rodney A. Bienvenu, Jr. (“Bienvenu”), the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors, and Ernest C. Mysogland (“Mysogland”), the Executive Vice President and Chief Legal Officer of the Company. ISIS is the managing member of ISIS Acquisition Partners II LLC (“IAP II”). IAP II is a stockholder of the Company having purchased shares of the Company’s Series B-2 Preferred Stock (the “Series B-2 Preferred Stock”), pursuant to that certain Series B-2 Preferred Stock Purchase Agreement (the “Series B-2 Purchase Agreement”), as of August 4, 2004, between and among the Company and the investors. In addition, pursuant to that certain Stockholders Agreement, dated as of August 4, 2004, between and among the

Company, the holders of the Series B-2 Preferred Stock and such other Stockholders as named therein (the “Stockholders Agreement”), IAP II and other Series B-2 Stockholders have certain rights to designate directors of the Company. Further, ISIS and the Company entered into a Consulting Agreement, dated as of August 4, 2004, pursuant to which the Company will pay ISIS for services requested of ISIS from time to time, including, without limitation, research services, at ISIS’s regular rates or at the cost incurred by ISIS to provide such services, and will reimburse ISIS for any costs incurred by ISIS on behalf of the Company.
     Furthermore, in October, 2004, Company and ISIS entered into that certain Purchase Agreement Assignment and Assumption (the “Assignment”), pursuant to which the Company acquired all of the rights and assumed all of the liabilities of the Purchaser under that certain Membership Interest Purchase Agreement to acquire Gupta Technologies, LLC.
     Under the Assignment, the Company agreed to repay ISIS (or its assignees), for the $1,000,000 ISIS paid to the Seller in October, 2004. Furthermore, upon the acquisition of Gupta, in consideration of the assignment, and services in connection with due diligence, financing contacts and structure, for its efforts in negotiating the terms of the acquisition (including the specific right to assign the Purchase Agreement to the Company), and undertaking the initial obligation regarding the purchase of Gupta, the Company shall pay ISIS and its investors, as allocated by ISIS, a transaction fee equal to $1,250,000, payable either in cash or, at the election of ISIS, in Series B-2 securities, or senior debt or senior equity issued in connection with the Gupta financing. As of June 30, 2005 this transaction fee was not paid to ISIS and is shown on the balance sheet as a due to ISIS. The Company will also reimburse ISIS for any amounts it has incurred in connection with the negotiation and consummation of the transaction. In addition, the Company also owed approximately $44,000 to Isis for various expenses paid by Isis on behalf of the Company.
     One of the Senior Noteholders under the Senior Note Agreement described above in Note 10, was B/T Investors, a general partnership. B/T Investors lent the Company a total of $975,000 under the Senior Note Agreement, and received Senior Notes in that principal amount. One of the partners in B/T Investors is Brian J. Sisko who is now the Company’s Chief Operating Officer. B/T Investors assigned its Senior Notes to its various partners, and Mr. Sisko received a Senior Note in the principal amount of $100,000. This note held by Mr Sisko was paid off in August, 2005 when the Company refinanced its debt when it entered into the long term credit facility with Fortress Credit Corp.
Note 21. Subsequent Events
Acquisition of Kenosia Corporation “Kenosia”
     On July 6, 2005 the Company purchased all of the stock of Kenosia Corporation from Bristol Technology, Inc. for an aggregate purchase price of $1,800,000 (net of working capital adjustment), subject to certain adjustments. Prior to the Closing, $800,000 of the Purchase Price was deposited into an escrow account, and subsequently released to Bristol at the Closing. The remainder of the Purchase Price is to be paid in two equal payments of $500,000 each, in cash. The first payment was made on September 1, 2005 and the second one is due January 31, 2006.
     The Company’s management and the Board of directors believes that the purchase of Kenosia will result in approximately $500,000 of goodwill and is justified because of Kenosia’s position in the marketplace and expected increased cash flows to the Company. The company expects all of the goodwill will be deductible for income tax purposes.
Credit Agreement
     On August 2, 2005, the Company entered a Credit Agreement (the “Credit Agreement”), with Fortress Credit Corp. as original lender (together with any additional lenders, the “Lenders”), and Fortress Credit Corp. as Agent (the “Agent”). In addition, the Company entered into a $10,000,000 Promissory Note (the “Note”) with the Lenders, an Intercreditor Agreement with the Lenders, the Agent and certain subordinated lenders (the “Intercreditor Agreement”), a Security Agreement with the Agent (the “Security Agreement”), Pledge Agreements with the Lender (the “Pledge Agreements”), and a Warrant Agreement with the Agent (the “Warrant Agreement”).
     Collectively the Credit Agreement, such other agreements and the subsidiary security agreements referenced below are referred to as the “Financing Documents”.
     The Credit Agreement and the other Financing Documents have the following material terms:
•	Subject to the terms and conditions of the Credit Agreement, the Lenders agreed to make available to the Company a term loan facility in three Tranches, Tranches A, B and C, in an aggregate amount equal to $50,000,000.

•	The maximum amount of loans under Tranche A of the credit facility is $10,000,000. The purpose of amounts borrowed under Tranche A is to refinance certain of the Company’s existing debt and to pay certain costs and expenses incurred in connection with the closing under the Credit Agreement.

•	The maximum amount of loans under Tranche B of the credit facility is $15,000,000. Amounts borrowed under Tranche B may be used only to partially fund the acquisition by the Company of one or more companies, the acquisition costs related thereto, and other costs and expenses incurred in connection with the Credit Agreement and to finance an agreed amount of working capital for the companies being acquired.

•	The maximum amount of loans under Tranche C of the credit facility is $25,000,000. Amounts borrowed under Tranche C may be used only to partially fund the acquisition by the Company of one or more publicly-traded companies, the acquisition costs related thereto, and other costs and expenses incurred in connection with the Credit Agreement and to finance an agreed amount of working capital for the companies being acquired.

•	The Company has borrowed $10,000,000 under Tranche A of the credit facility to pay-off its existing senior indebtedness, in the aggregate principal amount of $6,825,000, plus accrued interest thereon, as well as certain existing subordinated indebtedness, in the aggregate principal amount of $1,500,000. In addition, amounts borrowed under this Tranche A were used to pay certain closing costs, including the Lender’s legal fees, commitment fees, and other costs and expenses under the Credit Agreement.

•	The obligation to repay the $10,000,000 principal amount borrowed at the closing, along with interest as described below, is further evidenced by the Note.

•	Advances under Tranche B and Tranche C must be approved by the Lenders, and are subject to the satisfaction of all conditions precedent required by the Lenders including the condition that a default not occur under the loans as a result of the advance.

•	The rate of interest (the “Interest Rate”) payable on the Loan for each calendar month (an “Interest Period”) is a floating percentage rate per annum equal to the sum of the “LIBOR” for that period plus the “Margin”. For theses purposes, LIBOR means for any Interest Period the rate offered in the London interbank market for U.S. Dollar deposits for the relevant Interest Period; provided, however, that for purposes of calculating the Interest Rate, LIBOR shall at no time be less than a rate equal to 2.65%. For these purposes, “Margin” means 9% per annum. Interest is due and payable monthly in arrears.

•	Provided there has been no event of default under the Loan, an amount of interest equal to 4% per annum that would otherwise be paid in cash instead may be paid in kind (“PIK”) by such amount being added to the principal balance of the Loan on the last day of each month. Such PIK amount will then accrue interest and be due and payable on the same terms and conditions as the Loan. The Company may, at its option, elect to terminate the PIK interest arrangement and instead pay such amount in cash.

•	If any sum due and payable under the credit facility is not paid on the due date therefore, the Company shall be liable to pay interest on such overdue amount at a rate equal to the then current Interest Rate plus 3% per annum.

•	Principal amounts due under the Loans begin to be amortized eighteen months after the closing date of the Credit Agreement, with the complete Loan to be repaid in full no later than the Maturity Date which is four years after the closing.

•	A mandatory prepayment is required if, prior to the date which is 9 months after the Closing Date, (i) the Company has not borrowed under Tranche B, and (ii) the Company has not acquired (without the incurrence of any indebtedness) 100% of the equity interests of any new subsidiary which at the time of acquisition had a twelve month trailing EBITDA of greater than $1,000,000. If prepayments are required due to this reason, the amount of the prepayment is 85% of the “Excess Cash Flow”— which means, cash provided by operations by the Company and its subsidiaries determined quarterly less capital expenditures for such period, provided that the Company shall at all times be allowed to retain a minimum of $1,500,000 of cash for operating purposes. In addition, the Company must prepay the loan in full no later than the date which is 21 months after the Closing Date.

•	The Credit Agreement contains certain financial covenants usual and customary for facilities and transactions of this type. In the event the Company completes further acquisitions, the Company and the Agent and lenders will agree upon modifications to the financial covenants to reflect the changes to the Company’s consolidated assets, liabilities, and expected results of operations in amounts to be mutually agreed to by the parties.

•	The Company’s obligations are guaranteed by the direct and indirect subsidiaries of the Company, including, without limitation, Gupta Technologies, LLC, Kenosia Corporation, and Warp Solutions, Inc.

•	The Company and its subsidiaries granted first priority security interests in their assets, and pledged the stock or equity interests in their respective subsidiaries, to the Agent as security for the financial obligations under the Credit Agreement and the Financing Documents. In addition, the Company has undertaken to complete certain matters, including the delivery of stock certificates in subsidiaries, and the completion of financing statements perfecting the security interests granted under the applicable state or foreign jurisdictions concerning the security interests and rights granted to the Lenders and the Agent.

•	As additional security for the lenders making the loans under the Credit Agreement, certain subsidiaries of the Company have entered into Security Agreements with Fortress Credit. Corp. relating to their assets in the U.K., and have pledged their interests in the subsidiaries organized under English law, Gupta Technologies Limited and Warp Solutions Limited, by entering into a Mortgages of Shares with Fortress. Also, the Company’s subsidiary, Gupta Technologies, LLC (“Gupta”) and its German subsidiary, Gupta Technologies GmbH, have entered into a Security Trust Agreement with Fortress Credit Corp. granting a security interest in the assets of such entities located in Germany. Gupta has also pledged its interests in the German subsidiary under a Share Pledge Agreement with Fortress Credit Corp.

•	Under the Intercreditor Agreement, the holders of the Company’s outstanding subordinated notes which were issued pursuant to that certain Subordinated Note and Warrant Purchase Agreement dated January 31, 2005, agreed to subordinate the payment terms and security interests of the subordinated notes to the payment terms and security interests of the senior lenders under the Credit Agreement.

•	Pursuant to the Warrant Agreement, the Company agreed to issue warrants to acquire up to an aggregate of 7% of the fully diluted stock of the Company (as of the date of the Warrant Agreement) if the Lenders make all the advances under the total commitments of the credit facility. All warrants will have an exercise price of $0.01 per share. The exercise price and number of shares issuable upon exercise of each warrant are subject to adjustment as provided in the Warrant Agreement, including weighted average anti-dilution protection.

•	Warrants to acquire an aggregate of 5% of the fully diluted stock of the Company (2,109,042 shares of Common Stock, par value $.00001 per share) are issuable upon the Company receiving advances under Tranche A or B of the credit facility (“Tranche A/B Available Shares”) in proportion to the amount of the advance compared with the total $25,000,000 in commitments under Tranche A and B.

•	Since the Company borrowed $10,000,000 under Tranche A at the closing, warrants to acquire 40% of the Available Tranche A/B Shares (843,617 shares of the Company’s Common Stock) were issued at closing to the Lenders. The warrants have an exercise price of $.01 per share, have a cashless exercise feature, and are exercisable until December 10, 2010. As further advances are made to the Company under Tranche B, the Company will issue additional warrants in proportion to the advances received. Additionally, if the unused total commitments attributable to Tranche A and Tranche B are cancelled in accordance with the Credit Agreement, warrants shall be used for the number of shares based on the Pro Rata Portion of the Total Commitments attributable to Tranche A or Tranche B which are cancelled.

•	Warrants to acquire an aggregate of 2% of the fully diluted stock of the Company (843,617 shares of Common Stock) are issuable upon the Company receiving advances under Tranche C of the credit facility (“Tranche C Available Shares”) in proportion to the amount of the Tranche C advance compared with the total $25,000,000 in commitments under Tranche C.
Lease of Office Space for Principal Executive Offices
     The Company entered into a lease for office space in Greenwich, Connecticut, where the Company has relocated its principal executive offices.
     The lease commenced on August 29, 2005 and expires on August 14, 2009. Under the terms of the lease, the Company will pay an aggregate rent over the term of the lease of $313,362.
Agreements to Acquire Five Software Companies
     On September 12, 2005, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Platinum Equity, LLC (the “David/ProfitKey Seller”), EnergyTRACS Acquisition Corp. (the “Foresight Seller”) and Milgo Holdings,

LLC (the “Process Seller” and together with the David/ProfitKey Seller and the Foresight Seller, the “Sellers”) for the acquisition of 100% of the Equity Interests in The David Corporation, ProfitKey International, LLC, Foresight Software, Inc. and Process Software, LLC (the “Acquisition”). Under the terms of the Purchase Agreement, the David/ProfitKey Seller shall sell, assign and deliver 100% of the common stock, no par value per share of the David Corporation, a California Corporation (the “David Stock”) and a 100% membership interest in ProfitKey International LLC, a Delaware limited liability company (the “ProfitKey Membership Interest”), the Foresight Seller shall sell, assign and deliver 100% of the common stock, par value $0.01 per share of the Forsight Software, Inc., a Delaware corporation (the “Foresight Stock”) and the Process Seller shall sell, assign and deliver a 100% membership interest in Process Software, LLC, a Delaware limited liability company (the “Process Membership Interest”) to the Company in exchange for the payment of an aggregate of Twelve Million Dollars ($12,000,000) in cash.
     The Acquisition is scheduled to close on September 30, 2005, subject to customary conditions precedent including accuracy of representations and warranties at the closing date, satisfaction of all closing conditions and simultaneous closing of the Tesseract Merger Agreement described below. The Company expects to raise the funds to close the Acquisition and the Merger described below from lenders under its existing Credit Agreement, and from equity investors.
     Platinum Equity, LLC is a Seller under the Purchase Agreement. An affiliate of Platinum Equity, Gupta Holdings, LLC, owns 2,020,000 shares of Series C Preferred Stock of the Company, which is convertible into 2,020,000 shares of Common Stock of the Company, and warrants to acquire 2,312,336 shares of Common Stock. On an as converted basis, the shares of Series C Preferred Stock held by Gupta Holdings, LLC would represent approximately 10% of the then outstanding shares of Common Stock of the Company.
     On September 12, 2005, the Company entered into a Merger Agreement (the “Merger Agreement”) with TAC/Halo, Inc., a wholly owned subsidiary of the Company (the “Merger Sub”), Tesseract Corporation (“Tesseract”) and Platinum Equity, LLC (“Seller”). Under the terms of the Merger Agreement, Tesseract shall be merged with and into the Merger Sub (the “Merger”) and shall survive as a wholly-owned subsidiary of the Company. The aggregate consideration payable pursuant to the Merger to Seller as the holder of 100% of the common stock, par value $0.01 per share of Tesseract (the “Stock”) shall consist of (a) $5,500,000 in cash payable at the closing of the Merger, (b) that number of shares of Series D Preferred Stock as shall be obtained by dividing $6,750,000 by a divisor to be agreed upon by the Company and Seller, and (c) a promissory note in the original principal amount of $1,750,000, delivered at closing and payable no later than March 31, 2006. The number of shares and terms of the Series D Preferred Stock have not yet been agreed upon.
     In connection with the issuance of Series D Preferred Stock to Tesseract, the Company has agreed to enter into a Registration Rights Agreement pursuant to which the Company agrees to register the common stock issuable upon conversion of the Series D Preferred Stock. This agreement will be in a form to be agreed upon by the Company and the Seller.
Promissory Note and Warrant
     On September 20, 2005, the Company entered into a Promissory Note (the “Note”) in the principal amount of Five Hundred Thousand Dollars ($500,000) payable to the order of DCI Master LDC or its affiliates. Interest accrues under the Note at the rate of ten percent (10%) per annum. The principal amount of the Note, together with accrued interest, is due and payable 90 days after the date it was entered into, December 19, 2005, unless the Note is converted into debt or equity securities of the Company in the Company’s next financing involving sales by the Company of a class of its preferred stock or convertible debt securities, or any other similar or equivalent financing transaction. The terms of such conversion have not yet been determined.
     Also on September 20, 2005, the Company issued to DCI Master LDC a Warrant to Purchase 181,818 Shares of Common Stock, par value $0.00001 per share of the Company. The Warrant was issued in connection with the Note described above. The exercise price for the Warrant Shares is $1.375, subject to adjustment as provided in the Warrant. The Warrant is exercisable until September 20, 2010. The Warrant contains an automatic exercise provision in the event that the warrant has not been exercised but the Fair Market Value of the Warrant Shares (as defined in the Warrant) is greater than the exercise price per share on the expiration date. The Warrant also contains a cashless exercise provision. The Warrant also contains a limitation on exercise which limits the number of shares of Common Stock that may be acquired by the Holder on exercise to that number of shares as will insure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates will not exceed 9.99% of the total number of issued and outstanding shares of Common Stock. This provision is waivable by the Holder on 60 days notice.

WARP Technology Holdings, Inc.
Consolidated Balance Sheets

	December 31,	June 30,
	2005	2005
	(Unaudited)	(Audited)
Assets
Current Assets:
Cash and cash equivalents	$1,844,373	$1,548,013
Accounts receivable, net of allowance for doubtful accounts of $139,973 and $30,845 respectively	4,550,514	2,024,699
Due from Platinum Equity, LLC	465,000	—
Prepaid expenses and other current assets	925,460	409,496

Total current assets	7,785,347	3,982,208
Property and equipment, net	286,369	223,025
Deferred financing costs, net	1,529,036	476,876
Intangible assets, net of accumulated amortization of $1,950,503 and $756,064 respectively	24,604,981	15,678,736
Goodwill	28,730,708	7,055,264
Investment and other assets	193,190	884,379

Total assets	$63,129,631	$28,300,488

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,832,028	$872,433
Accrued expenses	6,825,837	3,752,731
Note payable to Bristol Technology, Inc.	500,000	—
Note and Working Capital Adjustment payable to Platinum Equity, LLC	2,750,000	—
Notes payable	1,591,770	—
Deferred revenue	11,263,432	3,392,896
Due to ISIS	1,293,717	1,293,534

Total current liabilities	26,056,784	9,311,594
Subordinate notes payable	1,453,504	2,317,710
Senior notes payable	21,763,619	6,446,750
Other long term liabilities	52,972	43,275

Total liabilities	49,326,879	18,119,329
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock (Canadian subsidiary)	2	2
Series C Preferred Stock: $.00001 par value; 16,000,000 shares authorized, 13,802,837 and 14,193,095 issued and outstanding (Liquidation value — $13,802,837 and $14,193,095) respectively	13,802,837	14,193,095
Shares of Common Stock to be issued for accrued dividends on Series C Preferred Stock	208,006	212,897
Series D Preferred Stock: $.00001 par value; 8,863,636 shares authorized, 7,045,454 issued and outstanding (Liquidation value — $7,750,000)	6,750,000	—
Shares of Common Stock to be issued for accrued dividends on Series D Preferred Stock	165,372
Shares of Common Stock to be issued for accrued interest on subordinated debt	41,667	—
Common stock: $.00001 par value; 150,000,000 shares authorized, 5,601,548 and 3,110,800 shares issued and outstanding respectively	56	31
Additional paid-in-capital	64,733,038	59,431,331
Deferred compensation	(874,123)	(970,711)

	December 31,	June 30,
	2005	2005
	(Unaudited)	(Audited)
Accumulated other comprehensive loss	(71,087)	(105,262)
Accumulated deficit	(70,953,016)	(62,580,224)

Total stockholders’ equity	13,802,752	10,181,159

Total liabilities and stockholders’ equity	$63,129,631	$28,300,488

See accompanying notes to consolidated financial statements.

WARP Technology Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenue
Licenses	$1,504,493	$85,311	$2,819,062	$211,616
Services	3,866,219	21,328	5,759,979	52,904

Total revenues	5,370,712	106,639	8,579,041	264,520

Cost of revenue
Cost of licenses	154,766	39,730	200,500	53,758
Cost of services	804,140	—	1,098,048	—

Total cost of revenues	958,906	39,730	1,298,548	53,758

Gross Profit	4,411,806	66,909	7,280,493	210,762
Product development	1,560,236	35,657	2,516,793	112,723
Sales, marketing and business development	2,063,932	223,393	3,436,457	476,575
General and administrative (including non-cash compensation three months - 2005-$153,898; 2004-$127,145; six months - 2005-$273,226; 2004-$542,742)	3,663,824	251,019	5,466,182	1,218,383

Loss before interest	(2,876,186)	(443,160)	(4,138,939)	(1,596,919)
Interest expense	(2,257,705)	(46,374)	(3,553,807)	(45,679)

Loss before income taxes	(5,133,891)	(489,534)	(7,692,746)	(1,642,598)
Income taxes	(34,325)	—	(86,488)	—

Net Loss	$(5,168,216)	$(489,534)	$(7,779,234)	$(1,642,598)

Computation of loss applicable to common stockholders Net loss before beneficial conversion and preferred dividends	$(5,168,216)	$(489,534)	$(7,779,234)	$(1,642,598)
Beneficial conversion and preferred dividends	(373,379)	(472,057)	(593,558)	(2,810,465)

Loss attributable to common stockholders	$(5,541,595)	$(961,591)	$(8,372,792)	$(4,453,063)

Basic and diluted net loss per share attributable to common stockholders	$(1.53)	$(0.99)	$(2.44)	$(4.59)

Weighted-average number common shares — basic and diluted	3,624,747	971,115	3,425,127	971,115

See accompanying notes to consolidated financial statements.

WARP Technology Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	December 31,
	2005	2004
Operating Activities

Net Loss	$(7,779,234)	$(1,642,598)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,259,738	101,215
Non cash compensation	273,226	542,742
Non cash interest expense	2,425,544	—
Loss on sales of property and equipment	3,270	—
Changes in operating assets and liabilities, net of effects of acquired business:
Accounts receivable	(488,535)	33,199
Prepaid expenses and other current assets	(359,403)	15,631
Accounts payable and accrued expenses	931,287	(228,506)
Deferred revenue	3,468,677	(132,370)
Deferred product cost	—	14,028

Net cash used in operating activities	(265,430)	(1,296,659)
Investing activities
Purchase of property and equipment	(53,370)	—
Advance to Gupta Holdings LLC	—	(1,000,000)
Tesseract, Process and Affiliates acquisition, net of cash acquired of $632,899	(15,867,102)	—
Kenosia acquisition, net of cash acquired of $6,125	(507,145)
Proceeds from sales of property and equipment	1,689	—

Net cash used in investing activities	(16,425,928)	(1,000,000)
Financing activities
Repayment of Bridge loan	—	950,100
Repayment of Subordinated notes	(1,500,000)	—
Repayment of Senior notes	(6,825,000)	—
Proceeds from Senior notes, net of issuance cost of $1,426,486	23,573,514	—
Proceeds from Promissory notes	1,700,000	—
Proceeds from issuance of preferred and common stock net of issuance costs	—	1,474,500

Net cash provided by financing activities	16,948,514	2,424,600
Effects of exchange rates on cash	39,204	(22,784)

Net increase in cash and cash equivalents	296,360	105,157
Cash and cash equivalents—beginning of period	1,548,013	115,491

Cash and cash equivalents—end of period	$1,844,373	$220,648

Supplemental disclosure of cash flow information:
Income tax paid	$122,766	$—
Interest paid	$822,486	$—
Supplemental schedule of non-cash investing and financing activities:
     For the six months ended December 31, 2005, the Company recorded $593,558 in connection with convertible preferred dividends.
     In connection with the acquisition of Tesseract, the Company gave to Platinum Promissory Note and a working capital adjustment agreement for $2,750,000 and Series D Preferred Stock of $6,750,000. Transaction costs of $478,000 were accrued for the acquisitions of Tesseract, Process and Affiliates at December 31, 2005.

     On July 6, 2005, the Company acquired the stock of Kenosia (see Note 4). The following table summarizes the purchase transaction:

Purchase price:
Cash	$1,247,175
Transaction costs	67,845
Note Payable	500,000

Total purchase price	1,815,020
Fair Value of:
Assets acquired	(1,611,793)
Liability assumed	386,025

Goodwill	$589,252
     On October 26, 2005, the Company acquired Tesseract Corporation (see Note 5). The following table summarizes the purchase transaction:

Purchase price:
Cash	$3,500,000
Advances to Platinum made prior to September 30, 2005	1,000,000
Promissory Note and Working Capital Adjustment	2,750,000
Series D Preferred Stock	6,750,000
Transaction costs	126,500

Total purchase price	14,126,500
Fair Value of:
Assets acquired	(4,600,357)
Liability assumed	2,456,041

Goodwill	$11,982,184
     Also, on October 26, 2005, the Company acquired Process Software, LLC, David Corporation, ProfitKey International, LLC, and Foresight Software, Inc. (see Note 5). The following table summarizes the purchase transaction:

Purchase price:
Cash	$12,000,000
Transaction costs	351,500

Total purchase price	12,351,500
Fair Value of:
Assets acquired	(7,855,827)
Liability assumed	4,608,335

Goodwill	$9,104,008
See accompanying notes to consolidated financial statements.

Warp Technology Holdings, Inc.
Notes to Consolidated Financial Statements
Note 1. Organization, Merger, Description of Business and Basis of Presentation
     Warp Technology Holdings, Inc. (collectively with its subsidiaries, the “Company”), operating under the name Halo Technology Holdings, is a Nevada corporation with its principal executive office in Greenwich, Connecticut.
     The Company is a holding company whose subsidiaries operate enterprise software and information technology businesses. In addition to holding its existing subsidiaries, the Company’s strategy is to pursue acquisitions of businesses which either complement the Company’s existing businesses or expand the industries in which the Company operates.
     On January 31, 2005, the Company completed the acquisition of Gupta Technologies, LLC (together with its subsidiaries, “Gupta”). Gupta is now a wholly owned subsidiary of the Company, and Gupta’s wholly owned subsidiaries, Gupta Technologies GmbH, a German corporation, and Gupta Technologies Ltd., a U.K. company, have become indirect subsidiaries of the Company.
     Gupta develops, markets and supports software products that enable software programmers to create enterprise class applications, operating on either the Microsoft Windows or Linux operating systems that are used in large and small businesses and governmental entities around the world. Gupta’s products include a popular database application and a well-known set of application development tools. The relational database product allows companies to manage data closer to the customer, where capturing and organizing information is becoming increasingly critical. This product is designed for applications being deployed in situations where there are little or no technical resources to support and administer databases or applications.
     Gupta recently released its Linux product line. Compatible with its existing Microsoft Windows-based product line, the Linux line of products will enable developers to write one application to run in both Microsoft Windows and Linux operating systems.
     Gupta has headquarters in California, and has a regional office in Munich and sales offices in London and Paris.
     Warp Solutions, Inc. a wholly owned subsidiary of the Company, produces a series of application acceleration products that improve the speed and efficiency of transactions and information requests that are processed over the internet and intranet network systems. The subsidiary’s suite of software products and technologies are designed to accelerate network applications, reduce network congestion, and reduce the cost of expensive server deployments for enterprises engaged in high volume network activities.
     On July 6, 2005 the Company purchased Kenosia Corporation (“Kenosia”). Kenosia is a software company whose products include its DataAlchemy product line. DataAlchemy is a sales and marketing analytics platform that is utilized by global companies to drive retail sales and profits through timely and effective analysis of transactional data. Kenosia’s installed customers span a wide range of industries, including consumer packaged goods, entertainment, pharmaceutical, automotive, spirits, wine and beer, brokers and retailers.

     On October 26, 2005, the Company completed the acquisition of Tesseract and four other software companies, DAVID Corporation, Process Software, ProfitKey International, and Foresight Software, Inc. (collectively “Process and Affiliates”).
Tesseract, headquartered in San Francisco, is a total HR solutions provider offering an integrated Web-enabled HRMS suite. Tesseract’s Web-based solution suite allows HR users, employees and external service providers to communicate securely and electronically in real time. The integrated nature of the system allows for easy access to data and a higher level of accuracy for internal reporting, assessment and external data interface. Tesseract’s customer base includes corporations operating in a diverse range of industries, including financial services, transportation, utilities, insurance, manufacturing, petroleum, retail, and pharmaceuticals.
DAVID Corporation is a pioneer in Risk Management Information Systems. DAVID Corporation offers client/server-based products to companies that provide their own workers’ compensation and liability insurance. Many of DAVID Corporation’s clients have been using its products for 10 years or longer.
Process Software develops infrastructure software solutions for mission-critical environments, including industry-leading TCP/IP stacks, an Internet messaging product suite, and an anti-spam software subscription service to large enterprises worldwide. With a loyal customer base of over 5,000 organizations, including Global 2000 and Fortune 1000 companies,
ProfitKey International develops and markets integrated manufacturing software and information control systems for make-to-order and make-to-stock manufacturers. ProfitKey’s offering includes a suite of e-business solutions that includes customer, supplier and sales portals. ProfitKey’s highly integrated system emphasizes online scheduling, capacity management, and cost management.
Foresight Software, Inc. provides client/server Enterprise Resource Planning and Customer Relationship Management software to global organizations that depend on customer service operations for critical market differentiation and competitive advantage. Foresight’s software products and services enable customers to deliver superior customer service while achieving maximum profitability.
Basis of Presentation
     The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended December 31, 2005 are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2006. For further information, refer to the financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2005.
Note 2. Summary of Significant Accounting Policies
Reclassification.

     Certain reclassifications have been made to the 2004 financial statements to conform to the 2005 presentation.
Loss Per Share
     Basic and diluted net loss per share information for all periods is presented under the requirements of SFAS No. 128, Earnings Per Share. Basic loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average common shares outstanding during the period. Diluted loss per share is calculated by dividing net loss attributable to common stockholders by the weighted-average common shares outstanding. The dilutive effect of preferred stock, warrants and options convertible into an aggregate of approximately 46,642,643 and 2,049,170 of common shares as of December 31, 2005 and December 31, 2004, respectively, are not included as the inclusion of such would be anti-dilutive for all periods presented.
Stock-Based Compensation
     The Company uses the intrinsic value method to account for stock-based compensation in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and have adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” Accordingly, no compensation cost has been recognized for fixed stock option grants. Had compensation costs for the Company’s stock option grants been determined based on the fair value at the grant dates for awards under these plans in accordance with SFAS No. 123, the Company’s net loss and loss per share would have been increased to the pro forma amounts as follows:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net loss, as reported	$(5,168,216)	$(489,534)	$(7,779,234)	$(1,642,598)
Add: Stock-based employee compensation expense included in reported net loss	82,070	74,500	129,570	359,000
Deduct: Stock-based employee compensation expense determined under fair value method for all awards	(1,163,880)	(77,480)	(1,336,120)	(370,210)

Net loss, pro forma	(6,250,026)	(492,514)	(8,985,784)	(1,653,808)
Beneficial conversion and preferred dividends	(373,379)	(472,057)	(593,558)	(2,810,465)

Net loss attributable to common stockholders—Pro forma	$(6,623,405)	$(964,571)	$(9,579,342)	$(4,464,273)
Basic and diluted net loss per share attributable to common stockholders, as reported	$(1.53)	$(0.99)	$(2.44)	$(4.59)
Basic and diluted net loss per share attributable to common stockholders pro forma	$(1.82)	$(0.99)	$(2.80)	$(4.60)
     Pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if Warp had accounted for its employees’ stock options under the fair value method provided by this statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model. Option pricing models require the input of highly subjective assumptions. Because the Company’s employee stock has characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Recent Accounting Pronouncements
     In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment”, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123 (R) will be effective for the period beginning January 1, 2006. The impact on this new standard, if it had been in effect on the net loss and related per share amounts of our three and six months ended December 31, 2005 and 2004 is disclosed above in Note 2 Summary of Significant Accounting Policies-Stock Based Compensation. We believe the adoption will have an effect on our results of operations.
     On March 29, 2005, the Staff of the Securities and Exchange Commission (SEC or the Staff) issued Staff Accounting Bulletin No. 107, “Share-Based Payment” (SAB 107). Although not altering any conclusions reached in SFAS 123R, SAB 107 provides the views of the Staff regarding the interaction between SFAS 123R and certain SEC rules and regulations and, among other things, provide the Staff’s views regarding the valuation of share-based payment arrangements for public companies. The Company intends to follow the interpretative guidance on share-based payment set forth in SAB 107 during the Company’s adoption of SFAS 123R.
Note 3. Stockholders’ Equity
Common and Preferred Stock
     On September 19, 2005, the Company issued 8,543 shares of Common Stock valued at $8,543 as a dividend to a former Series B preferred stockholder to settle a dispute on an inadvertent conversion.
     On September 23, 2005, the Company issued 47,963 shares of Common Stock to pay $100,000 of interest on its Subordinated Notes, which covers the interest period of May 1, 2005 to July 31, 2005.
     On September 23, 2005, the Company issued 90,973 shares of Common Stock as Series C Preferred Stock dividend. The dividend period was April 1, 2005 to June 30, 2005. The value of Common Stock was $212,897.
     On December 23, 2005, the Company issued 44,665 shares of Common Stock to pay $63,333 of interest on its Subordinated Notes, which covers the interest period of August 1, 2005 to October 31, 2005.
     Also on December 23, 2005, the Company issued 143,769 shares of Common Stock as Series C Preferred Stock dividend. The dividend period was July 1, 2005 to September 30, 2005. The value of Common Stock was $211,636.
     On December 31, 2005, the Company issued an aggregate of 664,577 shares of Common Stock valued at $910,470 to former Senior Noteholders and an aggregate of 1,100,000 shares valued at $1,507,000 to former and existing Subordinated Noteholders in exchange for the rescission of certain warrants as described below in “Warrants” section of Note 3 — “Stockholder’s Equity”.
     On October 26, 2005, the Company issued 7,045,454 shares of Series D Preferred Stock to Platinum Equity, LLC (“Platinum”) as part of Amendment to Tesseract Merger Agreement. Under the Amendment, Platinum agrees to retain 909,091 shares of Series D Preferred Stock delivered as part of the Merger Consideration, which Platinum will return for cancellation, without additional consideration from the Company, if the Company repay the $1,750,000 note on or before March 31, 2006. The details of this agreement are described in Note 5 — “Acquisition of Five Software Companies.”
     During the three months and six months ended December 31, 2005, the holders of respectively 133,807 and 390,258 Series C Preferred Stocks converted their shares into Common Stock. The conversions were made on a one to one (1:1) ratio.
Stock Options
     On September 13, 2005, the Board of Directors granted 158,000 options to the Company CEO, Rodney A. Bienvenu under the 2002 Plan. Of those options, 39,500 vested on December 31, 2005, and the remainder vest ratably over the next 36 months. Such options have a term of ten years and have an exercise price of $1.08 per share. In connection with the options, the Company recorded a deferred compensation of $42,660 that will be amortized in the next 36 months. The Company recognized $10,665 of expense for the three months ended December 31, 2005 relating to these options.
     At the Annual Meeting of Stockholders of the Company held on October 21, 2005, the stockholders of the Company approved the Halo Technology Holdings 2005 Equity Incentive Plan (the “2005 Plan”) previously approved by the Board of Directors of the Company. A copy of the 2005 Plan was filed as Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 7, 2005. Subject to adjustment for stock splits and similar events, the total number of shares of common stock that can be delivered under the 2005 Plan is 8,400,000 shares. No employee may receive options, stock appreciation rights, shares or dividend equivalent rights for more than four million shares during any calendar year.
     Under the 2005 Plan, the Company issued 4,366,000 options to certain employees and directors of the Company and its subsidiaries. Of those options, 3,366,000 were issued to the corporate senior management 25% of these options vest on December 31, 2005, and the remaining portion will vest ratably each month during the next 36 months, provided that the employee remains an employee of the Company. 1,000,0000 of the 4,366,000 options were issued to the subsidiary management. These options will vest based on each subsidiary’s performance. The vesting conditions are determined by the compensation committee. All the options have an exercise price of $1.08 and the term of ten years except for the options issued to the Company’s CEO, Rodney A. Bienvenu, Jr., and the CLO, Ernest C. Mysogland, which have an exercise price of $1.19 and a term of five years. In connection with the options issued to the corporate senior management, the company recorded a deferred compensation of $95,620 that will be amortized in the next 36 months. The Company recognized $23,905 of expense for the three months ended December 31, 2005 relating to these options. The Company did not recognize deferred compensation for the options issued to the subsidiary management because the probability of vesting is uncertain. Further details are available in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 27, 2005.
Warrants
     On August 2, 2005, the Company issued warrants to acquire 843,617 shares of the Company’s Common Stock to Fortress Credit Corp. as part of a Credit Agreement entered into on the same date. The warrants have an exercise price of $.01 per share, have a cashless exercise feature, and are exercisable until December 10, 2010. Additional information related to the issuance of these warrants is in Note 7 – “Credit Agreement”.
     On September 20, 2005, the Company issued to DCI Master LDC a warrant to Purchase 181,818 Shares of Common Stock, par value $0.00001 per share of the Company. The warrant was issued in connection with a Promissory Note issued to DCI Master LDC. Additional information related to the issuance of this warrant is in Note 8 – “Promissory Notes.” The exercise price for the warrant shares is $1.375, subject to adjustment as provided in the warrant. The warrant is exercisable until September 20, 2010. The warrant contains an automatic exercise provision in the event that the warrant has not been exercised but the fair market value of the warrant shares is greater than the exercise price per share on the expiration date. The warrant also contains a cashless exercise provision. The warrant also contains a limitation on exercise which limits the number of shares of Common Stock that may be acquired by the Holder on exercise to that number of shares as will insure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates will not exceed 9.99% of the total number of issued and outstanding shares of Common Stock. This provision is waivable by the Holder on 60 days notice.
     On October 21, 2005, the Company issued warrants (the “Warrants”) to purchase an aggregate of 363,636 Shares of Common Stock, par value $0.00001 per share of the Company. The Warrants were issued in connection with the Convertible Promissory Notes described in Note 8 — (“Promissory Notes”). The exercise price for the Warrant Shares is $1.375, subject to adjustment as provided in the Warrant. The Warrants are exercisable for five years after the date of the Warrants. The Warrants contain an automatic exercise provision in the event that the warrant has not been exercised but the Fair Market Value of the Warrant Shares (as defined in the Warrant) is greater than the exercise price per share on the expiration date. The Warrants also contain a cashless exercise provision. The Warrants also contain a limitation on exercise which limits the number of shares of Common Stock that may be acquired by the Holder on exercise to that number of shares as will insure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates will not exceed 9.99% of the total number of issued and outstanding shares of Common Stock. This provision is waivable by the Holder on 60 days notice.
     On October 26, 2005, the Company issued warrants to acquire 1,265,425 shares of the Company’s Common Stock to Fortress Credit Corp. as part of a Credit Agreement entered into on August 2, 2005. This issuance relates to the Company’s utilization of the Tranche B of the credit facility under the agreement. The warrants have an exercise price of $.01 per share, have a cashless exercise feature, and are exercisable until December 10, 2010. Additional information related to the issuance of these warrants is in Note 7 – “Credit Agreement”.
     On December 31, 2005, the Company has rescinded certain warrants (the “Senior Lender Warrants”) previously issued pursuant to that certain Senior Note and Warrant Purchase Agreement (the “Senior Note Agreement”), as of January 31, 2005, by and among the Company and the Purchasers (the “Senior Noteholders”) identified therein and certain warrants (the “Subordinated Lender Warrants”) issued pursuant to that certain Subordinated Note and Warrant Purchase Agreement (the “Subordinated Note Agreement”), as of January 31, 2005, by and among the Company and the Purchasers (the “Subordinated Noteholders”) identified therein. As originally issued, the Senior Lender Warrants were for an aggregate of 2,670,000 shares of Common Stock. Senior Lender Warrants to acquire 1,208,321 shares of Common Stock were rescinded. As originally issued, the Subordinated Lender Warrants were for an aggregate of 2,500,000 shares of Common Stock. Subordinated Lender Warrants to acquire 2,000,000 shares of Common Stock were rescinded. The Company issued an aggregate of 664,577 shares of Common Stock valued at $910,470 to former Senior Noteholders and an aggregate of 1,100,000 shares valued at $1,507,000 to former and existing Subordinated Noteholders in exchange for the rescission of these warrants described above.
Note 4. Kenosia Acquisition
     On July 6, 2005 the Company purchased all of the stock of Kenosia Corporation (“Kenosia”) from Bristol Technology, Inc. for an aggregate purchase price of $1,800,000, subject to certain adjustments. Prior to the Closing, $800,000 of the Purchase Price was deposited into an escrow account, and subsequently released to Bristol at the Closing. The remainder of the Purchase Price is to be paid in two equal payments of $500,000 each, in cash. The first payment $447,175 (net of working capital adjustment) was made on September 1, 2005 and the second payment was made on January 31, 2006. The results of Kenosia acquisition are reflected in the combined statement of operations as of the date of acquisition.
     The Company’s management and the Board of directors believes that the purchase of Kenosia that resulted in approximately $589,000 of goodwill is justified because of Kenosia’s position in the marketplace and “Track record of positive cash flow”. The tax deductibility of the acquired goodwill is to be determined.
     The net purchase price for Kenosia was $1,815,020, after certain transaction costs and net working capital adjustments. The preliminary purchase price allocation, which is subject to adjustment, is as follows:

Cash	$6,125
Accounts receivables	312,750
Other current assets	15,000
Fixed assets	7,635
Intangibles	1,270,283
Goodwill	589,252
Accounts payable and accrued expenses	(10,979)
Deferred revenues	(375,046)

$1,815,020

Note 5. Acquisition of Five Software Companies
     Foresight, Milgo, ProfitKey International and David Corporation Purchase Agreement
     On October 26, 2005, the Company completed the transactions contemplated by that certain Purchase Agreement (the “Purchase Agreement”) dated as of September 12, 2005 by and among Warp Technology Holdings, Inc. operating under the name Halo Technology Holdings (“Company”) and Platinum Equity, LLC (“Platinum”), EnergyTRACS Acquisition Corp. (the “ Foresight Seller”) and Milgo Holdings, LLC (the “Process Seller” and together with Platinum and the Foresight Seller, the “Sellers”) for the acquisition of 100% of the Equity Interests in David Corporation (“David”), ProfitKey International, LLC (“Profitkey”), Foresight Software, Inc.(“Foresight”) and Process Software, LLC (“Process”). Pursuant to the Purchase Agreement, Platinum sold, assigned and delivered 100% of the common stock, no par value per share of the David Corporation, a California Corporation and a 100% membership interest in ProfitKey International LLC, a Delaware limited liability company, the Foresight Seller sold, assigned and delivered 100% of the common stock, par value $0.01 per share of the Foresight Software, Inc., a Delaware corporation and the Process Seller sold, assigned and delivered a 100% membership interest in Process Software, LLC, a Delaware limited liability company to the Company in exchange for the payment of an aggregate of twelve million dollars ($12,000,000) in cash. These four companies are collectively referred to as “Process and Affiliates”. The Purchase Agreement has previously been filed as Exhibit 10.86 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 16, 2005 and is incorporated herein by reference.
     The Company’s management and the Board of directors believes that the purchase of Process and Affiliates that resulted in approximately $9,517,000 of goodwill is justified because of their positions in the marketplace and “Track record of positive cash flow”. The tax deductibility of the acquired goodwill is to be determined.
     The net purchase price for Process and Affiliates was $12,351,500, after certain transaction costs. The preliminary purchase price allocation, which is subject to adjustment, is as follows:

Cash and cash equivalents	$378,141
Accounts receivable	1,723,231
Other current assets	726,478
Fixed assets	73,023
Intangibles	4,843,800
Goodwill	9,104,008
Other assets	111,154
Accounts payable and accrued expenses	(2,003,805)
Deferred revenue	(2,604,530)

$12,351,500

Tesseract Merger Agreement and Amendment
     On October 26, 2005, Warp Technology Holdings, Inc. operating under the name Halo Technology Holdings (the “Company” or “WARP”), completed the transactions contemplated by that certain Merger Agreement (the “Merger Agreement”) dated as of September 12, 2005 by and among the Company and TAC/Halo, Inc., a wholly owned subsidiary of the Company (the “Merger Sub”), Tesseract Corporation (“Tesseract”) and Platinum Equity, LLC (“Platinum”), as amended by Amendment No. 1 to Merger Agreement (the “Amendment”) dated October 26, 2005 by and among such parties and TAC/Halo,

LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“New Merger Sub”). Pursuant to the Merger Agreement, Tesseract was merged with and into the New Merger Sub (the “Merger”) which survived as a wholly-owned subsidiary of the Company. The Amendment provided that the Merger Consideration shall consist of (i) $4,500,000 in cash payable at Closing, (ii) 7,045,454 shares of Series D Preferred Stock of the Company, and (iii) $1,750,000 payable no later than March 31, 2006 and evidenced by a Promissory Note. The Amendment provided for a Working Capital Adjustment of $1,000,000 to be paid no later than November 30, 2005. If not paid by such date, at the option of the Seller, the Working Capital Adjustment may be converted into up to 1,818,181 shares of Series D Preferred Stock. Additionally, if the Working Capital Adjustment is not paid on or before November 30, 2005, the Company must pay Platinum a monthly transaction advisory fee of $50,000 per month, commencing December 1, 2005. As of December 31, 2005, the Working Capital Adjustment has not been paid or converted to Series D Preferred Stock. As such, the Company accrued $50,000 for the advisory fee as of December 31, 2005. Under the Amendment, Platinum agrees to retain 909,091 shares of Series D Preferred Stock delivered as part of the Merger Consideration. If the Promissory Note is paid on or before March 31, 2006, Platinum will return for cancellation, without additional consideration from the Company, 909,091 shares of Series D Preferred Stock to the Company. The Amendment further provides that the rights, preferences and privileges of the Series D Preferred Stock will adjust to equal the rights, preferences and privileges of the next round of financing if such financing is a Qualified Equity Offering (as defined in the Amendment). If the next round is not a Qualified Equity Offering, the rights, preferences and privileges of the Series D Preferred Stock will adjust to equal the rights, preferences and privileges of the next round of financing at the option of the holder. The descriptions of the Merger Agreement and Amendment No. 1 to the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, which was previously filed as Exhibit 10.87 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 16, 2005, and to Amendment No. 1 to the Merger Agreement filed as Exhibit 10.94 of the Current Report on Form 8-K filed on November 1, 2005
     The Company’s management and the Board of directors believes that the purchase of Tesseract that resulted in approximately $12,211,000 of goodwill is justified because of Tesseract’s positions in the marketplace and “Track record of positive cash flow”. The tax deductibility of the acquired goodwill is to be determined.
     The net purchase price for Tesseract was $14,126,500, after certain transaction costs. The preliminary purchase price allocation, which is subject to adjustment, is as follows:

Cash and cash equivalents	$254,757
Accounts receivable	1,299
Other current assets	333,871
Fixed assets	3,830
Intangibles	4,006,600
Goodwill	11,982,184
Accounts payable and accrued expenses	(1,015,350)
Deferred revenue	(1,422,282)
Other long term liabilities	(18,409)

$14,126,500

     The Company financed the purchase price under the Purchase Agreement and the Merger Agreement in part with borrowings under its $50,000,000 credit facility with Fortress Credit Opportunities I LP and Fortress Credit Corp. On October 26, 2005, in connection with the closings of the above described transactions, the Company entered into Amendment Agreement No. 1 (“Amendment Agreement”)

between the Company, Fortress Credit Opportunities I LP (“Lender”) and Fortress Credit Corp., as Agent (the “Agent”) relating to the Credit Agreement dated August 2, 2005 between the Company, the Subsidiaries of the Company listed in Schedule 1 thereto (the “Subsidiaries”), Fortress Credit Corp., as original lender (together with any additional lenders, the “Original Lenders”), and the Agent under which the Lender made an additional loan of $15,000,000 under Tranche B of the credit facility under the Credit Agreement, as more fully described below in Note 7 “Credit Agreement.”
     The Company’s results of operations include results of operations of Tesseract, Process and Affiliates since October 27, 2005.
Note 6. Unaudited Pro Forma Financial Information
     The following unaudited pro forma financial information presents the consolidated operations of the Company as if the acquisitions of Gupta, Kenosia, Tesseract, David, Profitkey, Foresight, and Process had occurred as of July 1, 2004.
     This financial information is provided for informational purposes only and should not be construed to be indicative of the Company’s consolidated results of operations had the acquisitions of Gupta, Kenosia, Tesseract, David, ProfitKey, Foresight, and Process been consummated on the dates assumed and does not project the Company’s results of operations for any future period:

	Three Months Ended		Six Months Ended December
	December 31,		31,
	2005	2004	2005	2004
Revenue	$7,606,852	$9,581,947	$15,478,083	$19,421,400
Net loss	$(5,401,586)	$(485,135)	$(6,915,745)	$(106,269)
Beneficial Conversion and preferred dividends	(373,379)	(472,057)	(593,558)	(2,810,465)

Loss attributable to common stockholders	(5,774,965)	(957,192)	(7,509,303)	(2,916,734)
Basic and diluted net loss per share attributable to common stockholders	$(1.59)	$(0.99)	$(2.19)	$(3.00)
Weighted-average number of common shares	3,624,747	971,115	3,425,127	971,115
     For the period from July 1, 2005 through July 5, 2005, Kenosia had no significant operations.
Note 7. Credit Agreement
     On August 2, 2005, the Company entered a Credit Agreement (the “Credit Agreement”), with Fortress Credit Corp. as original lender (together with any additional lenders, the “Lenders”), and Fortress Credit Corp. as Agent (the “Agent”). In addition, the Company entered into a $10,000,000 Promissory Note (the “Note”) with the Lenders, an Intercreditor Agreement with the Lenders, the Agent and certain subordinated lenders (the “Intercreditor Agreement”), a security agreement with the Agent (the “Security Agreement”), Pledge Agreements with the Lender (the “Pledge Agreements”), and a Warrant Agreement with the Agent (the “Warrant Agreement”).
     Collectively the Credit Agreement, such other agreements and the subsidiary security agreements referenced below are referred to as the “Financing Documents”.
     The Credit Agreement and the other Financing Documents have the following material terms:
•	Subject to the terms and conditions of the Credit Agreement, the Lenders agreed to make available to the Company a term loan facility in three Tranches, Tranches A, B and C, in an aggregate amount equal to $50,000,000.

•	The maximum amount of loans under Tranche A of the credit facility is $10,000,000. The purpose of amounts borrowed under Tranche A is to refinance certain of the Company’s existing debt and to pay certain costs and expenses incurred in connection with the closing under the Credit Agreement.

•	The maximum amount of loans under Tranche B of the credit facility is $15,000,000. Amounts borrowed under Tranche B may be used only to partially fund the acquisition by the Company of one or more companies, the acquisition costs related thereto, and other costs and expenses incurred in connection with the Credit Agreement and to finance an agreed amount of working capital for the companies being acquired.

•	The maximum amount of loans under Tranche C of the credit facility is $25,000,000. Amounts borrowed under Tranche C may be used only to partially fund the acquisition by the Company of one or more publicly-traded companies, the acquisition costs related thereto, and other costs and expenses incurred in connection with the Credit Agreement and to finance an agreed amount of working capital for the companies being acquired.

•	The Company has borrowed $10,000,000 under Tranche A of the credit facility to pay-off its existing senior indebtedness, in the aggregate principal amount of $6,825,000, plus accrued interest thereon, as well as certain existing subordinated indebtedness, in the aggregate principal amount of $1,500,000. In addition, amounts borrowed under this Tranche A were used to pay certain closing costs, including the Lender’s legal fees, commitment fees, and other costs and expenses under the Credit Agreement amounting to $1,083,872. These closing costs have been deferred, and will be amortized over 4 years. $67,743 and $112,904 was amortized for the three and six months ended December 31, 2005, respectively. The remaining balance of $664,003 was used for working capital needs.

•	The obligation to repay the $10,000,000 principal amount borrowed at the closing, along with interest as described below, is further evidenced by the Note.

•	Advances under Tranche B and Tranche C must be approved by the Lenders, and are subject to the satisfaction of all conditions precedent required by the Lenders including the condition that a default not occur under the loans as a result of the advance.

•	The rate of interest (the “Interest Rate”) payable on the Loan for each calendar month (an “Interest Period”) is a floating percentage rate per annum equal to the sum of the “LIBOR” for that period plus the “Margin”. For theses purposes, LIBOR means for any Interest Period the rate offered in the London interbank market for U.S. Dollar deposits for the relevant Interest Period; provided, however, that for purposes of calculating the Interest Rate, LIBOR shall at no time be less than a rate equal to 2.65%. For these purposes, “Margin” means 9% per annum. Interest is due and payable monthly in arrears.

•	Provided there has been no event of default under the Loan, an amount of interest equal to 4% per annum that would otherwise be paid in cash instead may be paid in kind (“PIK”) by such amount being added to the principal balance of the Loan on the last day of each month. Such PIK amount will then accrue interest and be due and payable on the same terms and conditions as the Loan. The Company may, at its option, elect to terminate the PIK interest arrangement and instead pay such amount in cash. As of December 31, 2005, the Company accrued and expensed $279,136 in relation to the PIK interest.

•	If any sum due and payable under the credit facility is not paid on the due date therefore, the Company shall be liable to pay interest on such overdue amount at a rate equal to the then current Interest Rate plus 3% per annum.

•	Principal amounts due under the Loans begin to be amortized eighteen months after the closing date of the Credit Agreement, with the complete Loan to be repaid in full no later than the Maturity Date which is four years after the closing.

•	A mandatory prepayment is required if, prior to the date which is 9 months after the Closing Date, (i) the Company has not borrowed under Tranche B, and (ii) the Company has not acquired (without the incurrence of any indebtedness) 100% of the equity interests of any new subsidiary which at the time of acquisition had a twelve month trailing EBITDA of greater than $1,000,000. If prepayments are required due to this reason, the amount of the prepayment is 85% of the “Excess Cash Flow”— which means, cash provided by operations by the Company and its subsidiaries determined quarterly less capital expenditures for such period, provided that the Company shall at all times be allowed to retain a minimum of $1,500,000 of cash for operating purposes. In addition, the Company must prepay the loan in full no later than the date which is 21 months after the Closing Date.

•	The Credit Agreement contains certain financial covenants usual and customary for facilities and transactions of this type. In the event the Company completes further acquisitions, the Company and the Agent and lenders will agree upon modifications to the financial covenants to reflect the changes to the Company’s consolidated assets, liabilities, and expected results of operations in amounts to be mutually agreed to by the parties.

•	The Company’s obligations are guaranteed by the direct and indirect subsidiaries of the Company, including, without limitation, Gupta Technologies, LLC, Kenosia Corporation, and Warp Solutions, Inc.

•	The Company and its subsidiaries granted first priority security interests in their assets, and pledged the stock or equity interests in their respective subsidiaries, to the Agent as security for the financial obligations under the Credit Agreement and the Financing Documents. In addition, the Company has undertaken to complete certain matters, including the delivery of stock certificates in subsidiaries, and the completion of financing statements perfecting the security interests granted under the applicable state or foreign jurisdictions concerning the security interests and rights granted to the Lenders and the Agent.

•	As additional security for the lenders making the loans under the Credit Agreement, certain subsidiaries of the Company have entered into Security Agreements with Fortress Credit. Corp. relating to their assets in the U.K., and have pledged their interests in the subsidiaries organized under English law, Gupta Technologies Limited and Warp Solutions Limited, by entering into a Mortgages of Shares with Fortress. Also, the Company’s subsidiary, Gupta Technologies, LLC (“Gupta”) and its German subsidiary, Gupta Technologies GmbH, have entered into a Security Trust Agreement with Fortress Credit Corp. granting a security interest in the assets of such entities located in Germany. Gupta has also pledged its interests in the German subsidiary under a Share Pledge Agreement with Fortress Credit Corp.

•	Under the Intercreditor Agreement, the holders of the Company’s outstanding subordinated notes which were issued pursuant to that certain Subordinated Note and Warrant Purchase Agreement dated January 31, 2005, agreed to subordinate the payment terms and security interests of the subordinated notes to the payment terms and security interests of the senior lenders under the Credit Agreement.

•	Pursuant to the Warrant Agreement, the Company agreed to issue warrants to acquire up to an aggregate of 7% of the fully diluted stock of the Company (as of the date of the Warrant Agreement) if the Lenders make all the advances under the total commitments of the credit facility. All warrants will have an exercise price of $0.01 per share. The exercise price and number of shares issuable upon exercise of each warrant are subject to adjustment as provided in the Warrant Agreement, including weighted average anti-dilution protection.

•	Warrants to acquire an aggregate of 5% of the fully diluted stock of the Company (2,109,042 shares of Common Stock, par value $.00001 per share) are issuable upon the Company receiving advances under Tranche A or B of the credit facility (“Tranche A/B Available Shares”) in proportion to the amount of the advance compared with the total $25,000,000 in commitments under Tranche A and B.

•	Since the Company borrowed $10,000,000 under Tranche A at the closing, warrants to acquire 40% of the Available Tranche A/B Shares (843,617 shares of the Company’s Common Stock) were issued at closing to the Lenders. The warrants have an exercise price of $.01 per share, have a cashless exercise feature, and are exercisable until December 10, 2010. As further advances are made to the Company under Tranche B, the Company will issue additional warrants in proportion to the advances received. Additionally, if the unused total commitments attributable to Tranche A and Tranche B are cancelled in accordance with the Credit Agreement, warrants shall be used for the number of shares based on the Pro Rata Portion of the Total Commitments attributable to Tranche A or Tranche B which are cancelled. The proceeds from the Tranche A were allocated to the fair value of the warrants and Tranche A. Based on the fair market value, $1,599,615 was allocated to the warrants and the remainder of $8,400,385 was allocated to Tranche A. The fair value of the warrants was determined by utilizing Black-Scholes method. The discount to Tranche A will be accreted over 48 months. For the three months and six months ended December 31, 2005, $99,975 and $166,625 respectively were accreted and charged to interest expense.

•	On October 26, 2005, in connection with the acquisition of the five software companies (referred to as “Agreements to Acquire Five Software Companies” in Note 5 of the Notes to the Consolidated Financial Statements), the Company entered into Amendment Agreement No. 1 (“Amendment Agreement”) between the Company, Fortress Credit Opportunities I LP (“Lender”) and Fortress Credit Corp., as Agent (the “Agent”) relating to the Credit Agreement dated August 2, 2005 between the Company, Fortress Credit Corp., as original lender (together with any additional lenders, the “Original Lenders”), and the Agent. Pursuant to this Amendment Agreement, the Lender made a loan of $15,000,000 under Tranche B of the credit facility under the Credit Agreement. Additional information of this amendment is qualified in its entirety by reference to Amendment Agreement No. 1, which was previously filed as Exhibit 10.87 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 1, 2005.

•	Since the Company borrowed $15,000,000 under Tranche B on October 26, 2005, warrants to acquire 60% of the Available Tranche A/B Shares (1,265,425 shares of the Company’s Common Stock) were issued to the Lenders. The warrants have an exercise price of $.01 per share, have a cashless exercise feature, and are exercisable until December 10, 2010. Based on the fair market value, $1,892,415 was allocated to the warrants and the remainder of $13,107,585 was allocated to Tranche B. The fair value of the warrants was determined by utilizing Black-Scholes method. The discount to Tranche B will be accreted over 45 months. For the three months ended December 31, 2005, $89,024 was accreted and charged to interest expense.

•	Warrants to acquire an aggregate of 2% of the fully diluted stock of the Company (843,617 shares of Common Stock) are issuable upon the Company receiving advances under Tranche C of the credit facility (“Tranche C Available Shares”) in proportion to the amount of the Tranche C advance compared with the total $25,000,000 in commitments under Tranche C.
Note 8. Promissory Notes
     On September 20, 2005, the Company entered into a Promissory Note in the principal amount of Five Hundred Thousand Dollars ($500,000) payable to the order of DCI Master LDC or its affiliates. Interest accrues under the Promissory Note at the rate of ten percent (10%) per annum. The principal amount of the Promissory Note, together with accrued interest, is due and payable 90 days after the date it was entered into, December 19, 2005, unless the Promissory Note is converted into debt or equity securities of the Company in the Company’s next financing involving sales by the Company of a class of its preferred stock or convertible debt securities, or any other similar or equivalent financing transaction. The terms of such conversion have not yet been determined. As of December 31, 2005, the Company has not repaid this Promissory Note or converted it into debt or equity securities. As such, interest of $12,361 was accrued and charged to interest expense in the current quarter. The principal and accrued interest may be converted to Series E Stock per the Subscription Agreements reached on January 11, 2006. Further information on these agreements is in Note 14 “Subsequent Event.”
     Also on September 20, 2005, the Company issued to DCI Master LDC a Warrant to Purchase 181,818 Shares of Common Stock, par value $0.00001 per share of the Company. The Warrant was issued in connection with the Promissory Note described above. The exercise price for the Warrant Shares is $1.375, subject to adjustment as provided in the Warrant. The Warrant is exercisable until September 20, 2010. The Warrant contains an automatic exercise provision in the event that the warrant has not been exercised but the Fair Market Value of the Warrant Shares (as defined in the Warrant) is greater than the exercise price per share on the expiration date. The Warrant also contains a cashless exercise provision. The Warrant also contains a limitation on exercise which limits the number of shares of Common Stock that may be acquired by the Holder on exercise to that number of shares as will insure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates will not exceed 9.99% of the total number of issued and outstanding shares of Common Stock. This provision is waivable by the Holder on 60 days notice.
     The proceeds from the Promissory Note were allocated to the fair value of the warrants and Promissory Note. Based on the fair market value, $276,606 was allocated to the warrants and the remainder of $223,394 was allocated to Promissory Note. The fair value of the warrants was determined by utilizing Black-Scholes method. The discount to the Promissory Note will be accreted over 3 months. For the three and six months ended December 31, 2005, $245,872 and $276,606 was accreted and charged to interest expense respectively.
     On October 14, 2005, one of the Company’s directors, David Howitt, made a short-term loan to the Company for $150,000. This loan will be converted into equity under the Subscription Agreement described under Convertible Promissory Notes and Effect on Previously Issued Convertible Notes in Note 14 — “Subsequent Evens.”

     On October 21, 2005, the Company entered into certain Convertible Promissory Notes in the aggregate principal amount of One Million Dollars ($1,000,000). Interest accrues under the Notes at the rate of ten percent (10%) per annum. The principal amount of the Notes, together with accrued interest, is due and payable 90 days after the date it was entered into, unless the Notes are converted into debt or equity securities of the Company in the Company’s next financing involving sales by the Company of a class of its preferred stock or convertible debt securities, or any other similar or equivalent financing transaction. During the three months ended December 31, 2005, interest of $19,444 was accrued and charged to interest expense. The principal and accrued interest may be converted to Series E Stock per the Subscription Agreements reached on January 11, 2006. Further information on these agreements is in Note 14 — “Subsequent Event.” The Company also issued warrants (the “Warrants”) to purchase an aggregate of 363,636 Shares of Common Stock, par value $0.00001 per share of the Company in connection with the Convertible Promissory Notes described above. The exercise price for the Warrant Shares is $1.375, subject to adjustment as provided in the Warrant. The Warrants are exercisable for five years after the date of the Warrants. Based on the fair market value, $512,691 was allocated to the warrants and the remainder of $487,309 was allocated to the Convertible Promissory Notes. The fair value of the warrants was determined by utilizing Black-Scholes method. The discount to Convertible Promissory Notes will be accreted over 3 months. For the three months ended December 31, 2005, $404,461 was accreted and charged to interest expense.
On October 26, 2005, as part of the Merger Consideration under the Merger Agreement, the Company issued a Promissory Note in the amount of $1,750,000 to Platinum. The principal under the Promissory Note accrues interest at a rate of 9.0% per annum. The principal and accrued interest under the Promissory Note are due on March 31, 2006. Interest is payable in registered shares of common stock of the Company, provided that until such shares are registered, interest shall be paid in cash. During the three months ended December 31, 2005, interest of $28,875 was accrued and charged to interest expense. The Promissory Note contains certain negative covenants including that the Company will not incur additional indebtedness, other than permitted indebtedness under the Promissory Note. Under the Promissory Note, the following constitute an Event of Default: (a) the Company shall fail to pay the principal and interest when due and payable: (b) the Company fails to pay any other amount under the Promissory Note when due and payable: (c) any representation or warranty of the Company was untrue or misleading in any material respect when made; (d) there shall have occurred an acceleration of the state maturity of any indebtedness for borrowed money of the Company or any Subsidiary of $50,000 or more in aggregate principal amount; (e) the Company shall sell, transfer, lease or otherwise dispose of all or any substantial portion of its assets in one transaction or a series of related transactions, participate in any share exchange, consummate any recapitalization, reclassification, reorganization or other business combination transaction or adopt a plan of liquidation or dissolution or agree to do any of the foregoing; (f) one or more judgments in an aggregate amount in excess of $50,000 shall have been rendered against the Company or any subsidiary; (g) the Company breaches any covenant set forth in Section 4 of the Promissory Note; or (h) an Insolvency Event (as defined in the Promissory Note) occurs with respect to the Company or a subsidiary. Upon an Event of Default, the Holder may, at its option, declare all amounts owed under the Promissory Note to be due and payable. The agreement also provided for a Working Capital Adjustment of $1,000,000 to be paid no later than November 30, 2005. If not paid by such date, at the option of the Seller, the Working Capital Adjustment may be converted into up to 1,818,181 shares of Series D Preferred Stock. Additionally, if the Working Capital Adjustment is not paid on or before November 30, 2005, the Company must pay Platinum a monthly transaction advisory fee of $50,000 per month, commencing December 1, 2005. As of December 31, 2005, the Working Capital Adjustment has not been paid or converted to Series D Preferred Stock. As such, the Company accrued $50,000 for the advisory fee as of December 31, 2005.

Note 9. Registration Rights
     The Company agreed, within forty-five (45) days after the closing of the Series C notes, Bridge Notes and Subordinated notes financing, to complete all required audits and make all related filings concerning the acquisition of Gupta. Within fifteen (15) days after the end of such 45-day period, the Company agreed to file a registration statement for the purpose of registering all of the Conversion Shares for resale, and to use its best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission (the “Commission”) at the earliest practicable date thereafter.
     If (i) the registration statement has not been filed with the Commission by the filing deadline or (ii) the registration statement has not been declared effective by the Commission before the date that is ninety (90) days after the filing deadline or, in the event of a review of the Registration Statement by the Commission, one hundred and twenty (120) days after the filing deadline, or (iii) after the registration statement is declared effective, the registration statement or related prospectus ceases for any reason to be available to the investors and noteholders as to all Conversion Shares the offer and sale of which it is required to cover at any time prior to the expiration of the effectiveness period (as defined in the Investors’ Agreement) for an aggregate of more than twenty (20) consecutive trading days or an aggregate of forty (40) trading days (which need not be consecutive) in any twelve (12) month period, the Company will pay to the Investors an amount in cash equal to 2% of the face value of the Series C Stock issued under the Subscription Agreement or upon conversion of the Bridge Notes, and 2% in cash of the principal amount of the Senior Notes and Subordinated Notes, and will continue to pay such 2% monthly penalties every thirty days until such registration statement if filed, declared effective and available to the investors at the earliest practicable date thereafter. The registration statement was filed after the date due. Accordingly, the Company may have incurred a penalty. The Company is seeking an acknowledgement from the affected investors that no penalty has yet incurred and that no such penalty will be incurred so long as the registration statement is declared effective within the applicable time period. If such acknowledgement is not forthcoming, the Company will seek a waiver of the penalty. As there can be no assurance it will receive an acknowledgement or waiver, the Company accrued $386,000 for the fiscal year ended June 30, 2005.
Note 10. Series C Subscription Agreement.
     On January 31, 2005, the Company entered into certain Series C Subscription Agreements (collectively, the “Subscription Agreement”), with the Investors. Since the Series C Notes were not converted by March 17, 2005, due to a delay in receiving approval required before effecting the Amendment to the Company’s Articles of Incorporation, the Company may be required to pay to the Investors a penalty in cash equal to ten percent (10%) of the principal amount of the Series C Notes. Accordingly, the Company anticipates that it will need to obtain a waiver or an acknowledgment that the penalties do not apply. The Company intends to work with the Investors to obtain waiver of this penalty or an acknowledgement that no penalty is due, and has received such waiver and acknowledgement from certain Investors. However, there is no assurance that the Company will receive sufficient waivers or acknowledgements from other Investors. As such the Company accrued $647,500 for this penalty for the fiscal year ended June 30, 2005.
Note 11. Commitments and Contingencies
Legal Proceedings.

     On May 6, 2005, the Company received notice of a demand for arbitration before the American Arbitration Association from attorneys representing Michael Liss, a former employee of the Company who had the title Chief Operating Officer. Mr. Liss disputes the circumstances surrounding the termination of his employment and claims that he is entitled to severance benefits, other compensation and damages totaling approximately $187,000 in addition to attorneys fees and statutory damages. The Company believes that Mr. Liss’s claim is without merit and intends to vigorously defend itself. The Company has accrued $50,000 for legal cost related to this matter.
Lease of Office Space for Principal Executive Offices
     The Company entered into a lease for office space in Greenwich, Connecticut, where the Company has relocated its principal executive offices.
     The lease commenced on August 29, 2005 and expires on August 14, 2009. Under the terms of the lease, the Company will pay an aggregate rent over the term of the lease of $313,362.
Note 12. Acquisition of InfoNow
     On December 23, 2005, the Company entered into a Agreement and Plan of Merger (the “Merger Agreement”) with WTH Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of the Company, and InfoNow Corporation (“InfoNow”) in a transaction valued at $7.2 million (the “Merger”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into InfoNow, with InfoNow surviving the merger as a wholly-owned subsidiary of the Company.
     Under the terms of the Merger Agreement, which was approved by both companies’ boards of directors, each share of InfoNow’s common stock outstanding immediately prior to the Merger will be converted into the right to receive approximately $0.71 in a combination of cash and common stock of the Company. The amount of cash per share to be received in the Merger by InfoNow stockholders will be determined by the amount of InfoNow’s cash on hand and net working capital available to it three days prior to the closing. The lesser of the two amounts will be paid in cash by the Company pro rata in proportion to each stockholder’s ownership in InfoNow at the closing of the Merger. The remainder of the approximately $0.71 per share Merger consideration will be paid in shares of the Company’s common stock, the value of which will be deemed to be the greater of $1.00 or the average closing price of the Company’s common stock as reported on the over-the-counter bulletin board for the twenty consecutive trading days ending two trading days prior to the closing of the Merger (the “HALO Conversion Price”). The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.
     In addition, each InfoNow common stock option outstanding at the closing with an exercise price less than $0.71 per share will be converted into the right to receive cash and the Company common stock to the extent that the approximately $0.71 per share merger consideration exceeds the applicable exercise price. The amount of cash and the Company common stock to be issued in respect of the outstanding in-the-money stock options as described above will be calculated based upon the relative proportions of the cash and the Company common stock issued in the Merger in respect of the outstanding Company common stock.
     The Company will also issue a contingent value right (a “CVR”) in respect of each share of the Company’s common stock issued in the Merger. The CVRs will be payable on the 18-month anniversary of the closing date, and will entitle each holder thereof to an additional cash payment if the trading price of the Company’s common stock (based on a 20-day average) is less than the HALO Conversion Price. The CVRs will expire prior to the 18-month payment date if during any consecutive 45-day trading period during that time when the volume of the Company’s common stock is not less than 200,000 per day, the stock price is 175% of the HALO Conversion Price. The shares of the Company common stock and related CVRs to be issued in the Merger are expected to be registered with the Securities and Exchange Commission (“SEC”).
     The Merger Agreement includes representations and warranties regarding, among other things, InfoNow’s corporate organization and capitalization, the accuracy of its reports and financial statements filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the absence of certain changes or events relative to InfoNow since September 30, 2005, and InfoNow’s receipt of a fairness opinion regarding the Merger from its financial advisor. Similarly, the Company makes representations and warranties regarding, among other things, its corporate organization and capitalization and the accuracy of its reports and financial statements filed under the Exchange Act. The Merger Agreement also includes covenants governing, among other things, InfoNow’s and the Company’s operations outside the ordinary course of business prior to the
     InfoNow is a public enterprise software company, headquarted in Denver, Colorado. InfoNow provides channel visibility and channel management solutions, in the form of software and services, to companies that sell their products through complex networks of distributors, dealers, resellers, retailers, agents or branches (i.e., “channel partners”). Companies use InfoNow’s software and services to collaborate with their channel partners to create demand, increase revenues, lower operating costs and maximize the return on investment of their channel strategies. InfoNow’s clients are generally companies with extensive channel partner networks, and include companies such as Apple, Hewlett-Packard, Juniper Networks, NEC Display Solutions of America, The Hartford, Visa, and Wachovia Corporation. closing. Consummation of the Merger is subject to several closing conditions, including, among others, approval by a majority of InfoNow’s common shares entitled to vote thereon, negotiation of the final terms of the CVR agreement and the effectiveness of a registration statement on Form S-4 to be filed by the Company, registering the shares of the Company common stock and related CVRs to be issued in the Merger. In addition, the Merger Agreement contains certain termination rights allowing InfoNow, the Company or both parties to terminate the agreement upon the occurrence of certain conditions, including the failure to consummate the Merger by July 31, 2006.
     This Merger is expected to close in Fiscal Q4, 2006. A copy of the Merger Agreement is attached as Exhibit 10.110 to the Company’s Current Report on Form 8-K filed December 27, 2005, and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
Note 13. Employment Agreement and Related Agreements with Mark Finkel
On December 28, 2005, the Company entered into an employment agreement with Mark Finkel in connection with Mr. Finkel’s appointment as the Company’s Chief Financial Officer. Under the terms of Mr. Finkel’s employment agreement, the Company agreed to pay Mr. Finkel a monthly salary of $20,833. Mr. Finkel’s base salary is subject to upward adjustment pursuant to the terms of the employment agreement. In addition to base salary, Mr. Finkel is to receive a quarterly bonus equivalent to 25% of his annual Base Salary for each quarter, commencing with the fiscal quarter ending March 31, 2006, in which Mr. Finkel has met the objectives determined by the Company’s Compensation Committee. In addition, Mr. Finkel will participate in cash and equity compensation bonuses under the Company’s Fiscal 2006 Senior Management Incentive Plan (which was filed as Exhibit 10.93 to the

Company’s third Current Report on form 8-K filed on October 27, 2005). The initial term of the employment agreement ends on December 31, 2006. The employment agreement automatically renews for successive one-year terms unless either party gives notice of his or its intention to terminate at least 120 days prior to the end of the then current term. The Company may terminate Mr. Finkel’s employment at any time for Cause (as defined in the employment agreement) or at any time upon 120 days prior written notice other than for Cause. Mr. Finkel may terminate his employment at any time for Good Reason (as defined in the employment agreement) or upon 120 days written notice without Good Reason. Mr. Finkel is eligible for up to 12 months severance if he is terminated by the Company without Cause or terminates his employment with Good Reason. A copy of the employment agreement was attached as Exhibit 10.111 to the Company’s Current Report on Form 8-K filed January 4, 2006.
Pursuant to the terms of the employment agreement, Mr. Finkel was also required to execute the Company’s standard form of Non-Competition Agreement and Confidential Information Agreement. The Non-Competition Agreement provides that, during a period commencing with the execution of the agreement and terminating (i) one (1) year after the termination of Mr. Finkel’s employment with the Company, or (ii) if termination of employment is under circumstances where severance is due under the Employment Agreement, the period during which severance is paid by the Company, Mr. Finkel will not engage in certain activities which are competitive with the Company’s Business (as defined in such agreement). The Confidential Information Agreement provides that Mr. Finkel shall maintain the confidentiality of the Company’s Proprietary Information, and that Mr. Finkel assign any intellectual property rights arising during his employment to the Company. A copy of the Non-Competition Agreement is attached as Exhibit 10.112 to the Company’s Current Report on Form 8-K filed January 4, 2006. A copy of the Confidentiality Agreement is attached as Exhibit 10.113 to the Company’s Current Report on Form 8-K filed January 4, 2006.
Note 14. Subsequent Events
Options Granted to Mark Finkel
In connection with his employment by the Company, and under the Halo Technology Holdings 2005 Equity Incentive Plan, on January 4, 2006, Mr. Finkel received stock options for 600,000 shares of the Company’s Common Stock. The options were awarded pursuant to the form of Stock Option Agreement which was attached as Exhibit 10.91 to the Company’s third Current Report on form 8-K filed on October 27, 2005, and hereby incorporated by reference. The exercise price for Mr. Finkel’s options is $1.22 per share (the Fair Market Value on the date of grant by the Compensation Committee). The options granted to Mr. Finkel have a ten year term. 25% of these options vest on the first anniversary of the award, provided Mr. Finkel remains in his position through that date, and the remaining options vest ratably over the following 36 months, provided that Mr. Finkel remains with the Company.
Convertible Promissory Notes and Effect on Previously Issued Convertible Notes
On January 11, 2006, the Company entered into certain convertible promissory notes (the “Notes”) in the aggregate principal amount of Seven Hundred Thousand Dollars ($700,000). Interest accrues under the Notes at the rate of ten percent (10%) per annum. The Notes will automatically convert into (i) such number of fully paid and non-assessable shares of the Company’s Series E Preferred Stock (the “Series E Stock”) equal to the aggregate outstanding principal amount due under the Notes plus the amount of all accrued but unpaid interest under the Notes divided by $1.25, and (ii) warrants (the “Warrants”) to purchase a number of shares of the Company’s Common Stock equal to 40% of such number of shares of Series E Stock issued to the holder. This automatic conversion will occur upon the effectiveness of the filing of the Certificate of Designations, Preferences and Rights (the “Certificate of Designations”) pertaining to the Company’s Series E Preferred Stock. In the event that the Certificate of Designations is not filed 30 days after the notes were entered into (February 10, 2006) then the holders of the Notes may demand that the Company pay the principal amount of the Notes, together with accrued interest. No demand for payment has been made, and the Company expects the holders to convert their notes into equity. A copy of the form of the Notes is attached as Exhibit 4.14 to the Company’s Current Report on Form 8-K filed January 18, 2006, and is incorporated herein by reference. The foregoing description of the Notes is qualified in its entirety by reference to the full text of the Notes.
Also on January 11, 2006, the Company entered into certain Subscription Agreements (the “Subscription Agreements”) for the sale of Series E Stock and Warrants. In addition to the conversion of the principal and interest under the Notes, investors (the “Investors”) under the Subscription Agreements agreed to invest $150,000 and committed to convert the principal and interest due under certain promissory notes issued by the Company in the aggregate principal amount of $1,000,000. Of these notes, an aggregate of $500,000 in principal amount was issued on September 20, 2005 and described in the Company’s current report on Form 8-K filed on September 26, 2005, and an aggregate of $500,000 in principal amount was issued in October 21, 2005 and described in the second Current Report on Form 8-K filed by the Company on October 27, 2005. Accordingly, these notes were amended by the Subscription Agreement. Also under the Subscription Agreement, an investor agreed to convert $67,500 in certain advisory fees due from the Company into Series E Stock and Warrants.
The material terms of the Subscription Agreements are as follows. The Company designates the closing date. The closing is anticipated to occur when the Series E Certificate of Designations becomes effective. The obligations of the investors under the Subscription Agreement are irrevocable, provided that if the closing has not occurred within 30 days of the date of the agreement, the investors may revoke the agreement.
No later than seventy five (75) days after the completion of the offering, the Company agreed to file with the SEC a registration statement covering the Common Stock underlying the Series E Stock and the Warrants, and any Common Stock that the Company may elect to issue in payment of the dividends due on the Series E Stock.
Upon the completion of this offering, with a full round of investment of $10,000,000, the Investors will have the right for 15 months to invest, in the aggregate, an additional $10,000,000 in Common Stock of the Company, at $2.00 per share of Common Stock (as adjusted for stock splits, reverse splits, and stock dividends) or a 20% discount to the prior 30 day trading period, whichever is lower. Each Investor’s right shall be his, her or its pro rata amount of the initial offering.
In the event that the Company completes or enters into agreements to sell equity securities on or before February 15, 2006, the Investor may convert the Securities received under the Subscription Agreement into such other equity securities as if the Investor had invested the amount invested in such securities. The Company will provide the Investor will five business days notice of such right. The Investor will be required to execute and deliver all such transaction documents as required by the Company in order to convert the Securities into such other securities. If the Investor so converts, all rights in the Securities shall cease.
Certain of these transactions were entered into by Mr. David Howitt, a director of the Company. Mr. Howitt invested $350,000 under the Notes, and agreed to invest another $150,000 under the

Subscription Agreement. Mr. Howitt recused himself from the Board of Directors decisions approving these transactions.
A copy of the form of the Subscription Agreement is attached as Exhibit 10.115 to the Company’s Current Report on Form 8-K filed January 18, 2006.
Issuance of Common Stock in connection with the Acquisition of Empagio, Inc.
The Company entered into a Merger Agreement (the “Merger Agreement”) dated December 19, 2005, with EI Acquisition, Inc., a Georgia corporation and wholly owned subsidiary of the Company (“Merger Sub”), Empagio, Inc. (“Empagio”), and certain stockholders of Empagio (the “Sellers”). On January 13, 2006, the closing occurred under the Merger Agreement. Accordingly, under the terms of the Merger Agreement, Empagio was merged with and into the Merger Sub (the “Merger”) and Empagio survived the Merger and in now a wholly-owned subsidiary of the Company.
Upon the closing of the Merger, the Company issued 1,438,455 shares of its Common Stock (the “Halo Shares”). The Company has delivered to the Empagio Stockholders 1,330,571 Halo Shares and retained 107,884 Halo Shares as security for Empagio Stockholder indemnification obligations under the Merger Agreement (the “Indemnity Holdback Shares”). The Indemnity Holdback Shares shall be released to the Empagio Stockholders on the later of (i) the first anniversary of the Closing Date and (ii) the date any indemnification issues pending on the first anniversary of the Closing Date are finally resolved.
Empagio is a human resources management software company. Its signature product is its SymphonyHR hosted software solution which automates HR procedures and reduces paperwork, ranging from payroll to benefits administration. The Company intends to integrate Empagio with additional HR solutions already within its portfolio to create a premier human resources management solutions provider.
A copy of the Merger Agreement was attached as Exhibit 10.109 to the Company’s Current Report on Form 8-K filed on December 23, 2005.
Convertible Promissory Notes in the Principal Amount of $1,375,000
On January 27 and on January 30, 2006, the Company entered into certain convertible promissory notes (the “Notes”) in the aggregate principal amount of One Million Three Hundred Seventy-Five Thousand Dollars ($1,375,000). The principal amount of the Notes, together with accrued interest, shall be due and payable on demand by the Lender on any date which is no earlier than sixty (60) days after the date of the Notes (the “Original Maturity Date”), unless the Note is converted into Common Stock and Warrants as described below. In the event that the Notes are not converted by the Original Maturity Dates of the Notes, interest will begin to accrue at the rate of ten percent (10%) per annum.
Each Note shall convert into (i) such number of fully paid and non-assessable shares of the Company’s Common Stock (the “Common Stock”) equal to the aggregate outstanding principal amount due under the Note plus the amount of all accrued but unpaid interest on the Note divided by $1.25, and (ii) warrants (the “Warrants”) to purchase a number of shares of the Company’s Common Stock equal to 75% of such number of shares of Common Stock. The Notes shall so convert automatically (“Mandatory Conversion”) and with no action on the part of the Lender on the Original Maturity Date to the extent that upon such conversion, the total number of shares of Common Stock then beneficially owned by such Lender, does not exceed 9.99% of the total number of issued and outstanding shares of Common

Stock. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In the event that a portion of the principal and interest under the Notes has not been converted on the first Mandatory Conversion (and the Lender has not demanded payment), there will be subsequent Mandatory Conversions until all of the principal and interest has been converted, provided that at each such Mandatory Conversion the total number of shares of Common Stock then beneficially owned by such Lender does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock. Prior to any Mandatory Conversion the Lender may at its option exercisable in writing to the Company, convert all or a portion of the principal and interest due hereunder into Common Stock and Warrants provided that at each such conversion the total number of shares of Common Stock then beneficially owned by such Lender does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock. By written notice to the Company, each Lender may waive the foregoing limitations on conversion but any such waiver will not be effective until the 61st day after such notice is delivered to the Company.
A copy of the form of the Notes was attached as Exhibit 4.15 to the Company’s Current Report on Form 8-K filed February 2, 2006.
Also on January 27 and January 30, 2006, the Company entered into certain Subscription Agreements (the “Subscription Agreements”) for the sale of the Notes and the underlying Common Stock and Warrants.
The material terms of the Subscription Agreements are as follows. The Company and the investors (the “Investors”) under the Subscription Agreements made certain representations and warranties customary in private financings, including representations from the Investors that they are “accredited investors” as defined in Rule 501(a) of Regulation D (“Regulation D”) under the Securities Act.
The Company undertakes to register the shares of Common Stock issuable upon conversion of the Notes, and upon conversion of the Warrants (together, the “Registrable Shares”) via a suitable registration statement pursuant to the registration rights set forth in the Subscription Agreement. If a registration statement covering the Registrable Shares has not been declared effective no later than 180 days from the closing, the holders shall receive a number of shares of Common Stock equal to 1.5% of the number of shares received upon conversion of the Notes for each 30 days thereafter during which the Registrable Shares have not been registered, subject to a maximum penalty of 9% of the number of shares received upon conversion of the Notes.
The Subscription Agreement allows the Investors to “piggyback” on the registration statements filed by the Company. The Company agreed that it will maintain the registration statement effective under the Securities Act until the earlier of (i) the date that all of the Registrable Shares have been sold pursuant to such Registration Statement, (ii) all Registrable Shares have been otherwise transferred to Persons who may trade such shares without restriction under the Securities Act, or (iii) all Registrable Shares may be sold at any time, without volume or manner of sale limitations pursuant to Rule 144(k) under the Securities Act.
Upon the completion of the offering under the Subscription Agreements, with a full round of investment of $10,000,000, the Investors in the Offering, together with the investors who participated in the Company’s offering of Series E Preferred Stock and Warrants (the “Series E Offering”) as described initially in the Company’s current report on Form 8-K filed on January 18, 2006, will have the right for 15 months after the final closing of the Offering, to invest, in the aggregate (together with any investors in such Series E offering), an additional $10,000,000 in Common Stock of the Company. The price of such follow-on investment will be $2.00 per share of Common Stock or a 20% discount to the prior 30 day trading period, whichever is lower; provided that the price per share shall not be less than $1.25. The aggregate amount which may be invested pursuant to this follow-on right will be equivalent to the aggregate amount invested by the Investor in the Offering or in the Series E Offering. Each Investor’s right shall be his, her or its pro rata amount of the initial offering.
Once the Company has raised a total of $5,000,000 in this Offering and the Series E Offering, the Investors will be able to invest up to 50% of the amount which they may invest pursuant to this follow-on right; subsequent to the completion of the full round of $10,000,000 the Investors may invest the remainder of the amount which they may invest pursuant to this follow-on right.
Notwithstanding anything to the contrary in the Subscription Agreements, the number of shares of Common Stock that may be acquired by the Investor upon any exercise of this follow-on right (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Investor and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Investor’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock. By written notice to the Company, the Investor may waive the provisions of this Section but any such waiver will not be effective until the 61st day after such notice is delivered to the Company.
A copy of the form of the Subscription Agreement is attached as Exhibit 10.116 to the Company’s Current Report on Form 8-K.
Acquisition of Executive Consultants, Inc.
On January 30, 2006, the Company entered into a Merger Agreement (the “Merger Agreement”) with ECI Acquisition, Inc., a Maryland corporation and wholly owned subsidiary of the Company (“Merger Sub”), Executive Consultants, Inc., a Maryland corporation (“ECI”), and certain stockholders of ECI (the “Sellers”). Under the terms of the Merger Agreement, the Merger Sub shall be merged with and into ECI (the “Merger”) and ECI shall be the surviving corporation. The total merger consideration for all of the equity interests in ECI (the “Purchase Price”) shall be $603,571 in cash and cash equivalents and 330,668 shares of the Company’s Common Stock (the “Halo Shares”), subject to adjustment based on the Net Working Capital (as defined in the Merger Agreement) on the Closing Date.
The Purchase Price shall be paid as follows:
— At the Closing, Halo shall make available for delivery to the ECI Stockholders $603,571 in cash and cash equivalents and 330,668 Halo Shares.
— Not later than thirty (30) days after the Closing Date, Halo shall calculate the Net Working Capital as of the Closing Date and shall provide Sellers with a written copy of such calculation. Such calculation shall be definitive and binding upon the parties unless Sellers shall give Halo written notice of any objection to such calculation within thirty (30) days after the receipt thereof (an “Objection Notice”). If Sellers deliver an Objection Notice, the parties shall negotiate in good faith to resolve all disputes regarding the Net Working Capital. If the parties can not resolve such a dispute they shall mutually agree upon a nationally or regionally recognized accounting firm to determine the Net Working Capital, whose decision, absent manifest error, shall be binding upon the parties.

     On January 30, 2006, the Company entered into a Merger Agreement with Executive Consultants, Inc., a Maryland corporation (“ECI”). Upon the closing under the Merger Agreement, ECI will become a wholly owned subsidiary of the Company. The total merger consideration for all of the equity interests in ECI (the “Purchase Price”) will be $603,571 in cash and cash equivalents and 330,668 shares of the Company’s Common Stock (the “Halo Shares”), subject to adjustment based on the Net Working Capital (as defined in the Merger Agreement) on the Closing Date. Following completion of the transaction, ECI will be combined with Empagio, a subsidiary of the Company. The acquisition of ECI’s clients, will enhance Empagio’s human resources software offerings. The Merger is scheduled to close in February 2006, subject to customary closing conditions.
— To the extent the Net Working Capital as of the Closing Date is less than $0 (the amount of any such difference referred to as the “Purchase Price Reduction Amount”), the Purchase Price, shall be reduced, dollar for dollar and share for share (based on the per share closing valuation), by the Purchase Price Reduction Amount. To the extent the Net Working Capital as of the Closing Date is greater than $ 0 (the amount of any such difference referred to as the “Purchase Price Increase Amount”) the Purchase Price, shall be increased, dollar for dollar and share for share (based on the per share closing valuation), by such amount. The amount due under the Net Working Capital adjustment shall be paid within five (5) business days of the final determination of the Purchase Price Reduction Amount or Purchase Price Increase Amount, as the case may be, by wire transfer of immediately available funds and transfer of Halo Shares. To the extent the calculation of Net Working Capital results in a Purchase Price Reduction Amount, the Sellers shall be responsible for this amount, although the Sellers may make arrangements among the ECI Stockholders to allocate this obligation pro rata among all ECI Stockholders.
Under the Merger Agreement, the Sellers made certain customary representations and warranties to the Company concerning ECI and the Company made certain customary representations and warranties to the Sellers. The Merger Agreement contains indemnity terms which provide that each party shall indemnify the other party for breaches of representations and warranties and covenants made under the agreement, provided that neither party shall be required to pay any damages unless the aggregate amount of all damages exceeds certain limits and provided further that neither party shall be liable for damages in excess of certain limits, other than for breaches by the Seller of representations relating to authority to enter into the agreement, capitalization, subsidiaries, certain liabilities, taxes and brokers fees.
The Merger is scheduled to close in February 2006, subject to customary conditions precedent including accuracy of representations and warranties at the closing date, and satisfaction of all closing conditions, but in no event later than February 28, 2006.
     A copy of the Merger Agreement is attached as Exhibit 10.117 to the Company’s Current Report on Form 8-K filed on February 3, 2006.

Financial Statements
Tesseract Corporation
Years ended June 30, 2005 and 2004
with Report of Independent Registered Public Accounting Firm

Report of Independent Registered Public Accounting Firm
The Shareholders
Tesseract Corporation
We have audited the accompanying balance sheet of Tesseract Corporation (the “Company”) as of June 30, 2005, and the statements of income, shareholder’s deficit, and cash flows for the years ended June 30, 2005 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tesseract Corporation as of June 30, 2005, and the results of its operations and its cash flows for the years ended June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States.
Mahoney Cohen & Company, CPA, P.C.
January 6, 2006
New York, NY

Tesseract Corporation
Balance Sheet

June 30, 2005
Assets
Current assets:
Cash	$825,104
Accounts receivable, net of allowance for doubtful accounts of $2,809	126,630
Prepaid expenses and other current assets	89,036

Total current assets	1,040,770

Property and equipment, net of accumulated depreciation of $193,316	6,120
Intangible assets, net of accumulated amortization of $1,225,918	94,302
Due from affiliates	3,198,463

Total assets	$4,339,655

Liabilities and shareholder’s deficit
Current liabilities:
Accounts payable	$226,856
Other accrued liabilities	368,186
Due to affiliates	156,041
Loan payable	82,174
Note payable	72,442
Deferred revenue-current portion	4,649,081

Total current liabilities	5,554,780

Deferred revenue-long-term portion	101,734

Total liabilities	5,656,514

Commitments

Shareholder’s deficit:
Common stock, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding at June 30, 2005	1
Additional paid in capital	1,805,469
Accumulated deficit	(3,122,329)

Total shareholder’s deficit	(1,316,859)

Total liabilities and member’s deficit	$4,339,655

See accompanying notes.

Tesseract Corporation
Statements of Income

	Years ended June 30,
	2005	2004
Revenues:
Products	$762,585	$127,604
Services	9,136,808	10,649,571

Total revenues	9,899,393	10,777,175
Cost of revenues:
Cost of products	85,647	128,767
Cost of services	1,522,840	1,637,651

Total cost of revenues	1,608,487	1,766,418

Gross profit	8,290,906	9,010,757
Operating expenses:
Selling, general, and administrative expenses	2,974,832	3,570,116
Research and development expenses	1,803,455	1,671,009
Depreciation and amortization	200,174	256,093
Management fees to Platinum Equity, LLC	2,575,000	2,400,000

Total operating expenses	7,553,461	7,897,218

Income from operations	737,445	1,113,539
Other income (expense):
Interest income	258,018	237,204
Interest expense	(102,354)	(85,853)
Other income (expense), net	12,000	(10,127)

Income before provision (benefit) for income taxes	905,109	1,254,763
Provision (benefit) for income taxes	(2,281)	43,066

Net income	$907,390	$1,211,697

Earnings per share	$9,073.90	$12,116.97

Weighted-average number of common shares	100	100

See accompanying notes.

Tesseract Corporation
Statements of Shareholder’s Deficit
For the Years Ended June 30, 2005 and 2004

				Accumulated
				Other		Total
	Common Stock		Paid in	Comprehensive	Accumulated	Shareholder’s
	Shares	Amount	Capital	(Loss)	Deficit	Deficit
Balance at July 1, 2003	100	$1	$496,419	$(53,253)	$(3,921,436)	$(3,478,269)
Contributions		—	500,000	—	—	500,000
Distributions		—	—	—	(1,319,980)	(1,319,980)
Unrealized holding gain arising during the year		—	—	38,423	—	38,423
Reclassification adjustment for realized loss		—	—	14,830	—	14,830
Net income		—	—	—	1,211,697	1,211,697

Balance at June 30, 2004		1	996,419	—	(4,029,719)	(3,033,299)
Contributions		—	809,050	—	—	809,050
Net income		—	—	—	907,390	907,390

Balance at June 30, 2005		$1	$1,805,469	$—	$(3,122,329)	$(1,316,859)

See accompanying notes.

Tesseract Corporation
Statements of Cash Flows

	Year ended June 30
	2005	2004
OPERATING ACTIVITIES
Net income	$907,390	$1,211,697
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	200,174	256,093
Loss on sale of investments	—	14,830
Provision for bad debt	2,810	(26,711)
Changes in operating assets and liabilities:
Accounts receivable	55,097	289,950
Due from affiliates	(258,018)	(237,204)
Prepaid expenses and other assets	(11,869)	(20,770)
Accounts payable	2,232	(220,309)
Other accrued liabilities	(105,951)	(141,873)
Due to affiliates	1,927	(118,649)
Deferred revenue	(543,360)	132,418

Net cash provided by operating activities	250,432	1,139,472
INVESTING ACTIVITIES
Purchases of property and equipment	(3,760)	(5,589)
Proceeds from sale of securities	—	1,282,307

Net cash (used in) provided by investing activities	(3,760)	1,276,718
FINANCING ACTIVITIES
Shareholder distributions	—	(1,319,965)
Shareholder contributions	809,050	500,000
Repayments of note payable	(1,271,256)	(500,000)
Repayments of loan payable	(410,870)	—

Net cash used in financing activities	(873,076)	(1,319,965)
Net (decrease) increase in cash	(626,404)	1,096,225
Cash at beginning of year	1,451,508	355,283

Cash at end of year	$825,104	$1,451,508

Supplemental disclosures of cash flow information
Cash paid for income taxes	$22,080	$43,066

Cash paid for interest	$102,354	$85,853

See accompanying notes.

Tesseract Corporation
Notes to Financial Statements
June 30, 2005
1. Organization and Nature of Business
In January of 1999, Platinum Equity, LLC (“Platinum”), purchased Tesseract Corporation (“Tesseract” or “Company”) from Ceridian Corporation and Tesseract became a wholly owned subsidiary of Platinum. On October 26, 2005, the Company was acquired by WARP Technology Holdings, Inc. operating under the name Halo Technology Holdings, a publicly traded company. (See note 7). On December 31, 2004, Westgarde Holdings, Inc. (“Westgarde”), owned by Platinum, merged with Tesseract. Westgarde’s issued and outstanding shares of common stock were retired and cancelled, Westgarde ceased to exist and Tesseract was the surviving entity, Due to the common ownership of the companies, Tesseract’s financial statement give effect to the merger as of July 1, 2003.
Tesseract, headquartered in San Francisco, is a total HR solutions provider offering an integrated Web-enabled HRMS suite. Tesseract’s Web-based solution suite allows HR users, employees and external service providers to communicate securely and electronically in real time. The integrated nature of the system allows for easy access to data and a higher level of accuracy for internal reporting, assessment and external data interface. Tesseract’s customer base features Fortune 100 corporations operating in a diverse range of industries, including financial services, transportation, utilities, insurance, manufacturing, petroleum, pharmaceuticals and retail.

Tesseract Corporation
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.
Cash
The Company typically maintains cash at commercial banks. At times, bank account balances exceed FDIC insurance limits. Generally, the FDIC insures depositor funds up to $100,000.
Concentration of Credit Risk and Certain Other Risks
Financial instruments that subject the Company to concentrations of credit risk include accounts receivable. The Company sells its products and services primarily to end-users in the United States and limited in Canada. Credit is extended based on an ongoing evaluation of the customer’s financial condition and, generally, collateral is not required. The Company maintains allowances for potential credit losses based on management’s evaluation of the customer’s financial condition, past collection history, and age of the accounts receivable balances. Historically, losses have been within the range of management’s expectations.
Fair Value of Financial Instruments
At June 30, 2005, the respective carrying values of the Company’s financial instruments, including accounts receivable, accounts payable, accrued liabilities, loans payable and notes payable approximated their fair values.
Comprehensive Income
Comprehensive income is comprised of net income or loss and unrelated gain or loss on marketable securities for the year ended June 30, 2004. For the year ended June 30, 2005, comprehensive income consisted of net income only. Comprehensive income for the year ended June 30, 2004 is as follows:

Net income	$1,211,697
Unrealized holding gain during the year	38,423
Reclassification adjustment for realized loss	14,830

Comprehensive income	$1,264,950

Tesseract Corporation
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Marketable Securities
Marketable securities are stated at fair value as determined by quoted market price. The Company has classified its securities as investments available for sale pursuant to Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” The related unrealized holding gains and losses are excluded from operations and recorded in Accumulated Other Comprehensive Loss on the Statement of Shareholders Equity. Realized gains and losses and declines in value judged to be other-than-temporary on marketable securities are included in other expense. In September 2003, the Company sold all of its Marketable Securities and recognized a loss of $14,830 for the year ended June 30, 2004.
Property and Equipment
Property and equipment recorded as part of the acquisition by Platinum was recorded at fair value. Property and equipment acquired subsequent to the date of the acquisition is recorded at cost. Significant renewals and betterments to property and equipment are capitalized and maintenance and repairs that do not improve or extend the lives of the assets are expensed as incurred. When assets are sold, replaced, or otherwise retired, the cost and related accumulated depreciation or amortization is eliminated from the accounts in the year of disposal and the related gains and losses are included in income. Depreciation or amortization is computed on the straight-line method over one to three years, the estimated useful lives of the assets.
Intangible Assets
Amortization of intangible assets is computed using the straight-line method over seven years, the useful lives of the assets.
Earnings Per Share
Earnings per share has been calculated by dividing net income by the weighted-average shares outstanding.

Tesseract Corporation
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Revenue Recognition
Revenues are derived from the licensing of software, maintenance contracts, training, and other consulting services.
The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended. In arrangements that include rights to multiple software products and/or services, the Company allocates and defers revenue for the undelivered items, based on vendor-specific objective evidence of fair value, and recognizes the difference between the total arrangement fee and the amount deferred for the undelivered items as revenue. In arrangements in which the Company does not have vendor-specific objective evidence of fair value of maintenance, and maintenance is the only undelivered item, the Company recognizes the total arrangement fee ratably over the contractual maintenance term.
Software license revenues are recognized upon receipt of a purchase order and delivery of software, provided that the license fee is fixed or determinable; no significant production, modification, or customization of the software is required; and collection is considered probable by management.
Service revenue for maintenance contracts is deferred and recognized ratably over the term of the agreement. Revenue from training and other consulting services is recognized as the related services are performed.
At June 30, 2005, the Company recorded deferred revenue of $4,750,815, primarily for customer upfront payments on maintenance contracts and arrangements for which the Company is recognizing the total arrangement fee ratably over the contractual maintenance term.
Cost of Revenue
Cost of revenue includes costs related to product and service revenue. Cost of product revenue includes third-party licensing fees. Cost of service revenue includes salaries, benefits, and overhead costs associated with employees providing maintenance and technical support, training and consultant services. Third-party consultant fees are also included in cost of service revenue.

Tesseract Corporation
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Impairment of Long-Lived Assets
The Company evaluates its long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the future discounted cash flows compared to the carrying amount of the asset.
Income Taxes
The Company is an S corporation and is treated as a disregarded entity for federal income tax purposes and, therefore, is not liable for United States (“U.S.”) federal income taxes. As an S corporation, the Company’s taxable income is included in the income tax returns of the shareholder. However, some states do not recognize the disregarded entity status and, therefore, the Company will continue to be taxed as a C corporation within those states. Additionally, there are certain states in the U.S. that assess a fee against S corporations. Accordingly, for those various states, the Company utilizes the liability method to determine the provision for income taxes.
Income tax expense and benefit relates to state income taxes and income tax refunds. The book and tax basis of the assets and liabilities with the exception of deferred revenue, intangible assets and accrued interest receivable are the same. Since the Company is an S corporation, a deferred tax asset or liability was not recorded.
Shipping and Handling Costs
Costs to ship products from the Company’s facilities to customers are recorded as a component of cost of products in the statements of income.
Advertising Expense
The Company expenses the costs of advertising when incurred. Advertising expense was $43,899 and $9,141 for the years ended June 30, 2005 and 2004, respectively.
Research and Development and Software Development Costs
Research and development expenses are charged to operations as incurred. Software development costs, which are required to be capitalized pursuant to Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed, have been insignificant. Accordingly, no software development costs have been capitalized. Research and development expense was $1,803,455 and $1,671,009 for the years ended June 30, 2005 and 2004, respectively.

Tesseract Corporation
Notes to Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
New Accounting Pronouncements
In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123 (R) will be effective for the interim period beginning July 1, 2006. The Company believes the adoption will not have an effect on our results of operations.

Tesseract Corporation
Notes to Financial Statements (continued)
3. Property and Equipment
At June 30, 2005, property and equipment consisted of the following:

Computer Equipment	$199,436
Less accumulated depreciation	(193,316)

Property and equipment, net	$6,120

Depreciation expense was $11,570 and $67,489 for the years ended June 30, 2005 and 2004 respectively.
4. Intangible Assets
At June 30, 2005, intangible assets consisted of the following:

	Gross Carrying	Accumulated
	Amount	Amortization	Net
Customer relationships	$1,320,220	$1,225,918	$94,302

Amortization expense was $188,604 for each of the years ended June 30, 2005 and 2004.
Amortization expense for the year ending June 30, 2006 will be $94,302 relating to customer relationships.

Tesseract Corporation
Notes to Financial Statements (continued)
5. Related Party Transactions
Note Receivable, Management Fees and Expense Reimbursements
The Note Receivable from Platinum was $3,198,463 for the year ended June 30, 2005. The Promissory Note has a principal amount of $2,000,000 with interest on unpaid principal amount at an interest rate equal to eight and one-half percent per annum due January 14, 2009. At June 30, 2005, accrued interest was $1,198,463. Interest income was $258,018 and $237,204 for the years ended June 30, 2005 and 2004, respectively.
The Company is party to a management agreement with Platinum that requires Platinum to provide the Company with financial, management and strategic services. The Company incurred management fees of $2,575,000 and $2,400,000 to Platinum for the years ended June 30, 2005 and 2004, respectively.
Expenses incurred by Platinum on behalf of the Company were $2,362 and $4,501 for the years ended June 30, 2005 and 2004, respectively. Such expense reimbursements are recorded in general and administrative expenses in the accompanying statements of operations. At June 30, 2005, the Company had $156,041 payable to Platinum for management fees and expense reimbursements.
Transactions with Affiliates
The Company enters into certain transactions with companies that are owned directly or indirectly by Platinum. Sales to affiliates were $12,000 during the year ended June 30, 2005. Purchases from affiliates were $1,673 and $14,523 during the years ended June 30, 2005 and 2004, respectively, and were included in selling, general, and administrative expenses in the statements of operations.
6. Notes and Loans Payable
The Company has a loan payable to a bank in the amount of $82,174 that bears interest at the bank’s prime lending rate (6.25% at June 30, 2005). The loan was due July 2005 and was paid in full.
The Company has an unsecured note payable to a lender in the amount of $72,442 that bears interest at 8.0% annually. The loan was due July 2005 and was paid in full.

Tesseract Corporation
Notes to Financial Statements (continued)
7. Commitments
Leases
The Company has operating leases for certain office facilities. Rental expense for the years ended June 30, 2005 and 2004 was approximately $471,000 and $392,000, respectively. Future minimum lease payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of June 30, 2005, are as follows:

2006	$471,345
2007	392,790

Total minimum lease payments	$864,135

Rental income in connection with a sublease was approximately $79,000 for the year ended June 30, 2004.
8. Employee Benefits
The Company has a 401(k) plan which includes an employer match of 50% of the first 6% of a participant’s eligible contributions. The Company made matching contributions of $78,149 and $96,498 for the years ended June 30, 2005 and 2004, respectively.
9. Subsequent Event
On October 26, 2005, WARP Technology Holdings, Inc. operating under the name Halo Technology Holdings (“Halo”) completed the transactions contemplated by that certain Merger Agreement (“the “Merger Agreement”) dated as of September 12, 2005 with Tac/Halo, Inc., a wholly owned subsidiary of Halo (the “Merger Sub”), Tesseract and Platinum Equity, LLC (“Seller”). Under the terms of the Merger Agreement, Tesseract shall be merged with and into the Merger Sub (the “Merger”) and shall survive as a wholly-owned subsidiary of Halo. The aggregate consideration shall consist of (a) $4,500,000 in cash payable at the closing of the Merger, (b) 7,045,454 shares of Series D Preferred Stock as calculated by dividing $7,750,000 by $1.10, (c) a Promissory Note in the original principal amount of $1,750,000, delivered at closing and payable no later than March 31, 2006, and (d) a Working Capital Adjustment of $1,000,000 to be paid no later than November 30, 2005 (which have not been paid). If the Promissory Note is paid on or before March 31, 2006, Platinum will return for cancellation, without additional consideration from the Company, 909,091 shares of Series D Preferred Stock to Halo.
In addition, the amount due from Platinum at the closing was forgiven by the Company and accordingly, will not be collected by the Company.

Combined Financial Statements
Process Software, LLC and Affiliates
Years ended June 30, 2005 and 2004
With Report of Independent Registered Public Accounting Firm
Contents

Report of Independent Registered Public Accounting Firm	F-77
Combined Balance Sheet as of June 30, 2005	F-78
Combined Statements of Operations for the years ended June 30, 2005 and 2004	F-79
Combined Statements of Member’s and Shareholder’s Equity for the years ended June 30, 2005 and 2004	F-80
Combined Statements of Cash Flows for the years ended June 30, 2005 and 2004	F-81
Notes to Combined Financial Statements	F-82

Report of Independent Registered Public Accounting Firm
The Members and Shareholders
Process Software, LLC and Affiliates
We have audited the accompanying combined balance sheet of Process Software, LLC and Affiliates (the “Company”) as of June 30, 2005, and the combined statements of operations, member’s and shareholder’s equity, and cash flows for the years ended June 30, 2005 and 2004. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Process Software, LLC and Affiliates as of June 30, 2005, and the combined results of their operations and their cash flows for the years ended June 30, 2005 and 2004 in conformity with accounting principles generally accepted in the United States.
Mahoney Cohen & Company, CPA, P.C.
January 6, 2006
New York, NY

Process Software, LLC and Affiliates
Combined Balance Sheet

June 30, 2005
Assets
Current assets:
Cash and cash equivalents	$983,630
Accounts receivable, net of allowances of $112,281	1,546,015
Due from affiliates	22,138
Prepaid expenses and other assets	322,782

Total current assets	2,874,565

Property and equipment, net of accumulated depreciation of $2,411,177	101,540
Other assets	111,154
Goodwill	1,642,760
Intangible assets, net of accumulated amortization of $7,307,910	5,992,090

Total assets	$10,722,109

Liabilities and member’s and shareholder’s equity
Current liabilities:
Accounts payable and accrued expenses	$1,214,904
Deferred revenues—current portion	5,688,873
Due to Platinum Equity, LLC	2,259,460

Total current liabilities	9,163,237
Deferred revenues—long term	20,323

Commitments
Member’s and shareholder’s equity:
Member’s equity	2,026,293
Common stock	120,000
Paid in capital	3,672,736
Accumulated deficit	(4,280,480)

Total member’s and shareholder’s equity	1,538,549

Total liabilities and member’s and shareholder’s equity	$10,722,109

See accompanying notes.

Process Software, LLC and Affiliates
Combined Statements of Operations

	Year ended	Year-ended
	June 30 2005	June 30 2004
Revenues:
Products	$2,463,329	$2,578,529
Service	13,654,402	15,364,931

Total revenues	16,117,731	17,943,460
Cost of revenues:
Cost of products	684,046	830,834
Cost of services	1,785,936	2,127,438

Total cost of revenues	2,469,982	2,958,272

Gross profit	13,647,749	14,985,188
Operating expenses:
Engineering and development	3,412,322	3,780,801
Selling and marketing	1,613,641	2,126,612
General and administrative	3,873,562	4,025,906
Depreciation and amortization	1,611,512	1,543,197
Management fees to Platinum Equity, LLC	2,916,046	4,509,677

Total operating expenses	13,427,083	15,986,193

Income (loss) from operations	220,666	(1,001,005)
Other income (expense):
Interest income, net	(35,924)	17,488
Other expense, net	(2,248)	(84,938)

Income (loss) before provision for taxes	182,494	(1,068,455)
Provision for Income taxes	22,707	6,900

Net income (loss)	$159,787	$(1,075,355)

See accompanying notes.

Process Software, LLC and Affiliates
Combined Statements of Member’s and Shareholder’s Equity

								Accumulated
		David Common						Other
	Member’s	Stock		Foresight Common Stock		Paid in	Accumulated	Comprehensive
	Equity	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Totals
Balance at June 30, 2003	$1,003,019	10	$—	12,000,000	$120,000	$3,568,394	$(3,406,637)	$(109,986)	$1,174,790
Contributions		—		—	—	104,342			104,342
Distributions to Shareholder		—	—	—	—		(135,000)		(135,000)
Distributions to Member	(6,251)	—	—	—	—				(6,251)
Unrealized holding gain arising during the year								41,039	41,039
Reclassification adjustment for realized loss								68,947	68,947
Net loss	(684,038)						(391,317)		(1,075,355)

Balance at June 30, 2004	312,730	10	—	12,000,000	120,000	3,672,736	(3,932,954)	—	172,512
Contributions	1,306,250		—	—	—	—			1,306,250
Distributions to Shareholder			—	—	—		(100,000)		(100,000)
Net income (loss)	407,313						(247,526)		159,787

Balance at June 30, 2005	$2,026,293	10	—	12,000,000	$120,000	$3,672,736	$(4,280,480)	$—	$1,538,549

See accompanying notes.

Process Software, LLC and Affiliates
Combined Statements of Cash Flows

	Year ended	Year ended
	June 30,	June 30,
	2005	2004
Operating activities
Net income (loss)	$159,787	($1,075,355)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	1,611,512	1,543,197
Loss on sale of securities		68,947
Changes in operating assets and liabilities:
Accounts receivable	251,954	333,473
Due from affiliate	14,907	(3,387)
Prepaid expenses and other assets	103,102	70,293
Other assets	35,600	13,093
Accounts payable and accrued expenses	401,571	(467,159)
Due to affiliates	(3,519,528)	(547,820)
Deferred revenue	(790,071)	(668,804)

Net cash used in operating activities	(1,731,166)	(733,522)
Investing activities
Purchases of property and equipment	(61,912)	(170,789)
Sale of marketable securities	—	451,117

Net cash (used in) provided by investing activities	(61,912)	280,328
Financing activities
Stockholder’s and member’s distributions	(100,000)	(141,251)
Member’s contribution	1,306,250	104,342

Net cash provided by (used in) in financing activities	1,206,250	(36,909)

Net decrease in cash and cash equivalents	(586,828)	(490,103)
Cash and cash equivalents at beginning of year	1,570,458	2,060,561

Cash and cash equivalents at end of year	$983,630	$1,570,458

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$22,707	$6,900

Cash paid for interest	$35,770	$40,042

See accompanying notes

Process Software, LLC and Affiliates
Notes to Combined Financial Statements
June 30, 2005
1. Organization and Nature of Business
The combined financial statements include Process Software, LLC (“Process”), David Corporation (“David”), ProfitKey International, LLC (“ProfitKey”) and Foresight Software, Inc. (“Foresight”) (combined the “Company”). These four entities are affiliated through common ownership and management. Platinum Equity, LLC (“Platinum”) either directly or indirectly owns all the common stock or complete membership interest in these affiliated companies. All intercompany balances and transactions have been eliminated in combination.
Process designs, develops and markets networking software solutions, including a suite of TCP/IP applications and services for Compaq’s OpenVMS Alpha and VAX systems. Process focuses on providing the most advanced, secure and reliable networking software available. Process products are cross-platform, directory-centric solution sets for the administration and proactive provisioning of secure reliable end-to-end network services and applications.
David provides risk management information systems, and serves clients ranging from Fortune 500 companies to public entities and third-party administrators. David offers client/server-based products to companies that provide their own workers’ compensation and liability insurance.
ProfitKey designs, develops and markets ERP Software and Manufacturing Execution Software (“MES”) to small to mid-market make-to-order/make-to-stock manufacturers. ProfitKey focuses on providing a comprehensive solution including quality control, engineering change management and e-commerce capabilities. ProfitKey’s products are written using the GUPTA programming language and operate on the Oracle, SQL server and Linux database platforms.
Foresight designs, develops and markets ERP and SMS software to small to mid-market make-to-order/make-to-stock manufacturers. The Foresight’s products are written using the Progress programming language and operate on the Progress database platform.

Process Software, LLC and Affiliates
Notes to Combined Financial Statements (continued)
2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Concentrations of Credit Risk and Major Customers
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable.
The credit risk with respect to accounts receivable is limited due to the creditworthiness of the Company’s customers, and the Company’s credit and collection policies. The Company performs ongoing credit evaluations of its customers, generally does not require collateral and maintains allowances for potential credit losses which, when realized, have been within the range of management’s expectations. No one customer accounted for a significant percentage of the Company’s revenue during the years ended June 30, 2004 or 2005. Additionally, no one customer accounted for a significant percentage of the Company’s accounts receivable at June 30, 2005.
Cash and Cash Equivalents
The Company invests its excess cash primarily in money market mutual funds. Accordingly, these investments are subject to minimal credit and market risk. For financial reporting purposes, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.
Income Taxes
Process and ProfitKey are single member limited liability companies that are treated as a disregarded entity for federal income tax purposes and, therefore, are not liable for United States (“U.S.”) federal income taxes. As a limited liability company treated as a disregarded entity, the Process and ProfitKey’s taxable income is included in the income tax returns of the member. However, some states do not recognize the disregarded entity status and, therefore, the Company will continue to be taxed as a C corporation in those states. Additionally, there are certain states in the U.S. that assess a fee against limited liability companies. Accordingly, for those various states, the Company utilizes the liability method to determine the provision for income taxes.

Process Software, LLC and Affiliates
Notes to Combined Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
David and Foresight are entities that are an S corporation and are treated as a disregarded entity for federal income tax purposes and, therefore, are not liable for United States (“U.S.”) federal income taxes. As an S Corporation they are treated as a disregarded entity, the David and Foresight’s taxable income is included in the income tax returns of the shareholder. However, some states do not recognize the disregarded entity status and, therefore, the Company will continue to be taxed as a C corporation in those states. Additionally, there are certain states in the U.S. that assess a fee against S corporations. Accordingly, for those various states, the Company utilizes the liability method to determine the provision for income taxes.
Income tax expense relates to state income taxes. The book and tax basis of the assets and liabilities with the exception of deferred revenue, intangible assets and goodwill are the same. Since the Company comprises of entities that are limited liability companies and S corporations, a deferred tax asset or liability was not recorded.
Property and Equipment
Property and equipment recorded are cost. Property and equipment acquired subsequent to the date of acquisition is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized over the shorter of the estimated life of the asset or lease term.
Engineering and Development and Software Development Costs
Engineering and development expenses are charged to operations as incurred. Software development costs incurred subsequent to the establishment of technological feasibility are capitalized. Based on the Company’s product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly no software development costs have been capitalized.

Process Software, LLC and Affiliates
Notes to Combined Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Goodwill and Intangible Assets
Intangible assets are primarily comprised of customer relationships, and developed technology. Goodwill represents acquisition costs in excess of the net assets of businesses acquired. In accordance with SFAS 142, “Goodwill and Other Intangible Assets” goodwill is no longer amortized; instead goodwill is tested for impairment on an annual basis. We assess the impairment of identifiable intangibles and goodwill whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider to be important which could trigger an impairment review include the following:
•	Significant underperformance relative to expected historical or projected future operating results;

•	Significant changes in the manner of use of the acquired assets or the strategy for the overall business; and

•	Significant negative industry or economic trends.
When we determine that the carrying value of intangibles and other long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flows, we record an impairment charge. We measure any impairment based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows.

Process Software, LLC and Affiliates
Notes to Combined Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Revenue Recognition
Revenues are derived from the licensing of software, annual maintenance contracts software, training and other support services.
Software license revenues are recognized upon receipt of a purchase order and delivery of software, provided that the license fee is fixed or determinable; no significant production, modification, or customization of the software is required; and collection is considered probable by management. For licensing of the Company’s software through its indirect sales channel, revenue is recognized when the distributor sells the software to its end-users, including value-added resellers. For licensing of the Company’s software to independent software vendors, revenue is recognized upon shipment to the independent software vendors. For licensing of the Company’s software through it’s indirect Sales channel revenue is recognized when the distributor sells the software to it’s end-user, including value-added resellers. For licensing of the Company’s software to independent software vendors, revenue is recognized upon shipment to the independent software vendors.
The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended. In arrangements that include rights to multiple software products and/or services, the Company allocates and defers revenue for the undelivered items, based on vendor-specific objective evidence of fair value, and recognizes the difference between the total arrangement fee and the amount deferred for the undelivered items as revenue. In arrangements in which the Company does not have vendor-specific objective evidence of fair value of maintenance, and maintenance is the only undelivered item, the Company recognizes the total arrangement fee ratably over the contractual maintenance term.
Service revenue for annual maintenance contracts is deferred and recognized ratably over the term of the agreement. Revenue from training and other services is recognized as the related services are performed.
Deferred Revenue
At June 30, 2005, the Company recorded deferred revenue of $5,709,196 primarily for customer upfront payments on maintenance contractual arrangements for which the Company is recognizing the total arrangement fee ratably over the contractual maintenance term.

Process Software, LLC and Affiliates
Notes to Combined Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Cost of Revenue
Cost of revenue includes costs related to product and service revenue. Cost of product revenue includes material, packaging, shipping, and other production costs. Cost of service revenue includes salaries, benefits, and overhead costs associated with employees providing maintenance and technical support, training, and consulting services. Third-party consultant fees are also included in cost of service revenue.
Impairment of Long-Lived Assets
The Company evaluates its long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the future discounted cash flows compared to the carrying amount of the asset.
Comprehensive Income
For the year ended June 30, 2004, comprehensive loss consist of following:

Net loss	$(1,075,355)
Unrealized holding gain arising during the year	41,039
Reclassification adjustment for realized loss	68,947

Comprehensive loss	$(965,369)

For the year ended June 30, 2005, comprehensive income consisted of net income only.
Marketable Securities
Marketable securities are stated at fair value as determined by quoted stock price. The Company has classified its securities as investments available for sale pursuant to Statement of Financial Accounting Standards No. 115 “Accounting for Certain Investments in Debt and Equity Securities”. The related unrealized holding gains or losses are excluded from operations and recorded in Accumulated Other Comprehensive Loss on the Combined Statement of Member’s and Shareholder’s Equity. Realized gains and losses and declines in value judged to be other than temporary on marketable securities are included in other expense. In May 2004, the Company sold all of its securities for proceeds of approximately $451,000 and recognized a loss of approximately $69,000 for the year ended June 30, 2004.

Process Software, LLC and Affiliates
Notes to Combined Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Fair Value of Financial Instruments
At June 30, 2005, the respective carrying values of the Company’s financial instruments, including receivables, accounts payable, and accrued liabilities, approximated their fair values.
Shipping and Handling Costs
Costs to ship products from the Company’s warehouse facilities to customers are recorded as a component of cost of products in the combined statement of operations.
Advertising Expense
The Company expenses the costs of advertising when incurred. Advertising expense were $20,000 and $9,000 for the years ended June 30, 2005 and 2004, respectively.
Recent Accounting Pronouncements
In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment”, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123 (R) will be effective for the period beginning July 1, 2006. The adoption of SFAS No. 123 (R) will not have an effect on our results of operations.

Process Software, LLC and Affiliates
Notes to Combined Financial Statements (continued)
2. Summary of Significant Accounting Policies (continued)
Earnings (Loss) Per Share
Earnings (Loss) per share for the years ended June 30, 2005 and 2004 is not applicable to the Company as they are a combination of privately held companies that are different legal entities, and accordingly, the weighted-average number of common shares outstanding is not determinable.
3. Property and Equipment
Property and equipment consisted of the following:

June 30,
2005
Computer equipment	$1,482,510
Furniture and fixtures	757,409
Leasehold improvements	272,798

2,512,717
Less accumulated depreciation and amortization	2,411,177

$101,540

Depreciation and amortization expense was $199,012 in 2005 and $130,697 in 2004.

Process Software, LLC and Affiliates
Notes to Combined Financial Statements (continued)
4. Intangible Assets
Intangible assets are amortized on a straight-line basis over their expected useful lives ranging from eight to ten years. Amortization expense was $1,412,500 in 2005 and 2004.
Intangible assets consisted of the following:

	Amortization
	Period	June 30
	(in Years)	2005
Customer relationships	10	$10,000,000
Technology—core and developed	8	3,300,000

		13,300,000
Less accumulated amortization		7,307,910

		$5,992,090

The Company expects to incur amortization expense of the following:

Year ending June 30:
2006	$1,413,000
2007	1,413,000
2008	1,344,000
2009	1,000,000
2010	822,000

$5,992,000

Process Software, LLC and Affiliates
Notes to Combined Financial Statements (continued)
5. Related Party Transactions
Management Fees and Expense Reimbursements
The Company is party to a management agreement with Platinum that requires Platinum to provide the Company with financial, management and strategic services. The Company incurred management fees of $2,916,046 and $4,509,677 to Platinum in 2005 and 2004, respectively. At June 30, 2005, $2,259,460 was payable to Platinum Equity, LLC for unpaid management fees.
Expenses incurred by Platinum on behalf of the Company were $165,491 and $826,041 during 2005 and 2004, respectively. Such expense reimbursements are recorded in general and administrative expense in the accompanying combined statements of operations.
The Company paid approximately $36,000 and $35,000, interest to Platinum for the years ended June 30, 2005 and 2004, respectively.
Transactions with Affiliates
The Company enters into certain transactions with companies that are owned directly or indirectly by Platinum. Purchases from affiliates were $181,225 and $253,533 during the years ended June 30, 2005 and 2004, respectively, and were included in general, and administrative expense in the combined statements of operations. Amounts due from affiliates at June 30, 2005 were $22,138.
6. Lease Commitments
The Company has operating leases for its principle office facilities.
Future minimum lease payments required under all operating leases that have initial or remaining noncancelable lease terms in excess of one year as of June 30, 2005 are as follows:

Year ending June 30:
2006	$668,735
2007	572,488
2008	379,620

$1,620,843

Rent expense incurred under these leases for the years ended June 30, 2005 and 2004 were approximately $764,000 and $742,000, respectively.
Total minimum lease payments have not been reduced by $183,000 to be received in the future under a non-cancelable sublease with an uncombined affiliate. Rental income for the years ended June 30, 2005 and 2004 were approximately $88,000.
Note 7 — Common Stock
     At June 30, 2005 and 2004, common stock consists of:

David Corporation, No par value:
Authorized - 10,000,000 shares
Issued and outstanding - 10 shares	$—

Foresight Software, Inc., $0.01 par value:
Authorized - 15,000,000 shares
Issued and outstanding - 12,000,000	120,000

$120,000

Process Software, LLC and Affiliates
Notes to Combined Financial Statements (continued)
8. Employee Benefit Plan
The Company maintains a qualified defined contribution plan for all employees. The Company’s plan is part of Platinum’s defined contribution plan. Platinum’s plan allows participating companies to have different contribution and vesting formula. Participants may elect to defer up to 19% of their wages (subject to the annual limitations imposed by Section 402 of the Internal Revenue Code). The Company matches participant contributions at the rate of 50% of the first 6% of salary contributed. The Company made matching contributions of $139,166 and $168,776 in 2005 and 2004, respectively.
9. Segment Information
For the years ended June 30, 2005 and 2004, the breakdown of revenues and depreciation and amortization and total assets by segment were as follows:

	Year ended June 30, 2005
	Process	David	ProfitKey	Foresight	Total
Revenue
Products	$917,839	$391,266	$491,815	$662,409	$2,463,329
Service	8,320,292	1,887,756	2,395,812	1,050,542	13,654,402

Total	$9,238,131	$2,279,022	$2,887,627	$1,712,951	$16,117,731

Depreciations and Amortization	$1,567,496	$25,200	$13,570	$5,246	$1,611,512
Net income (loss)	$260,989	$(372,312)	$146,324	$124,786	$159,787
Total Assets	$9,155,899	$745,134	$446,310	$374,766	$10,772,109

	Year ended June 30, 2004
	Process	David	ProfitKey	Foresight	Total
Revenue
Products	$1,467,192	$415,942	$414,510	$280,885	$2,578,529
Service	9,574,852	2,013,645	2,388,011	1,388,423	15,364,931

Total	$11,042,044	$2,429,587	$2,802,521	$1,669,308	$17,943,460

Depreciations and Amortization	$1,486,779	$27,357	$23,411	$5,650	$1,543,197
Net income (loss)	$(644,418)	$101,770	$(39,620)	$(493,087)	$(1,075,355)
Total Assets	$10,735,257	$1,299,345	$674,089	$555,469	$13,264,160
No one customer accounted for more that 10% of the Company’s revenue for the years ended June 30, 2005 and 2004. The Company sells its product and services to customers primarily in North America.

Process Software, LLC and Affiliates
Notes to Combined Financial Statements (continued)
10. Subsequent Event
     On October 26, 2005, WARP Technology Holdings Inc. (“Halo”) completed the transactions contemplated by WARP Technology Holdings Inc. operating under that certain Purchase Agreement (the “Purchase Agreement”) dated as of September 12, 2005 by and among the Halo and Platinum Equity, LLC (“Platinum”), EnergyTRACS Acquisition Corp. (the “Foresight Seller”) and Milgo Holdings, LLC (the “Process Seller” and together with Platinum and the Foresight Seller, the “Sellers”) for the acquisition of 100% of the Equity Interests in David, ProfitKey, Foresight, and Process (the “Acquisition”). Pursuant to the Purchase Agreement, Platinum sold, assigned and delivered 100% of the common stock of David and a 100% membership interest in ProfitKey, the Foresight Seller sold, assigned and delivered 100% of the common stock of Foresight, and the Process Seller sold, assigned and delivered a 100% membership interest in Process to Halo in exchange for the payment of an aggregate of $12,000,000.
In addition, the amount due to Platinum at the closing was not be assumed by the Company.

WARP TECHNOLOGY HOLDINGS, INC.
TESSERACT Corporation/ Process Software, LLC and Affiliates
UNAUDITED PRO FORMA
CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
On October 26, 2005, Warp Technology Holdings, Inc. operating under the name Halo Technology Holdings (the “Company” or “WARP”), completed the transactions contemplated by that certain Merger Agreement (the “Merger Agreement”) dated as of September 12, 2005 by and among the Company and TAC/Halo, Inc., a wholly owned subsidiary of the Company (the “Merger Sub”), Tesseract Corporation (“Tesseract”) and Platinum Equity, LLC (“Platinum”), as amended by Amendment No. 1 to Merger Agreement (the “Amendment”) dated October 26, 2005 by and among such parties and TAC/Halo, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“New Merger Sub”). Pursuant to the Merger Agreement, Tesseract was merged with and into the New Merger Sub (the “Merger”) which survived as a wholly-owned subsidiary of the Company. The Amendment provided that the Merger Consideration shall consist of (i) $4,500,000 in cash payable at Closing, (ii) 7,045,454 shares of Series D Preferred Stock of the Company, and (iii) $1,750,000 payable no later than March 31, 2006 and evidenced by a Promissory Note. The Amendment provided for a Working Capital Adjustment of $1,000,000 to be paid no later than November 30, 2005. If not paid by such date, at the option of the Seller, the Working Capital Adjustment may be converted into up to 1,818,181 shares of Series D Preferred Stock. Additionally, if the Working Capital Adjustment is not paid on or before November 30, 2005, the Company must pay Platinum a monthly transaction advisory fee of $50,000 per month, commencing December 1, 2005. Under the Amendment, Platinum agrees to retain 909,091 shares of Series D Preferred Stock delivered as part of the Merger Consideration. If the Promissory Note is paid on or before March 31, 2006, Platinum will return for cancellation, without additional consideration from the Company, 909,091 shares of Series D Preferred Stock to the Company. The Amendment further provides that the rights, preferences and privileges of the Series D Preferred Stock will adjust to equal the rights, preferences and privileges of the next round of financing if such financing is a Qualified Equity Offering (as defined in the Amendment). If the next round is not a Qualified Equity Offering, the rights, preferences and privileges of the Series D Preferred Stock will adjust to equal the rights, preferences and privileges of the next round of financing at the option of the holder. The descriptions of the Merger Agreement and Amendment No. 1 to the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, which was previously filed as Exhibit 10.87 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 16, 2005, and to Amendment No. 1 to the Merger Agreement filed as Exhibit 10.94 of the Current Report on Form 8-K filed on November 1, 2005
Also on October 26, 2005, the Company completed the transactions contemplated by that certain Purchase Agreement (the “Purchase Agreement”) dated as of September 12, 2005 by and among Warp Technology Holdings, Inc. operating under the name Halo Technology Holdings (“Company”) and Platinum Equity, LLC (“Platinum”), EnergyTRACS Acquisition Corp. (the “Foresight Seller”) and Milgo Holdings, LLC (the “Process Seller” and together with Platinum and the Foresight Seller, the “Sellers”) for the acquisition of 100% of the Equity Interests in David Corporation, ProfitKey International, LLC, Foresight Software, Inc. and Process Software, LLC (the “Acquisition”). Pursuant to the Purchase Agreement, Platinum sold, assigned and delivered 100% of the common stock, no par value per share of the David Corporation, a California Corporation and a 100% membership interest in ProfitKey International LLC, a Delaware limited liability company, the Foresight Seller sold, assigned and delivered 100% of the common stock, par value $0.01 per share of the Foresight Software, Inc., a Delaware corporation and the Process Seller sold, assigned and delivered a 100% membership interest in Process Software, LLC, a Delaware limited liability company to the Company in exchange for the payment of an aggregate of twelve million dollars ($12,000,000) in cash. These four companies are collectively referred to as “Process and Affiliates”. The Purchase Agreement has previously been filed as Exhibit 10.86 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 16, 2005 and is incorporated herein by reference.
This unaudited pro forma information should be read in conjunction with the consolidated financial statements of the Company included in our Annual Report filed on Form 10-KSB for the year ended June 30, 2005 and our Quarterly Report filed on Form 10-QSB for the three months ended September 30, 2005 filed on November 14, 2005. In addition, this pro forma information should be read in conjunction with the financial statements of Tesseract for the years ended June 30, 2005 and 2004 and with the financial statements of Process and Affiliates for the years ended June 30, 2005 and 2004, both of which are included within this Amendment to Current Report on Form 8-K/A.
The following unaudited pro forma statement of operations for the year ended June 30, 2005 has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the October 26, 2005 acquisition of Tesseract, and Process and Affiliates as if the transaction occurred on July 1, 2004. The pro forma statement of operations combines the results of operations of the Company for the year ended June 30, 2005 with the results of operations of Tesseract, and Process and Affiliates for the year ended June 30, 2005. Pro forma adjustments include decrease in intangible amortization, decrease in deferred revenue amortization, elimination of management fees paid to Platinum, interest on debt relating to this acquisition, amortization of financing costs, and accretion of the fair value of the warrants issued as part of this financing. Platinum was the sole owner of Tesseract, and Process and Affiliates at June 30, 2005.
The following unaudited pro forma statement of operations for the three months ended September 30, 2005 has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the October 26, 2005 acquisition of Tesseract, and Process and Affiliates as if the transaction occurred on July 1, 2005. Such pro forma statement of operations combines the results of operations of the Company for the three months ended September 30, 2005 with the results of operations of Tesseract, and Process and Affiliates for the three months ended September 30, 2005. Pro forma adjustments include decrease in intangible amortization, decrease in deferred revenue amortization, elimination of management fees paid to Platinum, interest on debt relating to this acquisition, amortization of financing costs, and accretion of the fair value of the warrants issued as part of this financing.
The following unaudited pro forma balance sheet has been prepared in accordance with accounting principles generally accepted in the United States; gives effect to the October 26, 2005 acquisition of Tesseract, and Process and Affiliates and the financing raised in connection with the acquisition as if the acquisition and financing occurred on September 30, 2005; and combines the consolidated balance sheet of the Company as of September 30, 2005, which is included in the Company’s Quarterly Report filed on Form 10-QSB for the three months ended September 30, 2005 with the balance sheets of Tesseract, and Process and Affiliates as of September 30, 2005.
Under the purchase method of accounting, the estimated cost of approximately $14 million to acquire Tesseract, plus transaction costs, will be allocated to Tesseract’s underlying net assets at their respective fair values. Similarly, the estimated cost of approximately $12 million to acquire Process and Affiliates, plus transaction costs, will be allocated to their underlying net assets at their respective fair values. As more fully described in the notes to the pro forma consolidated condensed financial statements, a preliminary allocation of the excess of the purchase price over the value of the net assets acquired has been allocated to goodwill. Intangible assets consisting of trade names, customer relationships, and developed technologies, are expected to be amortized over approximately seven years. At this time, the work needed to provide the basis for estimating these fair values, and amortization periods, has not been completed. As a result, the final allocation of the purchase price, intangible assets acquired, and their estimated useful lives, as well as the amount recorded as goodwill could differ materially. Accordingly, a change in the amortization period would impact the amount of annual amortization expense.
These unaudited pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Tesseract, and Process and Affiliates been consummated as of the dates specified above.

WARP Technology Holdings, Inc.
Pro Forma Consolidated Condensed Balance Sheet
September 30, 2005
(Unaudited)

				Pro forma Adjustments
								Process and
						Tesseract		Affiliate
			Process and			Purchase		Purchase		WARP
	WARP (A)	Tesseract (B)	Affiliates (C)	Financing		Accounting		Accounting		Pro forma
Assets
Current assets:
Cash and cash equivalents	$751,033	$369,075	$947,953	$14,704,906	D	$(3,500,000)	G	$(12,000,000)	H	$1,272,967
Accounts receivable, net	2,129,875	64,673	1,677,514	—		—		—		3,872,062
Due from Platinum Equity, LLC and Affiliates	—	3,266,430	124,183	—		(3,275,685)	G	—		114,928
Prepaid expenses and other current assets	443,217	72,534	249,195	—		—		—		764,946

Total current assets	3,324,125	3,772,712	2,998,845	14,704,906		(6,775,685)		(12,000,000)		6,024,903
Property and equipment, net	246,688	4,339	79,618	—				—		330,645
Deferred financing cost, net	1,325,110	—	—	295,094	F	—		—		1,620,204
Intangible assets, net	16,462,587	47,150	5,638,961	—		3,919,650	G	(891,481)	H	25,176,867
Goodwill	7,601,420	—	1,642,765	—		12,094,214	G	6,998,535	H	28,336,934
Investment and other assets	1,086,360	—	111,154	—		(1,000,000)	G	—		197,514

Total assets	$30,046,290	$3,824,201	$10,471,343	$15,000,000		$8,238,179		$(5,892,946)		$61,687,067

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$997,060	$169,432	$312,678	$—		$—		$—		$1,479,170
Accrued expenses	3,579,633	407,048	833,740	—		84,000	G	266,000	H	5,170,421
Due to Platinum Equity, LLC and Affiliates	—	153,537	1,356,897	—		(153,537)	G	(1,039,123)	H	317,774
Note payable to Bristol Technology, Inc.	500,000	—	—	—		—		—		500,000
Note payable	254,128	—	—	—		2,750,000	G	—		3,004,128
Deferred revenue	4,098,187	3,532,063	5,694,951	—		(1,681,030)	G	(2,879,758)	H	8,764,413
Due to ISIS	1,293,701	—	—	—		—		—		1,293,701

Total current liabilities	10,722,709	4,262,080	8,198,266	—		999,433		(3,652,881)		20,529,607
Subordinated notes payable	1,083,336	—	—	—		—		—		1,083,336
Senior notes payable	8,467,035	—	—	13,107,585	D,E	—		—		21,574,620
Other long term liabilities	41,602	50,867	33,012	—		—		—		125,481

Total liabilities	20,314,682	4,312,947	8,231,278	13,107,585		999,433		(3,652,881)		43,313,044
Commitments and Contingencies	—	—	—	—		—		—		—
Stockholders’ equity:
Preferred stock (Canadian subsidiary)	2	—	—	—		—		—		2
Series C Preferred Stock	13,936,644	—	—	—		—		—		13,936,644
Series D Preferred Stock	—	—	—	—		6,750,000	G	—		6,750,000
Shares of Common Stock to be issued for accrued dividends on Series C Preferred Stock	211,636	—	—	—		—		—		211,636
Shares of Common Stock to be issued for accrued interest on subordinated debt	42,500	—	—	—		—		—		42,500
Common stock	35	1	120,000	—		(1)	I	(120,000)	I	35
Additional paid-in capital	61,885,439	1,805,469	3,672,736	1,892,415	E	(1,805,469)	I	(3,672,736)		63,777,854
Deferred compensation	(870,562)	—	—	—		—		—		(870,562)
Accumulated other comprehensive loss	(62,664)	—	—	—		—		—		(62,664)
(Accumulated deficit) retained earnings	(65,411,422)	(2,294,216))	(4,259,470)	—		2,294,216	I	4,259,470	I	(65,411,422)
Member’s equity	—	—	2,706,799	—		—		(2,706,799)	I	—

Total stockholders’ equity	9,731,608	(488,746)	2,240,065	1,892,415		7,238,746		(2,240,065)		18,374,023

Total liabilities and stockholders’ equity	$30,046,290	$3,824,201	$10,471,343	$15,000,000		$8,238,179		$(5,892,946)		$61,687,067

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET (UNAUDITED)
(A)	Reflects the historical financial position of the Company at September 30, 2005.

(B)	Reflects the historical financial position of Tesseract at September 30, 2005.

(C)	Reflects the historical financial position of Process and Affiliates at September 30, 2005

(D)	The Company used a credit facility previously secured with Fortress Credit Corp. (“Lender”) in order to complete the acquisition of Tesseract, and Process and Affiliates. The Lender made a loan of $15,000,000 under the credit facility. The cash received by the company is net of financing costs of $295,094.

(E)	The company issued 1,265,425 shares of warrants in connection with the $15,000,000 loan. The fair market value of these warrants, $1,892,415 as estimated by using the Black-Scholes method, adjusts the original amount of the loan down and increases the equity.

(F)	The Company has paid $295,094 for financing costs in connection with the financing raised, as it is included in other assets as deferred financing costs.

(G)	The following represents the acquisition of Tesseract and the preliminary allocation of the purchase price: The final allocation of the purchase price will be determined based on a comprehensive final evaluation of the fair value of the tangible and intangible assets acquired and liabilities assumed.
Calculation of Purchase Price for Tesseract:

Cash	$3,500,000
Advances to Platinum made prior to September 30, 2005	1,000,000
Promissory note and Working Capital Adjustment	2,750,000
Series D Preferred Stock (6,136,363 shares)	6,750,000
Transaction costs	84,000

Total purchase price	$14,084,000

Allocation of Purchase Price for Tesseract:

Assets:
Tesseract’s historical assets	$3,824,201
Write-up of intangibles assets consisting of trade names, developed technologies and customer relationships	3,919,650
Write-up of goodwill	12,094,214
Forgiveness of receivables due from Platinum	(3,275,685)
Liabilities:
Tesseract’s historical liabilities	(4,312,947)
Adjustment of deferred revenues to fair market value	1,681,030
Forgiveness of payables to Platinum	153,537

Total purchase price	$14,084,000

(H)	The following represents the acquisition of Process and Affiliates and the preliminary allocation of the purchase price: The final allocation of the purchase price will be determined based on a comprehensive final evaluation of the fair value of the tangible and intangible assets acquired and liabilities assumed.
Calculation of Purchase Price for Process and Affiliates:

Cash	$12,000,000
Transaction costs	266,000

Total purchase price	$12,266,000

Allocation of Purchase Price for Process and Affiliates:

Assets:
Process and Affiliates’ historical assets	$10,471,343
Write-down of intangibles assets consisting of developed technologies and customer relationships	(891,481)
Increase in goodwill	6,998,535
Liabilities:
Process and Affiliates’ historical liabilities	(8,231,278)
Adjustment of deferred revenues to fair market value	2,879,758
Forgiveness of payables to Platinum	1,039,123

Total purchase price	$12,266,000

(I)	Eliminate Tesseract’s stockholder’s equity of $488,746 and Process and Affiliates’ member’s and stockholder’s equity of $2,240,065 related to the pre-acquisition period.

WARP Technology Holdings, Inc.
Pro forma Consolidated Condensed Statements of Operations
Three Months ended September 30, 2005
(Unaudited)

			Process and	Pro forma		WARP
	WARP (J)	Tesseract (K)	Affiliates (L)	Adjustment		Pro forma
Revenue
Licenses	$1,314,569	$56,250	$877,518	$—		$2,248,337
Services	1,893,760	2,144,550	3,129,265	(1,929,564)	P	5,238,011

Total revenue	3,208,329	2,200,800	4,006,783	(1,929,564)		7,486,348
Cost of revenue
Cost of licenses	45,734	—	232,505	—		278,239
Cost of services	293,908	268,526	373,969	—		936,403

Total cost of revenue	339,642	268,526	606,474	—		1,214,642

Gross Profit	2,868,687	1,932,274	3,400,309	(1,929,564)		6,271,706
Product development	956,557	162,500	636,011	—		1,755,068
Sales, marketing and business development	1,372,525	51,194	355,697	—		1,779,416
General and administrative	1,315,926	818,388	1,064,075	—		3,198,389
Amortization of intangibles	486,432	47,151	366,610	(118,274)	O	781,919
Platinum management fees	—	50,000	(317,130)	267,130	Q	—

Income (Loss) before interest	(1,262,753)	803,041	1,295,046	(2,078,420)		(1,243,086)
Interest (expense) income	(1,296,102)	25,101	203,533	(653,488)	R, S, T	(1,720,956)

Net Income (loss) before income taxes	(2,558,855)	828,142	1,498,579	(2,731,908)		$(2,964,042)
Income taxes	52,163	30	2,061	—	U	54,254

Net Income (loss)	$(2,611,018)	$828,112	$1,496,518	$(2,731,908)		$(3,018,296)

Computation of loss applicable to common shareholders
Net Income (loss) before beneficial conversion and preferred dividends	$(2,611,018)	$828,112	$1,496,518	$(2,731,908)		$(3,018,296)
Beneficial conversion and preferred dividends	(220,179)	—	—	—		(220,179)

Income (Loss) attributable to common stockholders	$(2,831,197)	$828,112	$1,496,518	$(2,731,908)		$(3,238,475)

Basic and diluted net loss per share	$(0.88)					$(1.01)

Weighted-average shares outstanding	$3,209,597					3,209,597

See accompanying notes to unaudited pro forma consolidated condensed financial statement

WARP Technology Holdings, Inc.
Pro forma Consolidated Condensed Statements of Operations
Year ended June 30, 2005
(Unaudited)

			Process and	Pro forma		WARP
	WARP (J)	Tesseract (M)	Affiliates (N)	Adjustment		Pro forma
Revenue
Licenses	$2,986,752	$762,585	$2,463,329	$—		$6,212,666
Services	2,137,170	9,136,808	13,654,402	(4,560,788)	P	20,367,592

Total revenue	5,123,922	9,899,393	16,117,731	(4,560,788)		26,580,258
Cost of revenue
Cost of licenses	151,051	85,647	684,046	—		920,744
Cost of services	396,490	1,522,840	1,785,936	—		3,705,266

Total cost of revenue	547,541	1,608,487	2,469,982	—		4,626,010

Gross Profit	4,576,381	8,290,906	13,647,749	(4,560,788)		21,954,248
Product development	1,589,099	1,803,455	3,412,322	—		6,804,876
Sales, marketing and business development	3,652,117	239,348	1,613,641	—		5,505,106
General and administrative	4,042,702	2,747,054	4,072,574	—		10,862,330
Amortization of intangibles	946,063	188,603	1,412,500	(419,155)	O	2,128,011
Platinum management fees	—	2,575,000	2,916,046	(5,491,046)	Q	—
Late filing penalty	1,033,500	—	—	—		1,033,500
Intangible impairment	62,917	—	—	—		62,917
Goodwill impairment	3,893,294	—	—	—		3,893,294

Income (Loss) before interest	(10,643,311)	737,446	220,666	1,349,413		(8,335,786)
Interest (expense) income	(4,631,683)	167,663	(38,172)	(2,416,074)	R, S, T	(6,918,266)

Net Income (loss) before income taxes	(15,274,994)	905,109	182,494	(1,066,661)		(15,254,052)
Income taxes (benefit)	97,945	(2,281)	22,707	—	U	118,371

Net Income (loss)	$(15,372,939)	$907,390	$159,787	$(1,066,661)		$(15,372,423)

Computation of loss applicable to common shareholders
Net Income (loss) before beneficial conversion and preferred dividends	$(15,372,939)	$907,390	$159,787	$(1,066,661)		$(15,372,423)
Beneficial conversion and preferred dividends	(7,510,590)	—	—	—		(7,510,590)

Income (Loss) attributable to common stockholders	$(22,883,529)	$907,390	$159,787	$(1,066,661)		$(22,883,013)

Basic and diluted net loss per share	$(11.97)					$(11.97)

Weighted-average shares outstanding	1,912,033					1,912,033

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

NOTES TO THE PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(J)	Reflects the Company’s historical statement of operations for the three months ended September 30, 2005 and the year ended June 30, 2005.

(K)	Reflects Tesseract’s historical statement of operations for the three months ended September 30, 2005.

(L)	Reflects Process and Affiliates’ historical statement of operations for the three months ended September 30, 2005.

(M)	Reflects the historical operations of Tesseract for the year ended June 30, 2005, including various reclassifications to conform to the company’s financial statement presentation.

(N)	Reflects the historical operations of Process and Affiliates for the year ended June 30, 2005, including various reclassifications to conform to the company’s financial statement presentation.

(O)	To record the decreased amortization of intangibles for the three months ended September 30, 2005 for $118,274. To record decreased amortization of intangibles for the year ended June 30, 2005 of $419,155. The decrease in the amortization results from the increase in the estimated useful lives of the intangible assets acquired.

(P)	To record the decrease in amortization of the deferred revenue as a result of a fair value adjustment of $1,929,564 and $4,560,788 for the three months ended September 30, 2005 and for the year ended June 30, 2005, respectively, which is included in services revenue.

(Q)	Elimination of Platinum fees / (credits) of ($267,130) and $5,491,046 for the three months ended September 30, 2005 and for the year ended June 30, 2005, respectively as Tesseract, and Process and Affiliates will operate on their own and will not have these costs.

(R)	Record interest expense of $516,769 and $1,869,197 for the three months ended September 30, 2005 and for the year ended June 30, 2005, respectively, on the debt raised by the Company in connection with the acquisition of Tesseract, and Process and Affiliates.

(S)	To record amortization of deferred financing cost of $18,443 and $73,773 for the three months ended September 30, 2005 and for the year ended June 30, 2005, respectively, which is included in interest expense.

(T)	To record accretion of fair market value of the warrants issued in connection with the debt raised of $118,276 and $473,104 for the three months ended September 30, 2005 and for the year ended June 30, 2005, respectively, which is included in interest expense.

The following summarizes the adjustment to interest expense:

		Three Months
	Year Ended	Ended
	June 30,	September 30,
Note	2005	2005
(R)	$1,869,197	$516,769
(S)	73,773	18,443
(T)	473,104	118,276

	$2,416,074	$653,488

(U)	The Company did not record an income tax benefit because the company provided a full valuation allowance against the deferred tax asset.

35,024,757 shares
WARP Technology Holdings, Inc.
Common Stock
PROSPECTUS
March 29, 2006

     No dealer, sales representative or any other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or any of the selling stockholders. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.